Exhibit 10.27

*** Confidential material redacted and filed separately with the Commission.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

LEASE AGREEMENT

by

AUGUSTINE LAND I, L.P.

and

INCYTE CORPORATION

Building/Premises:

1801 Augustine Cut-Off, Wilmington, Delaware, 19803

*** Confidential material redacted and filed separately with the Commission.

BASIC LEASE PROVISIONS		1

1.	PREMISES; TENANT IMPROVEMENTS	5

2.	TERM; RENEWAL	8

3.	LETTER OF CREDIT	16

4.	USE OF PREMISES	17

5.	MINIMUM RENT; ADDITIONAL RENT	17

6.	COVENANT TO PAY RENT AND ADDITIONAL RENT	24

7.	ASSIGNMENT AND SUBLETTING	24

8.	ALTERATIONS	26

9.	LIENS	27

10.	NOTICE OF BREAKAGE	28

11.	REPAIR AND CONDITION OF PREMISES	28

12.	HAZARDOUS MATERIALS	29

13.	FIRE AND OTHER CASUALTY	31

14.	INSURANCE; WAIVER OF SUBROGATION	33

15.	INDEMNIFICATION	35

16.	COMPLIANCE WITH LAW; ZONING	36

17.	LANDLORD SERVICES	36

18.	LANDLORD’S RIGHT TO ENTER	39

19.	TENANT DEFAULT/LANDLORD’S REMEDIES/SPECIAL LIMITATION ON LIABILITY	39

20.	LANDLORD DEFAULT/TENANT’S REMEDIES/LIMITATION ON LIABILITY	42

21.	SUBORDINATION AND NON-DISTURBANCE	43

22.	CONDEMNATION	44

23.	CERTIFICATES	45

24.	NOTICES	45

25.	BROKERS	46

26.	DEFINITION OF “LANDLORD”	46

27.	DEFINITION OF “TENANT”	46

28.	QUIET ENJOYMENT	46

29.	TITLES FOR CONVENIENCE ONLY	47

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30.	SEVERABILITY	47

31.	GOVERNING LAW	47

32.	HOLDING OVER	47

33.	ENTIRE AGREEMENT	47

34.	AUTHORITY	48

35.	RECORDATION; CONDITION OF TITLE	48

36.	CAPITALIZED TERMS NOT DEFINED HEREIN	48

37.	INTENTIONALLY OMITTED	48

38.	EXPANSION	48

39.	RIGHT OF FIRST REFUSAL	48

40.	TERMINATION RIGHT	49

41.	SIGNAGE	49

42.	INCENTIVES	49

43.	WAIVER OF TRIAL BY JURY; EXPENSES	50

44.	FINANCIAL STATEMENTS	50

45.	COUNTERPARTS	50

Exhibit A-1:                              Legal Description of the Land

Exhibit A-2:                              Depiction of the Land and Leased Land

Exhibit B-1:                              Work Letter

Exhibit B-2:                              Soft Cost Schedule

Exhibit C:                                         Form of Lease Term Certification

Exhibit D:                                         Intentionally Omitted

Exhibit E-1:                               Form of Letter of Credit

Exhibit E-2:                               Letter of Credit Terms

Exhibit F:                                           HVAC Specifications

Exhibit G:                                         Janitorial Service Specifications

Exhibit H:                                        Form of Guaranty

Exhibit I:                                             Reports

Exhibit J:                                             Intentionally Omitted

Exhibit K:                                        Form of Memo of Lease

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Exhibit L:                                          M&T Bank SNDA

Exhibit M:                                      Letter of Intent/Term Sheet

*** Confidential material redacted and filed separately with the Commission.

BASIC LEASE PROVISIONS

A.	Building / Building Address:	1801 Augustine Cut-Off
Wilmington, DE 19803

B.	Landlord and Landlord Notice Address:	Augustine Land I, L.P.
105 Foulk Road
Wilmington, DE 19803
Attn:Mr. Louis J. Capano, Jr.

With copies to:
Mr. Louis J. Capano, Jr. 105 Foulk Road Wilmington, DE 19803 and
Richards Layton & Finger
920 North King Street,One Rodney Square
Wilmington, DE 19801
Attn: Robert J. Krapf, Esquire

C.	Tenant and Tenant Notice Address:	Prior to the Commencement Date:

Incyte Corporation
Experimental Station (E336/226)
Rt. 141 &Henry Clay Road
Wilmington, DE 19880
Attn: Paula J. Swain, EVP, HR

With copies to:

Incyte Corporation
Experimental Station (E336/226)
Rt. 141 &Henry Clay Road
Wilmington, DE 19880
Attn: Eric H. Siegel, EVP & GC

and

Morgan Lewis & Bockius, LLP
1701 Market Street
Philadelphia, PA 19103
Attn: Eric L. Stern, Esquire

After the Commencement Date:

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Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
Attn: Paula J. Swain, EVP, HR

With copies to:

Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
Attn: Eric H. Siegel, EVP & GC

and

Morgan Lewis & Bockius, LLP
1701 Market Street
Philadelphia, PA 19103
Attn: Eric L. Stern, Esquire

D.	Effective Date:	April 12, 2013

E.	Initial Term:	15 years and 3 months, commencing on the Commencement Date and expiring on the Initial Expiration Date.

F.	Commencement Date:	Fifteen (15) days after Substantial Completion of the Premises, subject to the provisions of Section 2.01(b).

G.	Rent Commencement Date:

Ninety (90) days after the Commencement Date, subject to adjustment as provided in this Lease.  The period of time between the Commencement Date and the Rent Commencement Date is referred to herein as the “Free Rent Period”.

H.	Initial Expiration Date:	15 years and 3 months after the Commencement Date.

I.	Permitted Use:

General office, laboratory and vivarium use and incidental and ancillary uses, including without limitation, conferencing, fitness and cafeteria facilities (the “Intended Use”), as well as any other lawful purpose (the

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“Permitted Use”).

J.	Premises:

The entire building (the “Building”) and that land and any other improvements (the “Leased Land”), as depicted on the attached Exhibit “A-2”, located at 1801 Augustine Cut-off, Wilmington, Delaware, 19803, being a portion of the land legally described on the attached Exhibit “A-1” (the “Land”), including, without limitation, the parking areas, sidewalks, private drives, loading docks, green space, exterior patios and any and all other portions of the Leased Land.

K.	Premises Rentable Area:	191,056 rentable square feet (not inclusive of the Additional Space).

L.	Letter of Credit:	$15 million letter of credit, subject to the terms and conditions set forth in Section 3 of this Lease.

M.	Management Company:	LC Management, Inc., an Affiliate of Landlord

N.	Tenant’s Broker:	Tactix Real Estate Advisors, LLC

O.	Intentionally Omitted.

P.	Parking Allotment:

Not fewer than the greater of five (5) surface parking spaces per every one thousand (1,000) rentable square feet of the Premises or the amount of spaces required pursuant to applicable law, located in the Building parking lot on the Leased Land, as depicted on Exhibit A-2.

Q.	Payment Address:	105 Foulk Road
Wilmington, DE 19803

R.	Minimum Rent:	Set forth in Section 5.01 of this Lease.

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S.	Adjusted Rent:

For purposes of the rent payable in connection with Tenant’s possession of office space prior to Substantial Completion of the entire Premises pursuant to Section 2.01(c), Adjusted Rent shall be $***/s.f.

For purposes of the calculation of holdover rent under Section 32, Adjusted Rent shall be $***/s.f.

T.	Stripped Rent:

For purposes of calculating management fees under Section 5.03(d), Stripped Rent shall be (a) $***/s.f. for Lease Year 1 through Lease Year 10; and (b) for Lease Year 11 through Lease Year 15, escalating annually by $***/s.f. over the immediately prior Lease Year’s Stripped Rent.

U.	Additional Space

That certain portion of the Premises located in the subbasement, consisting of loading area and adjacent mechanical rooms, Minimum Rent for which shall be at a flat rate of $*** per year, not subject to adjustment pursuant to any provision of this Lease.  Under no circumstances shall the Additional Space be included in the calculation of the square footage of the Premises for any purpose.

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LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), effective as of the Effective Date, is made by and between Landlord and Tenant.

W I T N E S S E T H:

1.                                      PREMISES; TENANT IMPROVEMENTS.

1.01                        Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms, covenants and conditions set forth herein, the Premises, consisting of the entire Building and the Leased Land.

1.02                        Possession of Premises; Work; Tenant Funded Amount.

(a)                                 The Work (as defined in the Work Letter (as such term is defined in Section 1.02(f) below)) shall be designed in compliance with the Construction Documents (as such term is defined in the Work Letter) and the procedures in the Work Letter to a total cost, including guaranteed maximum price, that shall be acceptable to Landlord and Tenant (an “Acceptable Total”).  Landlord and Tenant shall work together in good faith to value engineer and redesign the Work to reach an Acceptable Total.  For purposes of this Lease, an “Acceptable Total” shall be defined as the sum of (x) an Acceptable GMP (as hereinafter defined), and (y) only those soft costs set forth on the schedule attached hereto as Exhibit B-2 and made a part hereof (the “Soft Cost Schedule”), currently estimated at *** Dollars ($***), where (z) the amount to be funded by Landlord does not exceed *** Dollars ($***) and the amount to be funded by Tenant does not exceed *** Dollars ($***).  For purposes of this Lease, an “Acceptable GMP” shall be defined as a guaranteed maximum price contract (i) which shall not exceed *** Dollars ($***), (ii) entered into with a reputable general contractor that has demonstrated that it is bondable and has significant experience with comparable projects in terms of size, scope and nature (i.e. including lab and vivarium space), (iii) that represents a design and schedule consistent with the Construction Documents, (iv) is acceptable to the CM (as hereinafter defined) subject to the provisions of Section 1.02(f) hereof, and (v) meets the requirements of the Work Letter.  Notwithstanding the higher $*** price in clause (i) above, the parties acknowledge and agree that their intention is to seek from any such contractor an Acceptable GMP for the Work consistent with the Work Documents (as such term is defined in the Work Letter) that will not exceed *** Dollars ($***) (the “Target GMP”), and that they will value-engineer to achieve that goal; provided, however, that the parties agree that Tenant may hereafter require changes in the Design Development Documents (as defined in the Work Letter) or Construction Documents that have the affect of exceeding the Target GMP.  Landlord shall only be responsible for funding in excess of *** Dollars ($***) of the Acceptable Total if the increase in the Acceptable Total is attributable or related to one or more modification(s) in the Work made to improve the utility, functionality or suitability of the Premises or the Building for the Intended Use (a “Qualified Change”), as distinguished from purely aesthetic changes which add no measurable value to the Premises or the Building, and any such funding shall be subject to rent adjustment as provided in Section 5.01(a); provided, however, that a Qualified Change

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may also include reasonable aesthetic modifications, repairs and improvements to the exterior of the Building in order to make it suitable for Tenant’s headquarters.  Landlord and Tenant shall work diligently and in good faith to complete the Construction Documents or other applicable drawings by June 15, 2013 to the extent necessary to establish an Acceptable GMP, and to obtain an Acceptable Total by July 15, 2013, in each case subject to delays for Force Majeure (as defined hereinafter) or Tenant Delay (as defined in and subject to Section 2.01(b) hereof).  In the event that an Acceptable Total is not obtained by July 15, 2013, or such later date by reason of Force Majeure (not to exceed thirty (30) days) or Tenant Delay, each party shall have the right, upon fifteen (15) days written notice to the other party, to terminate this Lease; provided, however, that in the event that an Acceptable Total is obtained within such fifteen (15) day period, such termination notice shall be null and void and of no effect and the Lease shall continue and provided, further, that in the event that Landlord elects to terminate this Lease pursuant to the previous sentence, Tenant shall have the right to agree, within such fifteen (15) day period, to pay for cost overruns in excess of what would have been an Acceptable Total, and the termination notice shall be null and void and of no effect and the Lease shall continue.  Similarly, in the event that Tenant elects to terminate this Lease, Landlord shall have the right to agree, within such fifteen (15) day period, to pay for cost overruns in excess of what would have been an Acceptable Total, and the termination notice shall be null and void and of no effect and the Lease shall continue.  In the event that the Lease is terminated by either party for failure to achieve an Acceptable Total within the time frame provided above, Tenant agrees to indemnify Landlord for actual, documented, out of pocket expenses incurred by Landlord for the design of the project and the preparation of the Construction Documents, in an amount not to exceed *** Dollars ($***); provided, however, Tenant shall not be obligated to indemnify Landlord for such expenses in the event that (i) Landlord has not delivered to Tenant a formal loan commitment as and when required by Section 2.02(b) of this Lease, except if Landlord’s failure to obtain such loan commitment was due solely to a material adverse change in Tenant’s financial condition after the Effective Date; or (ii) Landlord did not work in good faith to achieve an Acceptable Total within the time period required above.  Once the Acceptable Total has been established and except as hereinabove provided, in no event shall Landlord have any responsibility for payment of any Project Costs in excess of the Acceptable Total if resulting from a Tenant initiated change that is not a Qualified Change.  In no event shall “Project Costs” or any enumeration of Landlord’s soft costs be deemed to include interest, loan fees or other loan charges or costs associated with any pre-existing debt on any portion of the Land, the Building, or any other improvements on the Land, and, to the extent any costs are incurred with the funding package and Loan Closing referred to in Section 2.02(b), such costs will be equitably allocated between the existing debt and the debt associated with the Project Costs; provided, however, that Landlord shall be permitted to include in Project Costs the loan fees associated with converting that portion of the loan referred to in Section 2.02(b) representing construction period refinancing of pre-existing debt into a permanent loan, currently estimated to be in the amount of *** Dollars ($***).

(b)                                 Possession of the Premises shall be delivered by Landlord to Tenant upon Substantial Completion (as defined in the Work Letter) of the Work pursuant to the terms of the Work Letter.  Landlord shall provide Tenant with not less than thirty (30) days prior written notice of Landlord’s anticipated date of Substantial Completion, but failure of Landlord to give

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such notice shall not itself constitute a default hereunder.  During such thirty (30) day period, Tenant shall be provided access to the Premises for the purpose of delivery and installation of table top lab equipment not included in the Work, furniture, fixtures and information technology equipment.  Notwithstanding the foregoing, at any time following the date on which Tenant has delivered the Letter of Credit and prior to Substantial Completion, Tenant shall be provided access to the Premises for the purpose of coordinating inspections, review, site visits, and testing in connection with licensure and permitting requirements and as needed to set up the NMR lab and security systems; provided, however, that Tenant’s access shall be coordinated with Landlord and not unreasonably interfere with the completion, by Landlord, of the Work and shall be subject to Landlord’s reasonable requirements for safety and security and to avoid Tenant interference with Landlord’s prosecution of the Work.  Any delays in the construction or completion of the Work actually and directly attributable to Tenant’s access to the Premises prior to Substantial Completion shall be included in Tenant Delays (as defined in and subject to Section 2.01(b) hereof).

(c)                                  Subject to the provisions of Section 1.02(d) below, Landlord, at Landlord’s sole cost and expense, shall complete the Work pursuant to the Work Letter.

(d)                                 Tenant shall be obligated to pay *** Dollars ($***) toward the Project Costs (as defined in the Work Letter); provided, however, in the event the Project Costs exceed *** Dollars ($***), Tenant shall, in addition, be obligated to pay for *** percent (***%) of such overage, up to *** Dollars ($***) (such payments made by Tenant, in the aggregate, the “Tenant Funded Amount”), payable as provided in Section 8 of the Work Letter. The Tenant Funded Amount shall be deemed to have purchased those assets with the shortest depreciable life, and nothing herein shall prevent Tenant from taking depreciation on or claiming an interest in such assets.  Landlord shall be obligated to pay up to *** Dollars ($***) of the Project Costs; provided, however, in the event that the Project Costs exceed *** Dollars ($***), Landlord shall be obligated to pay for *** percent (***%) of such overage, up to *** Dollars ($***) subject to an adjustment to Minimum Rent as provided in Section 5.01(a) and the terms and conditions of Section 1.02(a).  The amounts to be funded by Landlord and Tenant, respectively, as aforesaid in this Section 1.02(d) above $*** shall be advanced on a pari passu basis.

(e)                                  Landlord’s obligations to undertake and complete the Work pursuant to this Lease and the Work Letter shall be secured by the Guaranty referenced in Section 2.02(c) below.

(f)                                   The parties have attached hereto as “Exhibit B-1” the form of work letter for the design and construction of the Work (as defined therein) (the “Work Letter”).  The parties agree that the construction manager (“CM”) for the Work, once engaged, may have comments with regard to plan development process, Budget (as such term is defined in the Work Letter), Schedule (as such term is defined in the Work Letter), Construction Milestones (as such term is defined in Section 2.02(d) below), and other construction related matters (such as the draw process).  The parties agree to work cooperatively to identify any necessary additions or modifications to the Work Letter as promptly as possible after the CM has been engaged, and in no event later than June 15, 2013, and shall amend the Lease by such date to substitute the revised Work Letter for the form of Work Letter appended hereto.  For the avoidance of doubt,

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in no event shall modifications to the Work Letter change the business terms already set forth in this Lease.  Notwithstanding the foregoing, the parties shall work cooperatively and in good faith to establish a Schedule consistent with the Outside Delivery Date set forth in Section 2.01(b) of this Lease; provided, however, the Outside Delivery Date set forth in Section 2.01(b) of this Lease may, upon input from the CM, be changed in connection with revision of the Work Letter pursuant to the provisions of this Section 1.02(f).  For the avoidance of doubt, the Outside Delivery Date shall not be changed to a date later than the date set forth in Section 2.01(b) of this Lease without Tenant’s consent, which consent shall be in Tenant’s sole and absolute discretion, and Landlord shall have no right to reject a proposal by the CM to make the Outside Delivery Date a date later than that set forth in Section 2.01(b) of this Lease if such later Outside Delivery Date is acceptable to Tenant in Tenant’s sole and absolute discretion.

1.03                        Tenant shall have the right to use the roof of the Building (“Rooftop Rights”), and Landlord shall provide Tenant reasonable access to run the necessary cable and piping for Tenant’s Rooftop Rights.  The Rooftop Rights shall be at no additional cost to Tenant.  The Rooftop Rights and any activities related thereto, including but not limited to the installation methodology and weight and size of cable, piping and other equipment, and the specific activities of Tenant, will be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, and any required governmental approval.  In the event that Tenant requests consent to any use of the roof pursuant to the provisions of this Section 1.03, and Landlord fails to respond to Tenant’s request within five (5) business days, Landlord shall be deemed to have consented to such use of the roof.  Landlord shall ensure the roof is in good condition at the time of the Lease Commencement Date and Landlord shall make any modifications, repairs or maintenance recommended by its engineer at Landlord’s sole cost and expense prior to the Commencement Date.  As a part of the Work, Landlord shall do all work necessary to obtain, and shall obtain a warranty for the roof membrane and structure from the manufacturer thereof for a period of no less than the Term and Landlord shall provide a true and correct copy of such warranty to Tenant on the Commencement Date, and any work undertaken on the roof by Tenant in connection with its exercise of the Rooftop Rights shall be in compliance therewith.  Tenant hereby agrees to indemnify and hold Landlord harmless from and against the claims of any landowners of properties adjacent to the Premises in connection with interference in equipment owned by such adjacent landowners prior to the installation of Tenant’s rooftop equipment that is caused by Tenant’s rooftop equipment and with any interference caused by operation of Tenant’s rooftop equipment in violation of applicable laws and regulations.

2.                                      TERM; RENEWAL.

2.01                        (a)                                 The term of this Lease (the “Term”) shall commence on the Commencement Date and terminate on the Initial Expiration Date (the “Initial Expiration Date”), as the same may be extended by Tenant pursuant to the provisions of Section 2.03, and subject to early termination by Tenant pursuant to Section 40.  Notwithstanding the Commencement Date, the contractual obligations created by this Lease shall come into full force and effect on its Effective Date.

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(b)                                 The “Commencement Date” shall be fifteen (15) days after the Substantial Completion of the Premises provided that, to the extent the same is dependent only on the Work and not on any improvements or other work controlled by Tenant, the final certificate of occupancy for Tenant’s occupancy of the Premises has been issued by the applicable governmental and regulatory authorities; provided, however, in no event shall the Commencement Date be a date earlier than April 1, 2014.  Landlord shall work diligently to ensure that the Premises are Substantially Complete on or before May 31, 2014 subject to extension, on a day for day basis, only for Force Majeure events (limited, however, to thirty (30) days of delay) or Tenant Delay (as defined below) (the “Outside Delivery Date”).  Notwithstanding the foregoing, in the event that the Premises are not Substantially Complete on or before May 31, 2014 due to a delay caused by any acts or omissions of Tenant as to which Landlord has given Tenant a notice indicating that such act or omission will cause a delay in completion of the Premises; provided, however, that the requirement for such notice shall not be interpreted to require a second notice after a written notice requiring a response from Tenant (and the required response date) shall have been sent by Landlord to Tenant pursuant to the Work Letter or this Lease (a “Tenant Delay”; it being specifically noted that such notices described in this sentence shall be required as a predicate of any claim of Tenant Delay under any provision of this Lease), then the Rent Commencement Date (for purposes of Minimum Rent only) shall be deemed to be the date that the Rent Commencement Date would have been but for such Tenant Delay; provided, however, Landlord and Tenant shall each use reasonable efforts to mitigate the impact of any such delay, and nothing herein shall relieve Landlord of its obligation to Substantially Complete the Premises; provided further, in the event that, as a result of Tenant Delay, the Rent Commencement Date is deemed to occur prior to Substantial Completion of the Premises, Tenant shall have the right to cause the Commencement Date to occur as soon after Substantial Completion of the Premises as Tenant determines, in Tenant’s sole discretion, but in no event later than fifteen (15) days after Substantial Completion of the Premises.  Upon Substantial Completion of the Premises, the parties shall execute an instrument, substantially similar to the form attached hereto as Exhibit C, formally establishing the Commencement Date (“Lease Term Certification”).  “Force Majeure” shall mean any delay actually arising from fire, war, riots, terrorism, natural disaster, flood, industry-wide labor strikes, or other act beyond the reasonable control of Landlord that affects Landlord’s ability to fulfill any of its material obligations hereunder; provided, however, it shall be incumbent upon Landlord to notify Tenant as soon as practicable after the onset of the Force Majeure event and to promptly use commercially reasonable efforts to end the Force Majeure event or otherwise mitigate any delay caused thereby, to the extent practical.

(c)                                  Landlord shall work diligently to ensure that the office areas of the Premises are Substantially Complete on or before February 28, 2014.  Notwithstanding anything in this Section 2.01 to the contrary, Tenant may, at Tenant’s election, move into the office areas of the Premises should such areas be Substantially Completed prior to the Substantial Completion of the remainder of the Premises.  Such early office occupancy shall not trigger the Commencement Date hereunder, but all obligations and liabilities of Tenant that would commence on the Commencement Date shall commence with respect to all such space occupied by Tenant, except that the Rent therefor shall be as provided in this subsection (c).  Rent during any period of such early office occupancy shall be the Adjusted Rent, payable only with respect

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to that portion of the Premises actually utilized by Tenant, and the actual, demonstrated increase in any other direct expenses that vary based on occupancy and actually increased as a direct result of Tenant’s early occupancy of the office areas, and Tenant shall have no other obligations to pay any other sums to Landlord other than as provided in Section 1.02(d).  Early office occupancy by Tenant shall not relieve Landlord of its obligation to Substantially Complete the Premises, and Tenant expressly reserves all rights and remedies under this Lease, at law and in equity, with respect to the Substantial Completion of the Premises.  In the event that Tenant exercises its rights under this Section 2.01(c) and takes early occupancy of the office area, but thereafter terminates the Lease pursuant to the provisions of Section 2.01(d) below, Landlord shall, upon invoice delivered from Tenant to Landlord, reimburse Tenant for the documented, reasonable, actual out-of-pocket costs and expenses incurred solely and directly by Tenant relocating Tenant’s office operations as a result of such termination.

(d)                                 Landlord acknowledges that, because the construction, completion and delivery to Tenant of the Premises (including all of the Work, and the satisfaction of all conditions of Substantial Completion of the Premises) within the time periods set forth on the Schedule (as such term is defined in the Work Letter), subject to the terms and conditions of this Lease and subject to Force Majeure and Tenant Delays, is of the essence of this Lease, the parties shall establish certain milestones to be satisfied by Landlord by certain dates, as set forth in the Work Letter (the “Construction Milestones”), subject to the terms and conditions of this Lease and subject to Force Majeure and Tenant Delays.  Landlord and Tenant agree that Tenant’s exclusive remedies with respect to the Construction Milestones shall be as follows:

(i)                                     In the event Landlord fails to satisfy any Construction Milestone, Landlord shall provide to Tenant, in writing (A) Landlord’s plans for mitigating the impact of such delay that is reasonably likely to result from the failure to substantially achieve such Construction Milestone and for maintaining the overall project schedule, and (B) adequate and reasonably substantiated assurances that (1) Landlord will be able to satisfy the applicable Construction Milestone within a reasonable and specific time, and (2) that the delay in satisfying the applicable Construction Milestone is not reasonably likely to cause Landlord to fail to timely achieve the following Construction Milestone, if applicable, and to achieve Substantial Completion of the Premises on or before the Outside Delivery Date.  Notwithstanding the foregoing, Tenant shall have the option, in its sole discretion, to terminate this Lease by delivering written notice (“Delay Termination Notice”) to Landlord, at any time within thirty (30) days thereafter, after Landlord fails to satisfy any Construction Milestone, subject to extension of the Construction Milestone on a day for day basis equal to the duration of any Tenant Delay and Force Majeure; provided, however if such Construction Milestone is satisfied within thirty (30) days of the Delay Termination Notice, the Delay Termination Notice shall be null and void and the Lease shall continue in full force and effect.

(ii)                                  If the Premises are not Substantially Complete on or before the Outside Delivery Date, then Tenant shall have the option, in its sole discretion, to

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terminate this Lease by delivering a Delay Termination Notice to Landlord within thirty (30) days after the Outside Delivery Date; provided, however, if the Premises are Substantially Completed within thirty (30) days of the date of the Delay Termination Notice, the Delay Termination Notice shall be null and void and the Lease shall continue in full force and effect.  In the event Tenant does not elect to exercise its termination right set forth in this Section 2.01(d)(ii), the length of the Free Rent Period shall be increased by one (1) day for each day that passes after the Outside Delivery Date until the Commencement Date occurs.

(iii)                               If the Premises are not Substantially Complete by the Outside Delivery Date, and, due to such occurrence, Tenant incurs holdover rent or money damages owing to its landlord (“Existing Lease Holdover Rent”) under its existing lease (the “Existing Lease”), or, in the event Tenant must enter into a temporary lease because the Premises are not Substantially Complete by the Outside Delivery Date and Tenant incurs rent (“Temporary Lease Rent”) in excess of the rent payable under its existing lease prior to its natural expiration date, then, without limitation of Tenant’s rights and remedies hereunder, at law or in equity, Landlord shall pay to Tenant, the documented, reasonable, actual out-of-pocket amount that such Existing Lease Holdover Rent or Temporary Lease Rent exceeds the rent payable under Tenant’s existing lease prior to its natural expiration date, for the period commencing on the date such Existing Lease Holdover Rent or Temporary Lease Rent begins accruing and ending on the later to occur of (x) the date such Existing Lease Holdover Rent or Temporary Lease Rent ceases, or (y) the Commencement Date.  Tenant hereby represents that prior to the Effective Date, Tenant delivered to Landlord true and correct copies of the Existing Lease (which copies were complete other than the removal of certain exhibits), which Existing Lease has not been further amended since delivery by Tenant of such documents to Landlord.  In the event that (a) Tenant amends the Existing Lease after the Effective Date of this Lease, or (b) Tenant exercises its right to renew the Existing Lease for a period of three (3) years pursuant to the terms thereof, Tenant hereby agrees that any Existing Lease Holdover Rent shall be limited to the amount it would have been had the Existing Lease not been amended after the Effective Date or renewed for such three (3) year period, as applicable, unless Landlord consented to such amendment or renewal exercise, which consent shall not be unreasonably withheld, conditioned or delayed.  Without limitation of Tenant’s rights and remedies at law or in equity, Tenant shall have the option, in its sole discretion, to terminate this Lease by delivering written notice to Landlord if Landlord shall have failed to pay any amount of Existing Lease Holdover Rent or Temporary Lease Rent and such failure continues uncured for more than ten (10) days following Tenant’s notice to Landlord of such failure.

(iv)                              Tenant shall have the option, in its sole discretion, to terminate this Lease by delivering written notice to Landlord at any time after Landlord shall have definitively and incontrovertibly stopped performing the Work, other than

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by reason of Force Majeure or Tenant Delay, for a period of more than fifteen (15) consecutive days; the parties agreeing that no such consecutive period of days shall be deemed tolled or interrupted by immaterial or isolated work at the site not undertaken with the good faith expectation of prosecuting the Work diligently and continuously thereafter.

(v)                                 In the event Tenant elects to terminate the Lease pursuant to the provisions of Section 2.01(d)(i), (ii), (iii), or (iv), or in the event of any other termination of this Lease for any reason other than an Event of Default, Landlord shall, within thirty (30) days next following Tenant’s demand, refund to Tenant the Tenant Funded Amount.  If Landlord fails to refund the entire Tenant Funded Amount within such thirty (30) day period, the remaining amount due to Tenant shall accrue interest at the Default Rate from the date that was thirty (30) days following Tenant’s demand therefor until returned in full to Tenant, and Tenant shall have all rights at law or in equity.  In the event Tenant elects to terminate the Lease pursuant to Section 2.01(d)(ii) for failure of Landlord to Substantially Complete the Premises as required therein, but the Rent Commencement Date has already been deemed to occur as a result of Tenant Delay prior to such termination, Tenant shall be entitled to recover any amounts of Rent paid by Tenant to Landlord (except for Adjusted Rent that Tenant paid pursuant to Section 2.01(c) for early occupancy of the office areas, if applicable).  Landlord’s obligations under this Section 2.01(d)(v) shall be secured by the Guaranty referenced in Section 2.02(c) below.

2.02                        Landlord Financing and Guaranty Requirements.

(a)                                 Landlord represents and warrants to Tenant that, upon the Loan Closing (as hereinafter defined), Landlord has or shall have the financial wherewithal to fully meet its obligations under this Lease, including its obligations with respect to funding the Work as currently estimated in the initial Budgets (attached to the Work Letter as Attachment 2), including such equity as may be required, in addition to Landlord’s loan from M&T Bank, and covenants that at all times during the Term, Landlord shall have immediately available resources to fully meet its obligations under this Lease.  Reference is hereby made to Section 21.04, which provides that, as a condition of Tenant’s obligations under this Lease, Landlord shall have, simultaneously with the Loan Closing, delivered to Tenant a fully executed SNDA (as hereinafter defined) from M&T Bank, Landlord’s lender for the Work, in the form attached hereto as Exhibit L and made a part hereof.

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(b)                                 Landlord has delivered to Tenant a true and correct copy of a letter of intent or term sheet from M&T Bank for the complete funding package required by Landlord to meet all of its obligations pursuant to the terms of this Lease, including the Work Letter (the “Letter of Intent/Term Sheet,” attached hereto as Exhibit M and made a part hereof).  In the event that (i) Landlord fails to obtain and deliver to Tenant a formal loan commitment for such funding package to Tenant by the date that is forty-five (45) days after the Effective Date, or (ii) Landlord fails to close such funding package or, as Landlord elects, any alternative loan funding that is consistent with the requirements of this Lease (the “Loan Closing”) and provide evidence of the Loan Closing to Tenant within ten (10) business days after establishing the Acceptable Total, Tenant shall have the right, upon notice to Landlord given within ten (10) business days thereafter, to terminate this Lease, and Tenant shall not be bound to indemnify Landlord for any actual, documented, out of pocket expenses incurred by Landlord for the design of the project and the preparation of the Construction Documents, unless Landlord’s failure to close such funding package is due solely to a material adverse change in Tenant’s financial condition after the Effective Date, in which case, such indemnification obligation shall not exceed *** Dollars ($***).  Landlord alone shall be responsible for any increase in Project Costs resulting from an election by Landlord to obtain alternative loan funding pursuant to this Section 2.02(b).

(c)                                  Contemporaneously with the Loan Closing, Landlord shall deliver the personal guaranty (“Guaranty”) of Louis J. Capano, Jr. (“Guarantor”) in the form attached hereto as Exhibit H, which Guaranty, guarantees the following (the “Guaranteed Obligations”): (i) the return by Landlord of the Tenant Funded Amount as required by the terms of this Lease, (ii) the completion of the Work, including any punch list items, as provided in the Work Letter, and all payment obligations in connection therewith, and (iii) Landlord’s warranty of the Work pursuant to Section 12(b) of the Work Letter for a period of nine (9) months following Substantial Completion of the Premises with respect to HVAC systems and equipment and ninety (90) days following Substantial Completion of the Premises with respect to warranty of all other portions of the Work; provided, however, that the Guaranty shall remain in effect with respect to warranty claims made by Tenant prior to the expiration of such applicable period until the resolution thereof.

2.03                        Renewal Option.  Tenant shall have the option to extend the Initial Term for two (2) separate, consecutive renewal periods totaling an aggregate of ten (10) years (each, a “Renewal Option”), under and subject to the following terms and conditions:

(a)                                 The first renewal term (the “First Renewal Term”) shall be for a period of either three (3), four (4), five (5), six (6) or seven (7) years, at Tenant’s option, commencing on the day immediately following the Initial Expiration Date, and expiring at midnight on the day immediately preceding the third (3rd), fourth (4th), fifth (5th), sixth (6th) or seventh (7th) anniversary thereof, as the case may be (“First Renewal Expiration”).  Notwithstanding the foregoing, in the event that upon the exercise of the first Renewal Option, Landlord’s then-current loan is scheduled to mature within five (5) years, then the First Renewal Term may not be less than five (5) years.  The second renewal term (the “Second Renewal Term”) shall be for a period of ten (10) years less the number of years of the First Renewal Term, commencing on the day immediately following the First Renewal Expiration, and expiring at midnight on the day

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immediately preceding the third (3rd), fourth (4th), fifth (5th), sixth (6th) or seventh (7th) anniversary thereof, as the case may be.  The First Renewal Term and the Second Renewal Term are collectively referred to as the “Renewal Terms” (and each a “Renewal Term”).  If Tenant fails to exercise any Renewal Option, all subsequent Renewal Options shall be null and void and of no further force and effect.

(b)                                 Each Renewal Term shall be on the same terms and conditions contained in this Lease, except that (i) the Minimum Rent shall be at the then prevailing Fair Market Rental Rate (as hereinafter defined and as hereinafter determined) for the Premises, and (ii) Tenant shall either, as elected by Landlord, (1) be granted a concession package for new comparable leases (including tenant improvement allowance, free rent build-out period and other concessions then given in the Wilmington, Delaware market) or (2) receive a rent reduction equal to the payment necessary to amortize the value of such concessions at *** percent (***%) over the Renewal Term so exercised.  For the avoidance of doubt a “new comparable lease” contemplates a tenancy involving office and laboratory uses which may, but shall not necessarily, approximate Tenant’s use of the overall space contained in the Premises.  In the event that market comparables for new comparable leases are of greater or lesser length than the applicable Renewal Term, the concessions provided to Tenant in connection with such Renewal Term shall be equitably adjusted.

(c)                                  As used herein, the “Fair Market Rental Rate” shall mean the then prevailing market rate for new (not renewal) leases for a term, comparable use and comparable office and/or laboratory space (which may require a composite rent that blends different sources of office or laboratory leasing) in the Wilmington, Delaware market, as hereinafter determined, taking into account all relevant factors including prevailing concessions being offered tenants in the Wilmington, Delaware market; provided, however, that no value shall be ascribed to Tenant’s laboratory trade fixtures and equipment in the Premises at such time.

(d)                                 Tenant shall notify Landlord of its exercise of a Renewal Option by written notice to Landlord delivered at least three hundred and sixty five (365) days prior to the expiration date of the then current Term of this Lease; provided, however, Tenant’s right shall in no event lapse until Landlord shall have advised Tenant in writing that Tenant has failed to timely exercise its Renewal Option and Tenant thereafter fails to exercise such Renewal Option within the ensuing ten (10) day period.  For a period of fifteen (15) days after such notice from Tenant (the “Renewal Negotiation Period”), Landlord and Tenant shall negotiate in good faith to agree upon the Fair Market Rental Rate for such Renewal Term.  If Landlord and Tenant have been unable to agree upon the Fair Market Rental Rate for such Renewal Term during the Renewal Negotiation Period, and Tenant does not revoke the exercise of the Renewal Option within fifteen (15) days thereafter (which Tenant shall have the right to do at Tenant’s sole option), Tenant may, at its option, cost and expense, engage the services of an independent real estate appraiser, having an MAI designation, with knowledge and experience of rental values of similar properties in the Wilmington, Delaware market to perform an appraisal to determine the Fair Market Rental Rate of the Premises for the Renewal Term.  Such appraiser shall render his or her appraisal report to Landlord and Tenant not later than forty-five (45) days after the conclusion of the Renewal Negotiation Period.  If the Fair Market Rental Rate determined by the

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appraiser shall not be acceptable to Landlord, Landlord shall, at its cost and expense, engage the services of an appraiser, having similar qualifications as those set forth above, to determine the Fair Market Rental Rate of the Premises for the Renewal Term.  Such appraiser selected by Landlord shall render his or her appraisal report to Landlord and Tenant not later than forty-five (45) days after the date Landlord receives the appraisal report prepared by the appraiser selected by Tenant.  In the event that Landlord’s appraiser shall determine a Fair Market Rental Rate which shall not differ by more than *** percent (***%) from the Fair Market Rental Rate determined by Tenant’s appraiser, the Fair Market Rental Rate of the Premises shall be deemed to be the average of the Fair Market Rental Rate determined by Tenant’s appraiser and the Fair Market Rental Rate determined by Landlord’s appraiser.  If Landlord’s appraiser shall determine a Fair Market Rental Rate which shall differ more than *** percent (***%) from the Fair Market Rental Rate determined by Tenant’s appraiser, then the two appraisers shall select a third appraiser, having similar qualifications as those set forth above, and Landlord and Tenant shall engage the services of such third appraiser to perform an appraisal to determine the Fair Market Rental Rate of the Premises, with Landlord and Tenant each to pay one-half of the cost of such third appraiser.  The appraiser for Landlord and the appraiser for Tenant shall select such third appraiser within five (5) days after Landlord notifies Tenant that such third appraiser is required.  Such third appraiser shall be instructed to render an appraisal report to Landlord and Tenant not later than thirty days (30) after the date of his or her engagement.  The Fair Market Rental Rate of the Premises for the Renewal Term shall be the Fair Market Rental Rate determination of the appraiser selected by Landlord or Tenant whose determination is closer to the determination of the third appraiser.  If the Fair Market Rental Rate of the Premises for the Renewal Term, as determined by the aforementioned process (i) is the Fair Market Rental Rate that was initially determined by Tenant’s appraiser, or (ii) is the Fair Market Rental Rate that was initially determined by Landlord’s appraiser, and such amount is less than *** percent (***%) of the Fair Market Rental Rate that was initially determined by Tenant’s appraiser, then Tenant shall be held to have exercised the Renewal Option.  If the Fair Market Rental Rate of the Premises, as determined by the aforementioned process, is the Fair Market Rental Rate that was initially determined by Landlord’s appraiser, and such amount is equal to or greater than *** percent (***%) of the Fair Market Rental Rate that was initially determined by Tenant’s appraiser, then Tenant shall have the option, in Tenant’s sole discretion, to revoke its exercise of the Renewal Option by notice of such revocation to Landlord no later than thirty (30) days following the final determination of the Fair Market Rental Rate; provided, however, that Landlord may thereafter agree to accept as the Fair Market Rental Rate *** percent (***%) of the Fair Market Rental that was initially determined by Tenant’s appraiser and, in such case, Tenant’s revocation shall be void and ineffective.  If Tenant revokes its exercise of the Renewal Option after the parties shall have completed the appraisal process outlined in this Section 2.03(d), then Tenant shall pay for its own appraiser, the reasonable costs of Landlord’s appraiser and the cost of the third appraiser.  If Tenant does not revoke exercise of the Renewal Option after the parties have completed the appraisal process outlined in this Section 2.03(d), each party shall pay the costs of their own appraisers, and the cost of the third appraiser shall be shared equally by Landlord and Tenant.

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3.                                      LETTER OF CREDIT.

3.01                        At Loan Closing (as defined in Section 21.04), provided Landlord’s lender has delivered written notice to Tenant at least five (5) days prior thereto, Tenant shall deposit with Landlord a letter of credit in substantially the form as attached hereto as “Exhibit E-1” and made a part hereof, in an amount equal to Fifteen Million Dollars ($15,000,000.00).  Landlord and Tenant hereby acknowledge and agree to the terms governing the Letter of Credit that are set forth herein and in the “Letter of Credit Terms” attached hereto as “Exhibit E-2” and made a part hereof.

3.02                        For the avoidance of doubt, any draw upon the Letter of Credit by Landlord or Landlord’s lender shall be in accordance with, and subject to, the provisions of the Letter of Credit and all of the provisions of this Lease.  Landlord shall only be entitled to draw on the Letter of Credit as provided in Section 3 of the Letter of Credit Terms.

3.03                        As provided in Section 7 of the Letter of Credit Terms, the balance of the Letter of Credit shall be reduced to the amount reasonably estimated by Landlord to be necessary to restore the Premises to meet the surrender condition provided in this Lease.  Any such reduction of the balance of the Letter of Credit shall not limit Tenant’s obligations under this Lease for the condition of the Premises.  Tenant shall make such repairs as are necessary to comply with its surrender obligations hereunder, failing which, Landlord may do so.

3.04                        The provisions of this Section 3 notwithstanding, if *** a *** below, and the *** of the *** or ***, as the case may be, shall *** to ***, then, to the extent applicable, the *** shall be *** to *** as *** since the *** the *** of the *** or *** the *** and *** the *** been ***, if the *** then *** in the *** to the *** in *** below, and if the *** is *** would be *** hereunder *** of the *** set forth in *** of the *** for *** since the ***; provided however, that ***, the *** will *** to *** with the *** and *** as in *** for the ***.

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3.05                        The provisions of Section 3.05 shall not be applicable in the event that the transferee or surviving entity in a transaction under Section 7.06 below shall satisfy the Financial Condition.

4.                                      USE OF PREMISES.

4.01                        The Premises shall be occupied and used only for the Permitted Use, and for no other purpose.

4.02                        Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon the Premises that are particular to Tenant’s specific manner or method of use as opposed to office and laboratory uses generally, all at Tenant’s sole expense.  The foregoing provisions notwithstanding, Landlord alone, at Landlord’s sole cost and expense, shall be responsible to assure that the Premises comply with all governmental laws, ordinances and regulations at the Commencement Date.  Tenant shall not cause, maintain, or permit any unreasonable noise or odors to come from the Premises, any public nuisances in, on, or about the Premises, or commit or allow to be committed any waste in, on, or about the Premises.  Tenant, and not Landlord, shall be solely responsible for, and shall take all commercially reasonable steps to ensure, all safety and security of its secure areas including, without limitation, all vivarium and laboratory spaces.

4.03                        Tenant shall not (a) do or permit anything to be done on or about the Premises, or (b) bring or keep anything into the Premises, which will in any way increase the rate (over the rate in effect as of the Commencement Date), or invalidate or prevent the procuring of any insurance protecting against (x) loss or damage to the Building or any of its contents by fire or other casualty or (y) liability for damage to property or injury to persons in or about the Building or any part thereof.  Landlord confirms that the Landlord’s insurer has reviewed this Lease and Tenant’s Intended Use, and, based on a letter received from Landlord’s insurer (a true and correct copy of which has been delivered to Tenant prior to the date hereof), has confirmed that the Leased Premises will be insurable at regular rates.

5.                                      MINIMUM RENT; ADDITIONAL RENT.

5.01                        Minimum Rent.

(a)                                 For purposes hereof, “Lease Year” shall mean a period of twelve (12) consecutive calendar months, commencing immediately after the conclusion of the preceding Lease Year.  The first Lease Year shall commence upon the Commencement Date and, if said date is not the first day of a calendar month, shall continue for the remainder of said month and the next twelve (12) calendar months immediately thereafter.  Following the Rent Commencement Date, Minimum Rent (subject to adjustment pursuant to the next sentence below) shall be equal to *** Dollars ($***) per year (for the Additional Space) plus:

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Rent Commencement Date — Lease Year 10	$***/r.s.f.
Lease Year 11	$***/r.s.f.
Lease Year 12	$***/r.s.f.
Lease Year 13	$***/r.s.f.
Lease Year 14	$***/r.s.f.
Lease Year 15	$***/r.s.f.
Lease Year 16 (until Initial Expiration Date)	$***/r.s.f.

The aforementioned Minimum Rent schedule is based upon an assumed Net Project Cost (as hereinafter defined) of *** Dollars ($***).  If and to the extent the Project Cost less the Tenant Funded Amount (the “Net Project Cost”) is more or less than *** Dollars ($***), the annual Minimum Rent as reflected above shall increase or decrease, as the case may be, by an amount equal to (i) *** times the amount of such increase or decrease in the Net Project Cost, as the case may be (ii) divided by 191,056 rentable square feet; provided, however, in no event shall Landlord be required to fund a Net Project Cost in excess of *** Dollars ($***).  Notwithstanding anything in this paragraph to the contrary, in the event that a delay by Landlord results in an increase to Project Cost (including the incurrence of construction loan interest that would not have been incurred but for such delay by Landlord), Landlord shall be solely responsible for such increase and Minimum Rent shall not be increased pursuant to the prior sentence.

(b)                                 Commencing on the Rent Commencement Date, Tenant shall pay the Minimum Rent, in advance, in equal monthly installments (the “Minimum Monthly Rent”), on the first day of each calendar month (the “Rent Payment Date”) during the Term.  If the Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Minimum Monthly Rent shall be apportioned pro-rata on a per diem basis for the period between the Rent Commencement Date and the first day of the following calendar month; such apportioned sum shall be paid on the Rent Commencement Date.  Subject to adjustments described in this Section 5, Tenant shall also be liable for the payment of all Additional Rent for all months of the Term.  Payments of Additional Rent shall commence on the first day of the calendar month following the calendar month in which the Commencement Date occurs.  If the Commencement Date shall fall on a day other than the first day of a calendar month, the Additional Rent shall, for directly metered services, be based upon actual metered usage, and for charges that are not directly metered, be apportioned pro-rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month; such apportioned sum shall be paid on the first day of the calendar month following the Commencement Date.  Rent shall be paid to Landlord at the Payment Address, or to such other party and such other place as Landlord may designate in writing.

5.02                        Electricity, Gas and Water.  The Premises shall be separately metered for electricity, gas, and water, and Tenant shall contract directly with the applicable utility providers for the provision of the same to the Premises and pay the charges for same directly to the applicable utility providers.  Notwithstanding any other provision in this Lease to the contrary, Tenant reserves the right to provide for or contract for itself any other services and directly pay any costs associated with such services; provided, however, that nothing herein requires Landlord to incur any costs or liabilities with respect to such other services nor to perform, nor to

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agree to permit Tenant to perform, any work to allow for the provision of such services other than in compliance with the provisions of Section 8 hereof.  Any services paid directly by Tenant shall not be included in Operating Expenses (as defined below).

5.03                        Operating Expenses.

(a)                                 Commencing on the Commencement Date, Tenant shall pay to Landlord as additional rent (together with any other payments due from Tenant to Landlord hereunder other than the Minimum Rent, “Additional Rent”) all Operating Expenses pursuant to the terms, conditions and limitations of this Section 5.03.  On or before the Commencement Date and on or before the first (1st) day of January first occurring after the Commencement Date and thereafter as soon as practical before each succeeding calendar year during the Term, Landlord shall estimate the Operating Expenses (as hereinafter defined) for the calendar year in question (“Estimated Operating Expenses”) and shall submit such information to Tenant in a written statement (the “Estimated Expense Statement”).  Landlord shall use reasonable efforts to issue the Estimated Expense Statement for the following calendar year by November 1 of the then-current calendar year.

(b)                                 Commencing on the later of the Commencement Date or the first day of the calendar month following Tenant’s receipt of Landlord’s first Estimated Expense Statement, Tenant shall pay to Landlord as Additional Rent a sum (the “Monthly Estimated Operating Expense Payment”) equal to one-twelfth (1/12) of the Estimated Operating Expenses for such calendar year (or a prorated portion thereof for any partial month).  Tenant’s first Monthly Estimated Operating Expense Payment shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the calendar year which have elapsed between the Commencement Date and such first Monthly Estimated Operating Expense Payment.  During the first Lease Year, Landlord may modify the Monthly Estimated Operating Expense Payment one time following the first ninety (90) days of the first Lease Year.  During any and all subsequent Lease Years, Landlord may modify the Monthly Estimated Operating Expense Payment one time following the first six (6) months of such Lease Year.  In such event, Tenant shall (i) pay Landlord at the time of the next due Monthly Estimated Operating Expense Payment the difference between all Monthly Estimated Operating Expense Payments theretofore paid and the amount that would have been paid based on such modification; provided, however, Tenant shall in all instances have no less than thirty (30) days’ prior notice of such new payment amount, and (ii) pay such modified amount thereafter during such Lease Year.  Landlord shall monitor the Monthly Estimated Operating Expense Payment against actual and anticipated Operating Expenses and reduce the amount thereof if Landlord reasonably determines that it is collecting substantially (for purposes of this subsection 5.03(b), defined to mean ten percent (10%) or more) in excess of the amount reasonably required.

(c)                                  Landlord shall in no event recover more than the actual costs and expenses actually incurred and paid by Landlord in operating and maintaining the Premises, as set forth below (the “Operating Expenses”), including, without limitation, performing the work pursuant to Section 11 and providing all services pursuant to Section 17 hereof.  Landlord shall not make a profit from the collection of the Operating Expenses from Tenant.  Notwithstanding anything contained in the Lease to the contrary, prior to the Rent Commencement Date, Tenant shall only

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be required to pay for Operating Expenses if and to the extent of such Operating Expenses actually, demonstrably incurred as a result of Tenant’s occupancy of the Premises.  Except as otherwise provided in this Lease, Operating Expenses shall mean (i) real estate taxes and similar taxes or assessments in lieu thereof for the Building (the “Real Estate Taxes”), subject to any abatements or credits and any savings that can be achieved for the early payment thereof (whether or not Landlord does, in fact, pay such taxes early) (“Real Estate Tax Expenses”); (ii) public and private assessments, levies or charges; (iii) the cost of labor (including, without limitation, salaries, wages and all fringe benefits made to or on behalf of any and all employees or agents of Landlord to the extent performing on site services rendered in connection with the operation, repair, maintenance, protection and management of the Building, all of which expenses shall not exceed the market rate for such services based on a competitively bid third party contract for other comparable office buildings in the area of the Building), permits, supplies, parts, tools, equipment, premiums for insurance required to be maintained by Landlord hereunder and other reasonable and necessary insurance based upon competitive bidding, market-rate management fees, maintenance and service contracts with independent contractors; (iv) capital improvements and major repairs/replacements made primarily for the purpose of reducing energy costs, provided that in any calendar year Landlord may only recover such costs to the extent of demonstrated, actual cost savings in such calendar year; (v) condominium association fees, if any, provided that the imposition of condominium association fees does not increase costs to Tenant and provided Landlord’s subjecting the Premises to a condominium regime does not in any way, directly and solely as a result thereof, limit or impair Tenant’s use or occupancy of the Premises or increase Tenant’s Operating Expenses taken as a whole; and (vi) all other items properly constituting direct operating costs according to GAAP, whether similar or dissimilar to the foregoing.  All costs included in Operating Expenses shall be charged to Tenant at Landlord’s actual costs with no mark up, billing fee, service fee or other sum payable to Landlord and any cost or expense of the nature included in Operating Expenses shall be included no more than once.

(d)                                 Operating Expenses shall not include: capital expenditures except (i) as provided in Section 5.03(c) or (ii) if such capital expenditure was required to comply with applicable law, in which case such expense may be amortized over its useful life with interest at Landlord’s borrowing rate; management fees to the Management Company greater than the fees being charged by independent third party managers in the market based on competitive bidding, but in no event greater than *** percent (***%) of the then current Stripped Rent in the aggregate (provided, however, in the event Tenant exercises its right to replace the Management Company pursuant to Section 17.09 and engages a manager directly, no management fee may be included in Operating Expenses); depreciation or amortization or interest paid on any mortgage, or ground rents paid under land leases; any costs incurred in the ownership of the Building, as opposed to the operation and maintenance of the Building, including income taxes, excess profit taxes, franchise taxes, capital stock taxes or similar taxes on Landlord’s business except to the extent the same is an Imposition (as defined hereinafter); commissions payable to leasing brokers, utility costs directly metered to or paid by Tenant; any materials, goods, products or services paid for directly by Tenant; wages, salaries or other compensation paid to employees above the level of the property manager referred to in Section 17.01; leasing commissions, finders’ fees and all other leasing expenses incurred in procuring tenants in the Building including Tenant;

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preparation of income tax returns; corporation, partnership or other business form organizational expenses; filing fees; general corporate overhead, general administrative expenses; or other such expenses; any costs incurred in removal, cleaning, abatement or remediation of any environmental hazard or condition in violation of any environmental law (except to the extent caused directly by Tenant) but such exclusion does not relieve Tenant of Tenant’s obligations and liabilities as provided in Section 12; the cost of correcting violations of or non-compliance with law or code existing as of the Commencement Date; legal fees for the negotiation or enforcement of leases; the cost of constructing tenant improvements or installations for Tenant; principal payments of any mortgage and other non-operating debts of Landlord; brokerage commissions, origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing of the Building or the securing or defense of Landlord’s title to the Building; advertising and promotional expenses, including brochures with respect to the Building; cost of repairs or replacements occasioned by fire, windstorm or other casualty, the costs of which are covered by insurance maintained or required to be maintained by Landlord under this Lease or reimbursed by governmental authorities in eminent domain or reimbursed by third parties (other than through Operating Expenses); amounts paid to subsidiaries or affiliates of Landlord for services in or to the Building, to the extent that the costs of such services exceed market-based, competitively bid costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience; penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord’s agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Building or Landlord’s obligations as owner of the Building (such as, but not limited to, late payment penalties and interest on real estate taxes and late payment of utility bills); any compensation paid to clerks, attendants or other persons in any commercial concession operated by Landlord in the Building from which Landlord receives any form of income whatsoever, whether or not Landlord actually makes a profit from such concession; costs incurred in connection with correcting defects or nonconforming Work, or any other deficiencies existing as of the Commencement Date or during any warranty period, latent defects in the Building, or in repairing or replacing Building equipment, where such repair or replacement results from original defects in design, manufacture or installation rather than from ordinary wear and tear or use (provided, however that Landlord shall bear no financial responsibility for the failure of the Tenant Specified Improvements to meet Tenant’s requirements, provided that the Tenant Specified Improvements were built to (and installed, as the case may be) in accordance with the specifications set forth in the Construction Documents and perform in accordance with the manufacturer’s specifications for such Tenant Specified Improvements; provided further, by way of example, if the specifications in the Construction Documents provide for the cooling setpoint for a laboratory to be 72 degrees dry bulb temperature and 30% relative humidity and such specifications are met, then such Work would not be considered defective, nonconforming or otherwise deficient regardless of whether such specifications are sufficient for Tenant’s requirements; however, if the aforementioned specifications were not met then the Work would be considered defective, nonconforming or otherwise deficient); rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature other than equipment used in providing janitorial services and not affixed to the Building; structural repairs to the foundations, walls or roof of the Building; or lease concessions, including rental

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abatements and construction allowances granted to other tenants.  For purposes hereof, “Tenant Specified Improvements” shall mean Tenant’s specialty equipment or other specialty installations or improvements for the lab and vivarium that were included in the Work and based on requirements or specifications, or both, specifically requested or imposed by Tenant.

(e)                                  [Intentionally Omitted]

(f)                                   If this Lease expires or terminates other than at the end of a calendar year the Operating Expenses under this Section 5.03 for the year during which the Lease expires or terminates shall be pro-rated as of the expiration or sooner termination of this Lease.

(g)                                  Landlord shall endeavor, within ninety (90) days after the end of each calendar year of this Lease (and shall deliver in no event later than one hundred and eighty (180) days after the end of each calendar year of this Lease) and within ninety (90) days after the expiration of this Lease (and shall deliver in no event later than one hundred and eighty (180) days after the expiration of this Lease), to deliver to Tenant a statement from Landlord of the actual amount of Operating Expenses for the preceding calendar year (or, if the notice is given after the expiration of the Lease, for the applicable portion of the preceding calendar year and/or the then current calendar year, as the case may be) (the “Actual Expense Statement”).  If such Actual Expense Statement reveals that any Additional Rent is due Landlord, Tenant shall, subject to Tenant’s contest and audit rights as hereinafter provided, pay such deficiency to Landlord within forty-five (45) days, without further demand.  If the statement reveals that Tenant has overpaid the amount of Additional Rent, Landlord shall reimburse Tenant within forty-five (45) days of such determination or, if Landlord fails to reimburse Tenant in full within such forty-five (45) day period, then Landlord shall credit such overpayment against the next payment of Rent to come due (or if the statement is delivered after the expiration of the Lease, and all sums due Landlord under the Lease have been paid in full, Landlord shall refund such overpayment to Tenant at that time).

(h)                                 At any time during the Lease and within two (2) years after receiving an Actual Expense Statement, upon not fewer than seven (7) business days prior written notice delivered to Landlord, Landlord shall give Tenant the opportunity during normal business hours to engage an auditor of Tenant’s choosing to audit Landlord’s books and records relating to Operating Expenses (including Real Estate Tax Expenses) with respect to the then-current and immediately preceding calendar year.  Thereafter, Tenant shall have the right to audit, and Landlord shall reasonably cooperate and make available to Tenant or an independent auditor engaged by Tenant the books, records, and such personnel as may be reasonably required to perform such analysis.  If Landlord disputes the findings of Tenant’s audit, Landlord and Tenant shall work cooperatively and in good faith to resolve such dispute.  The cost of such audit by said firm shall be paid as follows (i) Tenant shall pay the cost of such audit if it is determined that Landlord’s original determination of the actual Operating Expenses was correct (ii) Tenant shall pay the cost of such audit if it is determined that Landlord’s original determination of the actual Operating Expenses was not in error by more than *** percent (***%); and (iii) Landlord shall pay the cost of such audit if it is determined that Landlord’s original determination of the actual Operating Expenses exceeded the actual Operating Expenses by more than *** percent (***%).

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(i)                                     Landlord covenants to pay all Real Estate Taxes on or before the date required for Landlord to receive the maximum discount available from the relevant taxing authority.  Tenant shall not be obligated to pay, and Landlord shall pay, any and all penalties, late fees or other charges assessed on account of any Real Estate Taxes not being paid in accordance with the preceding sentence.  If Landlord shall receive any refund of Real Estate Taxes in respect of a calendar year for which Tenant shall have made payment, Landlord shall deduct from such tax refund any reasonable expenses actually incurred by Landlord in obtaining such tax refund, and shall remit the remaining balance to Tenant within thirty (30) days of receipt thereof by Landlord.  Landlord shall use its commercially reasonable efforts to obtain any readily available savings in Real Estate Tax Expenses, such as credits or abatements.  If required by Landlord, Tenant shall reasonably cooperate with Landlord in obtaining such tax savings.  Tenant shall have the right from time to time to contest or appeal, at Tenant’s sole cost and expense, the amount or validity, in whole or in part, of any tax included in the Real Estate Tax Expenses, by appropriate proceedings diligently conducted by Tenant in good faith.  Tenant shall notify Landlord of Tenant’s intention to contest such tax prior to filing any applications, affidavits or other documentation required in connection with such effort.  Landlord shall reasonably cooperate with Tenant (including signing applications and the like, if so requested by Tenant) if at no cost to Landlord.  Notwithstanding anything in this Section 5.03 to the contrary, Landlord shall reimburse Tenant for an equitable portion, as reasonably determined by Landlord and Tenant, of the documented, reasonable, actual out-of-pocket costs and expenses paid by Tenant for a permitted tax contest or appeal to the extent of savings enjoyed by Landlord in respect of partial or full years following the expiration or earlier termination of this Lease.

(j)                                    Notwithstanding anything in this Lease to the contrary, Tenant shall not be obligated to pay any amounts to Landlord that Tenant disputes in good faith (provided Tenant has reported such dispute to Landlord in writing) until such time as such dispute is resolved.

5.04                        Except as excluded pursuant to Section 5.03(d), if any law, ordinance or regulation now or hereafter imposes a tax, assessment, levy or other charge (all of which are hereinafter called “Impositions”) directly or indirectly on Landlord with respect to (a) this Lease or the value thereof, (b) the use or occupancy of the Premises by Tenant, or (c) the Minimum Monthly Rent, Additional Rent or any other sums payable by Tenant under this Lease or upon this transaction, Tenant agrees to pay Landlord, as Additional Rent hereunder within thirty (30) days of invoicing, the amount of all such Impositions.  Notwithstanding anything in this Lease to the contrary, Tenant shall be solely responsible for the payment of taxes imposed with respect to Tenant’s personal property at the Premises.

5.05                        Any installment or installments of Rent that are not paid within ten (10) days after the date properly due will bear interest at the Default Rate.  Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest will be deemed Additional Rent and shall be payable by Tenant upon demand by Landlord.

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6.                                      COVENANT TO PAY RENT AND ADDITIONAL RENT.

Except as otherwise expressly set forth in this Lease, Tenant shall, without any demand therefor, and without setoff, deduction or counterclaim, pay the Minimum Monthly Rent, the Additional Rent and all other sums which may become due by Tenant under this Lease (collectively, the “Rent”), on the first of each month in advance, or at the times, at the place and in the manner otherwise herein provided.  All sums which may be due by Tenant under this Lease shall be payable as Rent for all purposes, whether or not they would otherwise be considered Rent.

7.                                      ASSIGNMENT AND SUBLETTING.

7.01                        Except as otherwise expressly permitted by the terms of this Lease, Tenant shall not assign, mortgage, pledge or encumber this Lease, or sublet all or any part of the Premises without, on each occasion, first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

7.02                        In the event Tenant desires to do any of the foregoing in Section 7.01, Tenant shall give Landlord at least ten (10) days, but no more than one hundred and eighty (180) days, prior written notice thereof (“Tenant’s Section 7.02 Notice”).  Such notice shall set forth (i) the names of the parties involved, (ii) in the instance of a sublease, whether or not the entire square footage of the Premises is proposed to be sublet, (iii) reasonable financial information regarding the proposed assignee or sublessee and its business and experience (unless the proposed assignee or sublessee is a public company) and the nature of such proposed assignee’s or sublessee’s use of the Premises, (iv) the proposed effective date of such transaction (“Proposed Effective Date”) and (v) all other material information as may be available to Tenant and Landlord may reasonably request.  If Landlord fails to respond to Tenant’s Section 7.02 Notice within five (5) days of delivery, Tenant may, at any time, send a second Section 7.02 Notice, and if Landlord fails to respond to Tenant’s second Section 7.02 Notice within five (5) days of delivery, Landlord shall be deemed to have approved Tenant’s proposed assignment of the Lease or mortgage, pledge, encumbrance or sublease of all or any part of the Premises.  Tenant shall, within thirty (30) days of receipt of invoice from Landlord, reimburse Landlord for up to (but not exceeding) *** Dollars ($***) of Landlord’s actual, out of pocket expenses incurred on each occasion in connection with a review of Tenant’s Section 7.02 Notice and processing Tenant’s request.

7.03                        Except as hereinafter expressly provided, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  The foregoing notwithstanding, in the event of any assignment of the Lease to a tenant that, immediately preceding such assignment, satisfies the Financial Condition (as defined below) and who shall, in writing, assume and agree to perform all of the obligations of Tenant thereafter arising under this Lease, including, without limitation, Tenant’s obligations pursuant to Article 3 hereof (or in the event that such tenant shall supply a guarantor who satisfies such condition), then Tenant shall be released from all further obligations under this Lease that accrue after the date of such assignment and assumption.  Upon the occurrence of an Event of Default (as hereinafter defined), if the Lease has been assigned or Premises, or any part of them, are then

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sublet, then Landlord may, at its option, collect directly from such tenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease.  No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease, including Tenant’s obligation to pay any unpaid balance of Rent due or to become due hereunder.  As used herein, “Financial Condition” of a person or entity shall mean, as measured immediately preceding such assignment: (i) a consolidated net worth at least equal to Tenant’s net worth (but not less than Tenant’s consolidated net worth as of the Effective Date), (ii) liquidity on a consolidated basis in cash or cash equivalents (cash, cash equivalent and marketable securities) net of corporate debt (notes, bonds, bank loans, amounts drawn from bank line of credits, and mortgages, but excluding any liabilities recorded in conjunction with this Lease) of at least *** Dollars ($***), and (iii) consolidated EBITDA equal to or greater than *** Dollars ($***) for four (4) trailing quarters as measured by such person or entity’s most recent 10-K and/or 10-Q filings (or, if such person or entity does not make 10-K and 10-Q filings, as measured by such person or entity’s annual and/or quarterly reports or similar regularly prepared reports).  For purposes of this Lease, the term “consolidated net worth” of a person or entity shall mean the consolidated total assets less consolidated total liabilities of such person or entity, all as determined in accordance with GAAP.

7.04                        Tenant may, without the consent of Landlord, at any time and from time to time, and provided there is then no Event of Default outstanding that would not be cured by the assignment or subletting, assign this Lease or sublet a portion or portions of the Premises to an Affiliate.  For purposes of this Lease, “Affiliate” shall mean any party that controls, is controlled by or is under common control with Tenant.  Tenant shall promptly report to Landlord any such assignment or sublease to an Affiliate.  For the avoidance of doubt, in the event of an assignment or sublease to an Affiliate, Tenant shall remain liable hereunder unless (i) *** shall *** the ***, (ii) *** the *** in the *** in *** with respect to *** pursuant to ***, or (iii) Landlord otherwise consents in writing to Tenant’s release.

7.05                        Notwithstanding anything in this Section 7 to the contrary, the offer, transfer or trade of publicly or non-publicly traded shares of Tenant or any direct or indirect parent of Tenant shall not constitute an assignment of this Lease and shall not be subject to the provisions of this Section 7, provided such offer, transfer or trade is made for a business purpose and not principally for effecting a transfer of this Lease otherwise requiring Landlord’s consent.

7.06                        Transfers in connection with a merger, consolidation, change of control or other reorganization of Tenant, or the sale of all or substantially all of the assets or equity of Tenant shall not be considered an assignment and shall not be subject to the provisions of this Section 7 if the consolidated net worth of the survivor (or ultimate transferee of the Lease) in such transaction, or a guarantor supplied by such party, shall be the same or better than the consolidated net worth of Tenant as of the day immediately prior to such transaction and provided such merger, consolidation, change of control or other reorganization is made for a business purpose and not principally for effecting a transfer of this Lease otherwise requiring Landlord’s consent.  The term “change of control” shall mean the sale or transfer in one negotiated transaction or a series of negotiated related transactions to a person or entity or group

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of related persons or entities of more than fifty percent (50%) of the voting power of the then outstanding voting stock of Tenant entitled to vote generally in the election of Tenant’s directors.

7.07                        Any actual assignment of Tenant’s interest in this Lease shall be documented with an instrument in writing pursuant to which the assignee shall agree to be bound by the terms and conditions hereof and shall assume all of the Tenant’s obligations thereafter accruing.

7.08                        Any purported assignment, sublease, transfer, mortgage, pledge or encumbrance of this Lease that does not comply with the provisions of this Section 7 shall, at Landlord’s option, be void.

8.                                      ALTERATIONS.

8.01                        Except as otherwise expressly provided in this Lease, no alterations which would (a) materially affect the structure or utility and mechanical systems of the Building or other portions of the Premises, (b) have a use or nature inconsistent with the improvements as of the Commencement Date (by way of example, “Alterations” shall not include converting lab space to office space and vice versa), or (c) have a material adverse effect on the market value of the Premises (by way of example, an Alteration that would, in fact, diminish the value of the Premises and is not permitted, under applicable law, to be removed or materially altered) (collectively the “Alterations”) shall be made to the Premises by or on behalf of Tenant unless Tenant shall first submit on each occasion a detailed description thereof to Landlord, together with all other material information reasonably requested, and Landlord shall consent thereto in writing, such consent not to be unreasonably withheld, conditioned or delayed.  In the event that Landlord does not respond to Tenant’s request within fifteen (15) days, Landlord shall be deemed to have consented to such Alterations.  All Alterations made by or on behalf of Tenant and all fixtures attached to or used in connection with the Premises, upon the completion or installation thereof and if approved or deemed approved by Landlord, (a) subject to the remaining provisions of this Section 8.01, immediately shall be and become a part of the Premises and the property of Landlord, without payment therefor by Landlord, and shall remain at the Premises (provided that nothing herein shall prevent Tenant from taking depreciation on or claiming an interest in Alterations made by Tenant) or (b) shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease, but only if such Alterations materially change the nature of the Building as it existed as of the Commencement Date and Landlord expressly required such removal in Landlord’s written consent to such Alterations and, in such event, Tenant shall repair all damage to the Premises caused by the installation and/or removal thereof.  Notwithstanding the foregoing, (i) nothing herein shall preclude Tenant’s removal of Alterations should Tenant, at any time, determine to do so, and (ii) in no event may Landlord require the removal of office or lab Alterations whenever constructed, if materially consistent with the uses to be made of the Premises pursuant to this Lease.

8.02                        In the event Landlord consents to the making of any such Alteration by Tenant, the same shall be made in accordance with all applicable laws and using a reputable, licensed contractor at Tenant’s sole cost and expense.

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8.03                        Notwithstanding the foregoing, without obtaining Landlord’s consent, Tenant shall have the right to alter, modify or improve the Premises from time to time, provided, however, all “Alterations” must comply with Section 8.01 above; and Tenant shall have the right to install in the Premises trade fixtures required by Tenant in its business and at its option to remove such trade fixtures at any time prior to or upon expiration or earlier termination of this Lease; provided, however, that no such installation or removal shall impair the structure of or systems or utilities for the Building or other portions of the Premises.  Tenant shall repair and restore before the expiration or sooner termination of this Lease, any damage or injury to the Premises caused by the installation or removal of any such trade fixtures.

8.04                        For the avoidance of doubt, the provisions of Section 8 (inclusive of any removal and restoration obligations) shall not apply to the Work.

9.                                      LIENS.

9.01                        Tenant shall not suffer or permit any liens to stand against the Premises, the Building or any part thereof, by reason of any work, labor, services or materials supplied to, or claimed to have been supplied to, Tenant or anyone holding the Premises, the Building or any part thereof through or under Tenant.

9.02                        Tenant shall promptly pay all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises.  If any mechanic’s or other liens shall at any time be filed against the Premises or the Building by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, and regardless of whether any such lien is asserted against the interest of Landlord or Tenant, Tenant shall within forty-five (45) days after the earlier of written notice from Landlord to Tenant, or Tenant’s actual knowledge of the filing thereof, cause the same to be discharged or canceled of record or bonded.  If Tenant shall fail to cause such lien forthwith to be so discharged or canceled or bonded after the filing thereof, then in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the actual amount so paid by Landlord, shall be immediately due and payable by Tenant to Landlord as Additional Rent.  Nothing herein shall be deemed to preclude Tenant from contesting in good faith any liens, so long as the same have been bonded, or discharged as provided herein.

9.03                        Landlord hereby expressly waives any statutory, common law or contractual right to lien Tenant’s property to the fullest extent permitted by law, other than the rights of a judgment creditor that arise after the Effective Date by reason of holding a judgment, and to the extent such waiver is not permissible, Landlord hereby fully subordinates such rights to the liens of Tenant’s lenders and equipment lessors.

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10.                               NOTICE OF BREAKAGE.

Tenant shall give to Landlord prompt written notice of any material accident, breakage or defects, of which Tenant has knowledge, concerning the wiring, plumbing, heating or cooling apparatus, elevators, or other Building systems and related apparatus located in the Building or the Premises.

11.                               REPAIR AND CONDITION OF PREMISES.

11.01

(a)                                 During the Term, Tenant shall keep the Premises, and upon expiration of this Lease shall leave the Premises, in the same condition as of the Commencement Date, ordinary and reasonable wear and tear, damage by fire or other casualty (not the fault of Tenant, but subject to Section 14.05 of this Lease), takings by condemnation or eminent domain and the obligations of Landlord excepted.

(b)                                 At least thirty (30) days before the last day of the Term, Landlord and Tenant shall meet for a joint inspection of the Premises, and Landlord shall, not later than ten (10) days thereafter, notify Tenant in writing of any repairs that must be made to the Premises in order for Tenant to meet Tenant’s surrender obligations pursuant to Section 11.01(a) above.  The foregoing shall be a good faith effort to identify observed conditions at the Premises, but in no event shall such written inspection notice limit Tenant’s surrender obligations pursuant to Section 11.01(a) above.  At or prior to the expiration or sooner termination of this Lease, Tenant shall, subject to Section 8 above, remove all of its personal property from the Premises, including, without limitation, all chemicals, compounds and animals, decontamination of the Premises and decommission all laboratory and other non-office space, so that Landlord may again have and possess the Premises; provided however that any such removal, decontamination and decommissioning shall be subject to and in compliance with all applicable state and federal laws and regulations and any such decontamination and decommissioning shall be in accordance with industry standard best practices.  Upon expiration of the Lease and surrender of the Premises, should Tenant fail to remove all of its property from the Premises, Landlord may (but is not obligated to) dispose of Tenant’s property left in the Premises, at Tenant’s cost and without any liability to Tenant whatsoever; provided, however, that Landlord must comply with all applicable laws and regulations regarding such removal and disposal.  The provisions of this Section 11.01 shall survive the expiration or sooner termination of this Lease.

11.02                 Landlord shall be responsible for all routine and customary maintenance, and for all necessary repairs and replacements of and to the Building and Premises, the roof, all structural components of the Building and the Land (including the parking areas, drives, sidewalks, landscaping and hardscaping) and all systems, facilities and equipment, except to the extent caused by Tenant’s gross negligence or willful misconduct.  Landlord shall not be responsible for any maintenance of personal property, trade fixtures, or office equipment.  Landlord shall not be liable for any damages resulting from any failure to make any repairs, unless such failure shall persist for more than fifteen (15) days after written notice (or such greater period as is reasonably necessary to make such repairs using commercially reasonable efforts or such lesser period as is reasonable in the event of an emergency), of the need for such repairs is given to Landlord by Tenant unless Landlord otherwise has actual knowledge of the

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same.  Landlord shall coordinate the completion of non-emergency maintenance, replacement and repairs with Tenant and shall use commercially reasonable efforts to cause such maintenance, replacement and repairs that are to the interior of the Premises to be performed at times other than normal business hours of Tenant (7:00 a.m. to 6:00 p.m. Monday through Friday, hereinafter “Business Hours”).  Without limitation of the foregoing, any condition which renders all or a material portion of the Premises unusable, including, without limitation any failure of the Building HVAC system to operate in accordance with Section 17 of this Lease, shall constitute an emergency requiring repair by Landlord within 24 hours of Landlord’s receipt of notice of such failure and an equitable portion of the Minimum Monthly Rent (based upon the portion of the Premises rendered reasonably unusable) shall abate if such failure is not the fault of Tenant (provided, however, if and to the extent Landlord is able to recover insurance proceeds as a result of such failure, rent shall abate regardless of fault) and not corrected within 24 hours and shall continue until Tenant is again able to use the Premises for the Permitted Use.

11.03                 Landlord shall cooperate with Tenant with respect to the selection of contractors and service providers to be used in connection with Landlord’s maintenance, repair and service obligations under this Lease.  Tenant shall have the right to request Landlord utilize contractors or service providers of Tenant’s choice or to make recommendations to Landlord regarding the contractors or service providers to be used, as well as the nature and scope of work and services to be provided, provided the same are reasonably acceptable to Landlord.  Tenant shall have reasonable review rights in connection with all such contracts.  In addition, at Tenant’s sole option, Tenant shall have the right to contract directly for the provision of contractors or service providers reasonably acceptable to Landlord.  In the event that Tenant contracts directly for any maintenance, repair or service (which shall include, without limitation, Tenant’s engagement of any replacement Management Company pursuant to Section 17.09 hereof), Landlord shall have no liability for any such contractors or such work and shall be held harmless from the same, and Tenant shall be solely responsible for such contractors and such work.

12.                               HAZARDOUS MATERIALS.

12.01                 “Hazardous Materials” shall mean asbestos, petroleum or petroleum derivatives, or biologically or chemically active materials, biohazardous wastes or other hazardous substances, hazardous wastes or materials, listed or described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) and all other federal, state or local laws, and the regulations adopted under these acts or similar laws, regulations, statutes, ordinances relating to the protection of human health or the environment (“Environmental Laws”).  Tenant shall not, through act or omission, cause or permit the escape, disposal or release of any Hazardous Materials at the Premises in violation of Environmental Laws during the Term.  Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by or permissible under Environmental Laws for the storage and use of Hazardous Materials, nor allow to be brought into the Building any Hazardous Materials, except in accordance with applicable Environmental Laws and to use in the ordinary course of Tenant’s business, laboratory and vivarium operations, and normal materials used in the commercial office, laboratory or vivarium environment, in commercially acceptable

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quantities, including but not limited to items such as janitorial supplies, copier and printer toner and other materials specific to the Intended Use or Permitted Use, in each case only if used, stored and disposed of in accordance with Environmental Laws.  To the extent required by Environmental Laws, Landlord shall investigate and remediate any Hazardous Materials located prior to the Commencement Date, or due to the actions or omissions of a third party (excluding Tenant’s agents), in, on or under the Building or Premises; provided, however, that Landlord shall use commercially reasonable efforts to avoid such investigation or remediation by Landlord that unreasonably disturbs Tenant’s operations at the Premises.

12.02                 Landlord represents and warrants that except as disclosed in information and reports obtained or received by Landlord, listed on Exhibit I, true and correct copies of which Landlord has heretofore delivered to Tenant (the “Reports”), (i) to the best of Landlord’s knowledge, there are no Hazardous Materials located in, on or under the Building, Premises or properties adjacent thereto, and there is no existing violation of Environmental Laws governing the use of Hazardous Materials at the Building, Premises, or properties adjacent thereto; and (ii) neither Landlord nor any other person or party has heretofore used, generated, manufactured, produced, or, to the best of its knowledge, based on the Reports, stored, released, discharged or disposed of on, under or about the Building or transported to the Building, any Hazardous Materials beyond normal materials used in the commercial office environment, in commercially acceptable quantities, including but not limited to items such as janitorial supplies, copier and printer toner; and (iii) to the best of Landlord’s knowledge, there are no underground or above ground storage tanks located on or within the Building, Premises, or properties adjacent thereto.  Landlord shall not bring or otherwise cause to be brought or permit any of its agents, employees, contractors, or invitees to bring in, on or about any part of the Premises or the Building any Hazardous Materials, beyond normal materials used in the commercial office environment, in commercially acceptable quantities, including but not limited to items such as janitorial supplies, copier and printer toner.  Landlord represents and warrants that, to the best of Landlord’s knowledge, Exhibit I lists all reports concerning Hazardous Materials and compliance of the Property with Environmental Law, of which Landlord has knowledge.

12.03                 Landlord shall indemnify Tenant and hold it harmless from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees (including, but not limited to attorney fees and consultant fees), or charges of any character or nature arising from or related to (i) the breach of any representation of Landlord in Section 12.02, or (ii) the presence of Hazardous Materials located prior to the Commencement Date, or at any time caused or created by Landlord or its agents, contractors, invitees or visitors, or due to the actions or omissions of a third party (excluding Tenant or Tenant’s agents, contractors, invitees or visitors) in, on or under the Building, Premises or Land.

12.04                 Tenant shall give Landlord written notice, within a reasonable time after first becoming aware, of the presence or discharge of Hazardous Materials on or about the Premises.  Tenant shall indemnify Landlord and hold it harmless from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees (including, but not limited to attorney fees and consultant fees), or charges of any character or nature caused or created by the presence of or a discharge of Hazardous Materials brought onto

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the Premises by Tenant or its agents, contractors, invitees or visitors in, on or under the Building, Premises or Land.

12.05                 The provisions of this Section 12 shall survive the expiration or earlier termination of the Lease.

13.                               FIRE AND OTHER CASUALTY.

13.01                 Tenant shall give to Landlord prompt written notice of any fire or other casualty to the Premises (a “Casualty”).  If, during the Term or any renewal or extension thereof, the Building is so damaged by Casualty such that the Building or the Premises is rendered substantially unfit for occupancy by Tenant for the Intended Use (as reasonably determined by a reputable, licensed independent architect experienced in the design and construction of similar buildings, selected by Landlord and reasonably acceptable to Tenant (“Landlord’s Architect”), in consultation with Tenant, recognizing the particular requirements of Tenant’s Intended Use), and cannot be restored within *** of the Casualty as reasonably determined by Landlord’s Architect, in consultation with Tenant, then, at Landlord’s option, within forty-five (45) days of the date of such Casualty, exercisable upon notice sent by Landlord, this Lease shall terminate, as of the termination date set forth in such notice (which termination date may not be less than ninety (90) days after the date of such notice); provided, however if Tenant is unable to find suitable alternative space and move its operations to such alternative space within the ninety (90) day notice period, the termination date shall, to the extent not prohibited under applicable code, be extended by such additional period as may be reasonably necessary to enable Tenant to find and relocate to new space.  In any case, Tenant shall pay the Rent apportioned to the date of the Casualty, and Landlord shall repay to Tenant all pre-paid Rent for periods beyond the date of the Casualty.

13.02                 If Landlord does not elect to terminate this Lease in accordance with the provisions of Section 13.01, Landlord shall, within forty-five (45) days of the date of any Casualty, notify Tenant in writing of the independent architect’s reasonable estimate of the anticipated date of completion of the repairs required to restore the Premises to substantially the same conditions as existed prior to such Casualty including obtaining all applicable permits (“Landlord’s Repair Notice”).  If Landlord fails to timely furnish such notice, or such notice states that such damage cannot be repaired within *** of the date of the casualty, Tenant shall have the right to terminate this Lease by sending written notice to Landlord within ninety (90) days of receiving Landlord’s Repair Notice.

13.03                 Notwithstanding the provisions of Section 13.01 or 13.02, if, during the last two (2) years of the Term or any renewal or extension thereof, the Building is so damaged by Casualty such that any portion of the Building or the Premises is rendered substantially unfit for occupancy or unusable for Tenant’s use for at least ninety (90) days (as reasonably determined by Landlord’s Architect in consultation with Tenant, recognizing the particular requirements of Tenant’s Intended Use), either party shall have the right to terminate this Lease by sending written notice to the other party within ninety (90) days of such Casualty.

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13.04                 If (a) Landlord does not elect to terminate this Lease in accordance with the provisions of Sections 13.01 and 13.03 and Tenant does not elect to terminate this Lease in accordance with the provisions of Sections 13.02 or 13.03, or (b) the Building shall be damaged so that such damage renders neither the Building nor the Premises substantially unfit for occupancy (as reasonably determined by Landlord’s Architect in consultation with Tenant, recognizing the particular requirements of Tenant’s Intended Use), Landlord shall, at its sole cost and expense, repair the damage to the Building and the Premises, including the Work, to substantially the same condition of the Building and the Premises immediately prior to such damage, subject to applicable codes and regulations, and Landlord may enter and possess all or any portion of the Premises for that purpose.  All restoration of the Building, Premises and Work shall be in consultation with Tenant and pursuant to construction documents approved by Tenant to the extent of any material changes from the condition prior to the Casualty required by changes in applicable law or code, which approval shall not be unreasonably withheld, conditioned or delayed.  For so long as Tenant is deprived of the use of the Premises or any part thereof, the Minimum Monthly Rent and Additional Rent shall be abated in the proportion to the number of square feet of the Premises rendered unfit for occupancy or unsuitable for use, as reasonably determined by Landlord’s Architect in consultation with Tenant, recognizing the particular requirements of Tenant’s Intended Use (the parties agreeing that casualty damage to only a portion of the Premises may render a greater portion unfit for occupancy or otherwise unsuitable for use).  If the repairs are not substantially completed by the date specified in Landlord’s Repair Notice, except to the extent caused by Force Majeure (not to exceed thirty (30) days) or a Tenant Delay (subject to the notice requirements set forth in Section 2.01(b) for a Tenant Delay), Tenant shall be entitled to terminate this Lease by providing written notice to Landlord (“Tenant’s Casualty Termination Notice”) given no later than thirty (30) days after the specified date for substantial completion in Landlord’s Report Notice or such longer period by virtue of Force Majeure (not to exceed thirty (30) days) or Tenant Delay (subject to the notice requirements set forth in Section 2.01(b) for a Tenant Delay); provided, however, if the repairs are substantially completed within thirty (30) days of the date of Tenant’s Casualty Termination Notice, the Tenant’s Casualty Termination Notice shall be null and void and the Lease shall continue in full force and effect.

13.05                 In the event of any termination of this Lease pursuant to the provisions of Sections 13.01, 13.02 or 13.03, the parties shall cooperate fully with one another in the pursuit and settlement of insurance claims. Landlord shall be obligated to reimburse to Tenant, on a pari passu basis, the insurance proceeds received by Landlord, if any, for any portion or portions of the Work damaged by the Casualty up to an amount equal to the then unamortized portion (the “Unamortized Amount”) of the Tenant Funded Amount, calculated using mortgage style amortization of the total Tenant Funded Amount over the fifteen (15) year Term of the Lease at an interest rate of *** percent (***%).  Any settlement by Landlord of claims to be adjusted shall be in consultation with Tenant.  The provisions of this Section 13.05 shall expressly survive the expiration or earlier termination of this Lease.

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14.                               INSURANCE; WAIVER OF SUBROGATION.

14.01                 Tenant shall, at its sole cost and expense, obtain, maintain and keep in force throughout the Term, with insurers that are authorized to do business in the State of Delaware and are rated at least A- (Class X) in Best’s Key Rating Guide or any successor thereto, insurance for (a) all of Tenant’s property in the Premises, (b) commercial general liability insurance with minimum limits of $2,000,000 combined single limit/$2,000,000 aggregate, with per occurrence limits of $1,000,000 for personal injury, or such commercially reasonable amounts as Landlord may prudently require from time to time; provided, however, that Landlord shall not have the right to request greater limits or amounts of insurance more frequently than once every forty-eight (48) months and (c) worker’s compensation insurance in the amount of the statutory limit and Employer’s Liability insurance in the amount of $100,000 each accident, $100,000 Constant Dollars each employee for bodily injury by disease, and $500,000 Constant Dollars policy limit for bodily injury by disease, which policy shall include a waiver of subrogation in favor of the Landlord parties in Section 15.01(a).  No “alternative” forms of coverage will be permitted for workers’ compensation insurance.  Tenant’s commercial general liability insurance policy shall name the Landlord and the Management Company as additional insureds during the Term.  At or before the Commencement Date, and upon any material change in coverage, Tenant shall provide Landlord with certificates evidencing such insurance coverage and naming Landlord and the Management Company as additional insureds under such liability policies.  Tenant’s certificate will provide that, should any of the policies be cancelled before the expiration date thereof, notice will be delivered in accordance with the policy provisions.  The above provisions notwithstanding, Tenant shall be entitled to self insure Tenant’s personal property.

14.02                 Whenever Tenant shall undertake any alterations, additions or improvements to the Premises, the Tenant shall ensure that the aforesaid insurance coverage extends to and includes liability for injuries to persons and damage to property arising in connection with such work, including, without limitation, liability under any applicable laws, statutes or regulations.

14.03                 Landlord shall obtain, maintain and keep in force, throughout the Term, with insurers that are authorized to do business in the State of Delaware and are rated at least A- (Class X) in Best’s Key Rating Guide or any successor thereto, the following insurance during the Term of this Lease:

(a)                                 Replacement cost insurance including special form causes of loss (“All Risk”) property insurance covering the Building and the other insurable improvements in the Premises at the full replacement value of the Building and such improvements including the Work and all fixtures, equipment, machinery and apparatus which constitute a permanent part of the Improvements, subject only to a commercially reasonable deductible.  Such policy shall also include coverage for debris removal and the enforcement of any legal requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Such policy shall include, or be endorsed to include, loss of rental income coverage in an amount equal to 100% of the Minimum Monthly Rent for not more than a twelve (12) month period.

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(b)                                 Commercial general liability insurance on an occurrence basis with a combined single limit for bodily injury/property damage of $2,000,000 in the aggregate, including contractual liability coverages to insure liability under any contract whereby Landlord will hold harmless the Tenant pursuant to Landlord’s indemnities under this Lease.  Such policy shall have no deletion of the Separation of Insured’s Clause or any exclusion for Cross Liability.

(c)                                  If and to the extent Landlord has any employees for whom it is required by law to carry worker’s compensation insurance, Worker’s Compensation coverage in the amount of the statutory limit and Employer’s Liability insurance in the amount of $100,000 each accident, $100,000 Constant Dollars each employee for bodily injury by disease, and $500,000 Constant Dollars policy limit for bodily injury by disease, which policy shall include a waiver of subrogation in favor of the Tenant parties in Section 15.01(b).  No “alternative” forms of coverage will be permitted for workers’ compensation insurance.

(d)                                 For the period commencing on the date of this Lease and ending on the date Landlord maintains the insurance required pursuant to Section 14.03, Landlord shall maintain in effect Special Form, Completed Value, Non-Reporting Form builder’s risk insurance with respect to the Building in an amount equal to the initial contract sum of the Work, plus the value of subsequent contract modifications and cost of materials supplied or installed by others, comprising the total value of the entire Premises that is the subject of such construction work, on a replacement cost basis without optional deductibles.  Such property insurance shall also cover portions of the work stored off the site and portions of the work in transit.  Such insurance shall be include at least the interests of Landlord, Tenant, Landlord’s contractor, subcontractors and sub-subcontractors and include Loss of Use insurance due to a covered loss, including as separate coverages Loss of Rental Income, Delay in Startup, and Soft Costs (with a minimum sublimit (as to Soft Costs) of Five Million Dollars ($5,000,000.00)), and also including Leasehold Interest Coverage in favor of Tenant subject to a minimum limit of Fifteen Million Dollars ($15,000,000.00).  The period of indemnity for this Loss of Use should be, at a minimum, the length of the original construction period of the Work.  Such policy shall permit partial occupancy as construction progresses.

(e)                                  Such other insurance coverage as Landlord determines to be commercially reasonable.

14.04                 Insurance Certificates.  Evidence of the insurance coverage required to be maintained by Landlord and Tenant during the Term, represented by certificates of insurance (on an ACORD 27 form or other equivalent form reasonably acceptable to the parties) must be furnished by each party to the other prior to delivery of occupancy of the Premises to Tenant, and no more than thirty (30) days following the renewal or replacement of the applicable policies.  Evidence of the insurance coverage required to be maintained by Landlord pursuant to Section 14.03, represented by certificates of insurance (on an ACORD 27 form or other equivalent form reasonably acceptable to Tenant) must be furnished by Landlord to Tenant simultaneously with the execution hereof.  In the event that Landlord fails to deliver the required evidence of insurance pursuant to this Section 14.04, Tenant shall be entitled to all rights and remedies under this Lease (including, specifically, the right to obtain insurance on behalf of Landlord pursuant to Section 20 hereof) and at law or in equity.

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14.05                 Waiver of Subrogation.  To the extent of the insurance coverage required pursuant to the provisions of this Lease, in this Section 14 or otherwise, each of the parties hereto hereby releases the other and the other’s principals, employees, contractors and agents from any and all liability for any injury, loss or damage which may be inflicted upon the person or property of such releasing party, even if such loss or damage shall be brought about by the fault or negligence of the other party, its principals, employees, contractors or agents (“Waiver”).  Each party shall obtain an endorsement to its insurance policies permitting such Waiver, to the extent any policy does not itself provide a Waiver, and shall deliver to the other a copy thereof on issuance and on renewal, and upon specific written request from time to time.  Such Waiver shall be kept current at all times and shall provide that no cancellation shall be effective until after ten (10) days’ written notice to the benefiting party.  The provisions of this Section 14.05 shall survive the expiration or sooner termination of the Lease.

15.                               INDEMNIFICATION.

15.01                 (a)Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all losses, claims, liability, damages or costs (including court costs and attorney’s fees) incurred resulting from any injury, loss or damage to any person or property (including the person or property of Tenant) in or about the Premises or the Building arising from (i) Tenant’s improper use of the Premises, (ii) the improper conduct of Tenant’s business, (iii) any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees, except to the extent caused by Landlord or any of Landlord’s agents, contractors, employees or invitees; (v) any breach of applicable roof warranties as provided in Section 1.03 hereof; (vi) any and all acts or omissions of any persons contracted by Tenant pursuant to Sections 11.03 or 17.09 hereof; (vii) Landlord’s removal of Tenant’s property from the Premises that Tenant was required to and has failed to remove in accordance with the terms of this Lease (provided, however, Tenant shall not be obligated to indemnify Landlord for fines, late charges or other damages in connection with a willful and knowing disregard by Landlord in complying with a mandatory requirement of law or code applicable to such property removal); and (viii) any breach or default in the performance of any obligation of Tenant’s part to be performed under the terms of this Lease.

(b)                                 Landlord shall protect, defend, indemnify and hold harmless Tenant and its principals, employees, contractors and agents from and against any and all losses, claims, liability, damages or costs (including court costs and attorney’s fees) arising from (i) Landlord’s improper use of the Building or the Land, (ii) the improper conduct of Landlord’s business, (iii) any activity, work or things done, permitted or suffered by Landlord in or about the Premises, the Building, the Land, or elsewhere contrary to the requirements of the Lease, (iv) any negligence or willful act of Landlord or any of Landlord’s agents, contractors (including, for the avoidance of doubt, Landlord’s Contractor, as defined in the Work Letter, and subcontractors) employees or invitees, except to the extent caused by Tenant or any of Tenant’s agents, contractors, employees or invitees; and (v) any breach or default in the performance of any obligation of Landlord’s part to be performed under the terms of this Lease.

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15.02                 The provisions of this Section 15, as well as any and all other indemnifications provided for in this Lease, shall survive the expiration or sooner termination of the Lease.

16.                               COMPLIANCE WITH LAW; ZONING.

16.01                 Subject to Section 16.02 below, but without limiting the generality of Section 4.02 above, with respect to the Premises, Tenant, throughout the Term and all renewals and extensions thereof shall comply with all laws, ordinances, notices, requirements, and regulations of any and all federal, state, county or municipal authorities to the extent required by Tenant’s method or manner of use as distinguished from general office and laboratory use.

16.02                 Landlord represents and warrants to Tenant that, (a) as of the Commencement Date, the Premises and the Building will comply with all applicable restrictions, laws, rules, regulations, codes, and ordinances, including, without limitation, the Americans With Disabilities Act and all other local zoning ordinances, use and occupancy ordinances, environmental regulations and fire codes then in effect (“Laws”); (b) as of the Effective Date, Landlord has not received any notice of any pending or threatened action against the Landlord or Building or Land relating to a possible violation of any applicable Law; (c) the Building and Land is zoned “OR” and that, to the best of Landlord’s knowledge, based on that certain letter, dated January 15, 2013 from the New Castle County Department of Land Use to Landlord, Tenant’s Intended Use is permitted as of right under such zoning classification; and (d) to the best of Landlord’s knowledge, Tenant’s Intended Use does not violate any private covenants or agreements, including easements, applicable to the Premises on the Effective Date.

17.                               LANDLORD SERVICES.

17.01                 Tenant shall have access to and use of the Premises and Building in their entirety 24 hours a day, 7 days a week, 365 days a year (“24/7/365”).  All services to be provided by Landlord under this Lease shall be provided 24/7/365.  Landlord shall provide a dedicated property manager during Business Hours, who shall be on call 24/7/365, with direct contact information for use by Tenant after Business Hours.  At Tenant’s option, upon request to Landlord, such property manager shall be stationed at and work from an office on-site at the Premises.

17.02                 Landlord shall maintain and operate heating, ventilation and air conditioning apparatus (“HVAC”) sufficient to maintain a comfortable temperature in the Premises for general office use and the particular requirements of Tenant’s Intended Use, and in accordance with the performance specifications set forth on Exhibit F (the “HVAC Specifications”) and in accordance with the operational criteria set forth in the Construction Documents.  Landlord will ensure that the HVAC system(s), including all controls and related components, are in good operating condition on the Commencement Date.  Tenant shall have the ability to control the HVAC system(s) to provide for a comfortable temperature throughout the Premises during the hours that Tenant requires HVAC use.  Landlord covenants to meet the HVAC Specifications at all times during the Lease Term.

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17.03                 Landlord shall at all times during the Lease term repair, operate and maintain the Building in a manner consistent with other Class A office and laboratory buildings in the Wilmington, Delaware area.  Without limiting the generality of the foregoing, but subject to the limitations set forth in Section 5, Landlord will provide at its cost, subject to reimbursement as Operating Expense: (i) janitorial services for the entire Premises, consistent in time and scope with other Class A office and laboratory buildings in the Wilmington, Delaware area, and in accordance with the specifications set forth on Exhibit G attached hereto and made a part hereof or such other specifications as provided by Tenant; provided, however, that Tenant may, at its option, elect to contract for janitorial services directly in whole or in part, in which case, the costs of janitorial services contracted for directly by Tenant shall not be included in Operating Expenses; (ii) hot and cold water sufficient for drinking, lavatory, toilet and ordinary cleaning purposes; (iii) electricity as provided in Section 17.04; (iv) replacement of lighting tubes, lamp ballasts and bulbs; (v) extermination and pest control when necessary, reasonably coordinated with Tenant, at Tenant’s election; (vi) maintenance, repairs and replacements of the roof, structural components of the Building and all building systems including, without limitation, the Building HVAC system(s), plumbing, electrical, elevators and other systems and equipment in the Building; and (vii) maintenance of exterior areas surrounding the Building in a first class manner consistent with other Class A buildings in the Wilmington, Delaware area, including monument signage, lighting, snow removal, lawn care, landscaping, parking lot and sidewalk maintenance, repair and replacement.

17.04                 Landlord will furnish electricity (subject to the provisions of Section 5.02) for lighting the Premises, operating a data center, operating machinery and equipment selected from time to time by Tenant for use in the Premises, including, without limitation, in laboratory, vivarium and general office space.  The specifications for Tenant’s electric requirements are set forth in the Basis of Design and Test Fit Documentation and incorporated into the Construction Documents.

17.05                 Landlord shall operate and maintain the freight and passenger elevators that are located inside the Premises on the Effective Date, all of which shall at all times comply with industry standards for wait times and travel times; provided, however, the operation of any of the elevators may be interrupted or suspended for reasonable periods of time for periodic repairs, maintenance or replacements; provided further, in all events at least one (1) passenger elevator must be in normal operation at all times.

17.06                 Landlord shall not be responsible or liable for, and, except as hereinafter provided, Tenant agrees that there shall be no abatement of rent in the event of any failure, interruption, or suspension in quantity or quality of, heat, air conditioning, cleaning, electricity, or elevator service, or any other services, resulting from Tenant’s acts or omissions or causes beyond Landlord’s reasonable control; provided, however to the extent such failure, interruption or suspension is caused by Landlord’s act, negligence or willful misconduct and such failure, interruption or suspension renders the Premises reasonably unsuitable, as reasonably determined by Landlord’s Architect in consultation with Tenant, recognizing the particular requirements of Tenant’s Intended Use, for the conduct of the Intended Use, Rent shall abate if such suspension or inadequacy is not corrected within 72 hours and shall continue until the Premises are

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reasonably suitable for the Intended Use.  Such abatement shall be Tenant’s sole remedy for such failure, interruption or suspension; provided, however, in any and all instances, Landlord covenants to exercise commercially reasonable efforts to eliminate the cause of interruption and to effect restoration of service, and, in either event, Landlord shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption.

17.07                 Landlord represents and warrants that the Building parking area(s) located on the Leased Land, as depicted on Exhibit A-2, shall at all times contain the Parking Allotment, as defined in Basic Lease Provision “P.”  Tenant, its employees and invitees shall comply with the regulations promulgated by Landlord from time to time relating to parking; provided Landlord gives Tenant prior written notice of such regulations and an opportunity to implement the same; and provided, further, that such regulations do not result in additional, material financial or operational obligations for Tenant.  Landlord shall not be required to reserve or police the use of the Parking Areas; provided that Landlord may, at its option, limit access to the Parking Areas, by mechanical gates or otherwise, to ensure that only authorized users are admitted to the Parking Areas.  Tenant, its employees and invitees shall not park in any spaces designated for use by the handicapped, unless legally permitted to do so.  Tenant, its employees, guests and invitees shall have exclusive use of the Parking Areas except for incidental use by Landlord, its agents, employees or contractors.

17.08                 Landlord shall reasonably cooperate to provide any such additional services as Tenant reasonably requests, it being understood that the actual, out of pocket cost of any such services shall be borne by Tenant as Operating Expenses.

17.09                 Tenant acknowledges that Landlord intends to engage a company to manage and operate the Building and Premises (the “Management Company”), which Management Company shall, in all instances, manage and operate the Building in a first class and cost competitive manner; provided that such engagement shall not relieve Landlord from its obligations under this Lease.  The initial Management Company is set forth in Basic Lease Provision M.  The fee paid to the Management Company may be included in Operating Expenses, subject to the limitations set forth in Section 5.03 of this Lease.  Tenant shall have the right to approve any replacement Management Company, which approval shall not be unreasonably withheld, conditioned or delayed, provided that such Management Company shall be a reputable, regionally-recognized property manager experienced in managing suburban office and laboratory properties in the tri-state market, and Tenant shall have the right, at Tenant’s option, to replace the Management Company with a Management Company of Tenant’s choosing in the event of a Landlord default in the provision of services pursuant to Section 17.  In the event that Tenant replaces the Management Company pursuant to the prior sentence, Tenant shall have the option to cause Landlord to engage such replacement manager or for Tenant to directly engage such replacement manager.  In the event that Tenant directly engages the manager, no further management fees may be included by Landlord in Operating Expenses.  Any replacement Management Company must be a reputable, regionally-recognized property manager experienced in managing suburban office and laboratory properties in the tri-state market.  Any such Management Company directly contracted by Tenant shall perform all management services in accordance with the requirements of this Lease, and Landlord shall not

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be responsible for the Management Company’s performance of management responsibilities under the management contract (including responsibility for delays in Landlord’s performance wholly attributable to delays by the Management Company); provided, however, nothing herein shall relieve the Landlord of the performance of the landlord obligations hereunder.  Landlord shall have the right to approve any replacement Management Company if Landlord shall be the contracting party, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant must give Landlord sixty (60) days (or such lesser period of time as may be specified by Tenant if such lesser period of time does not cause a breach by Landlord under its then existing property management agreement) prior written notice of such replacement.

18.                               LANDLORD’S RIGHT TO ENTER.  Provided same shall not cause unreasonable interference with Tenant’s business operations, Tenant will permit Landlord, Landlord’s contractors, agents or employees, following reasonable prior notice thereto, except in the case of an emergency, to (a) inspect the Premises during normal Business Hours, (b) enter the Premises during reasonable times, and to the extent possible, during non-Business Hours, for making repairs and performing maintenance to the Premises and to the Building (including without limitation ducts, pipes, wires and building equipment), or for any other reasonable purpose in connection with the operation or maintenance thereof, or (c) to exhibit the Premises to prospective purchasers and lenders and, during the last nine (9) months of the Term, to prospective tenants (collectively, “Landlord Entry”).  For the purposes of this Section 18, reasonable prior notice shall be not less than three (3) business days.  Landlord is not required to give notice to enter the Premises in case of an emergency; provided, however, that Landlord shall notify Tenant of such emergency entry as promptly thereafter as possible.  Notwithstanding anything in this Section 18 to the contrary, Tenant shall have the right to accompany Landlord, Landlord’s agents, contractors or employees during any Landlord Entry, and Tenant shall have the right, in Tenant’s reasonable discretion, and as may be required by applicable law or regulation, to designate certain areas of the Premises as “secure areas,” which areas shall in no event be entered by Landlord, Landlord’s agents, contractors or employees without being accompanied by a Tenant representative.  In the event that Landlord, Landlord’s agents, contractors or employees require access to any area designated by Tenant as a “secure area,” Landlord shall provide not less than five (5) business days prior notice (or such lesser period as is reasonable in the event of emergency) and Landlord and Tenant shall cooperate to find a mutually agreeable time for Tenant to accompany Landlord, Landlord’s agents, contractors or employees in such “secure area.”  Landlord shall not be responsible to Tenant for any loss or damage resulting from delay in Landlord’s performance by reason of Landlord’s inability to access, or delay in accessing, such secured areas if and to the extent Tenant’s requirements for access shall have been responsible for such inability or delay.

19.                               TENANT DEFAULT/LANDLORD’S REMEDIES/SPECIAL LIMITATION ON LIABILITY.

19.01                 (a)                                 It shall be an “Event of Default” if:

(i)                                     Tenant does not pay in full within ten (10) days of when due any and all installments of Minimum Monthly Rent, Additional Rent, or any other charge or payment properly due hereunder, and such default continues for ten (10)

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days following written notice from Landlord; provided, however, that such notice shall not be required in connection with the same monetary default more than two (2) times in any twelve (12) month period;

(ii)                                  Tenant fails to perform or otherwise breaches any covenant, condition, agreement or obligation herein contained, and, except with respect to Tenant’s obligations under Sections 3, 12, 14, 23 and 35 hereof, such failure continues for a period of thirty (30) days after written notice to Tenant thereof, or if such failure is not susceptible to cure within such thirty (30) day period, then, if Tenant commences cure within such 30-day period and to the extent Tenant is diligently and continuously prosecuting the same to completion, such additional time as is reasonably necessary to cure such failure;

(iii)                               Tenant fails to perform or otherwise breaches any covenant, condition, agreement or obligation in Sections 3, 12, 14, 23 or 35 hereof and such failure continues (i) as to Sections 3, 12, 14 and 35 for a period of five (5) days after written notice to Tenant thereof, and (ii) as to Section 23, for a period of five (5) business days after written notice to Tenant thereof; or

(iv)                              Tenant files a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state act, a bill in equity or other for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant’s assets; or a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency code or laws and such petition or proceeding is not dismissed within ninety (90) days.

(b)                                 Notwithstanding the provisions of Sections 19.01(a)(i), Tenant shall not be entitled to receive written notice regarding the same monetary default more than two (2) times in any twelve (12) month period.

19.02                 Upon the occurrence of an Event of Default, Landlord shall have the right, pursuant to appropriate action or proceeding at law, to pursue the following remedies:

(a)                                 Landlord may repossess and enjoy the Premises, together with all additions, alterations and improvements thereto.  Upon recovering possession of the Premises, Landlord, at its option, may terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises or any part or parts thereof.  Such reletting may be in Landlord’s name or otherwise, to such person or persons, for such term or terms, at such rent or rents, and upon such other terms and conditions as in Landlord’s sole discretion may deem advisable.  Upon each such reletting all rents received by Landlord therefrom shall be applied:

(i)                                     first, to the payment of any reasonable costs and expenses of such reletting, including reasonable brokerage fees, attorney’s fees and the cost of alterations and repairs; and

(ii)                                  second, to the payment of Rent due and unpaid hereunder.

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The residue, if any, shall be held by Landlord and applied in payment of future Rent as it may become due and payable hereunder.  If the rent received from such reletting during any month shall be less than the Rent to be paid during that month by Tenant hereunder, Tenant shall pay the deficiency to Landlord upon notice and without further demand.  Landlord shall use commercially reasonable efforts to re-let the Premises to mitigate Landlord’s damages.  In the event and so long as this Lease shall not have been terminated after an Event of Default, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the any accelerated Rent paid by Tenant to Landlord.

(b)                                 Landlord may terminate this Lease without any right on the part of Tenant to cure any breach or forfeiture by subsequent payment of any sum due or performance of any other condition, term or covenant breached.

(c)                                  If the Event of Default creates an event of default under any financing of Landlord such that Landlord’s lender may accelerate the payment of such financing, Landlord may accelerate all unpaid Rent due for the unexpired Term of the Lease.

(d)                                 If the Event of Default occurs prior to Substantial Completion of the Premises, provided Landlord does not act to terminate the Lease, Tenant shall pay Landlord, as liquidated damages and not as a penalty, an amount equal to the then net present value of the Rent due for the Term of the Lease, as determined by Landlord; provided, however, if the Lease is later terminated for any reason, Tenant shall be immediately reimbursed any and all Rent allocable to the period on and after such termination that has been prepaid by Tenant pursuant to this Section 19.02(d).

Anything in this Section 19.02 to the contrary notwithstanding, Landlord shall not be entitled to recover possession of the Premises or terminate the Lease until Tenant shall have received a second written notice at least thirty (30) days prior to the date Landlord intends to recover possession of the Premises or terminate the Lease, which second written notice shall set forth the nature of the Event of Default and specify, in bold, conspicuous print that Landlord intends to recover possession of the Premises pursuant to this provision, re-enter the Premises, remove all persons and all or any property therefrom and/or terminate the Lease.

19.03                 The receipt of all or a portion of any rent by Landlord, from Tenant or any assignee or subtenant of Tenant, which is then, or thereafter may become, payable hereunder, shall not operate as a waiver of the right of Landlord subsequently to enforce the payment of Rent or any other obligations under this Lease, by such remedies as may be appropriate.

19.04                 Any mention in this Section 19 of the Rent herein reserved after the termination of this Lease, or Tenant’s possession by re-entry, summary dispossession proceedings or any other method if and as herein provided, shall be deemed to refer to the Minimum Monthly Rent, Additional Rent, and such additional sums as Tenant shall be obligated to pay to Landlord under any of the terms, covenants and conditions of this Lease, whether or not designated or indicated herein to be payable as Rent.

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19.05                 Subject to the provisions of Section 18, in the event of any breach of this Lease by Tenant, Landlord, following reasonable prior notice to Tenant (except in the case of an emergency), may enter the Premises and cure such breach for the account and at the expense of Tenant.  If Landlord elects to cure such breach or is forced to incur any expenses arising out of such breach by Tenant (including, without limitation, reasonable attorney’s fees and disbursements in connection with the enforcement of Landlord’s rights under this Lease or otherwise), the sum or sums so paid by Landlord shall be reimbursed by Tenant to Landlord within thirty (30) days of receipt of an invoice therefor, together with interest at the rate of the then prevailing prime rate of interest as determined by Bank of America (or its successor) plus *** percent (***%) (the “Default Rate”).

19.06                 Landlord shall have such other rights and remedies as are applicable at law or in equity.  All remedies available to Landlord shall be cumulative and concurrent.  The bringing of any such action for Minimum Monthly Rent, Additional Rent, charges or damages for the breach of covenant or condition, nor the resort to any other remedy or right for the recovery thereof, shall not be construed as a waiver or release of the right to insist upon forfeiture and to obtain possession.

20.                               LANDLORD DEFAULT/TENANT’S REMEDIES/LIMITATION ON LIABILITY.

20.01                 Upon the occurrence of a breach or default by Landlord under this Lease, Tenant shall be entitled, if such breach or default shall remain uncured for greater than thirty (30) days after notice to Landlord and Landlord’s lender, or such longer period as is reasonably necessary to cure the same using commercially reasonable efforts, to (a) bring suit for the collection of any amounts for which Landlord may be in default, or for the performance of any covenant or agreement required to be performed by Landlord hereunder; and/or (b) cure any such breach or default on behalf of Landlord (including, for the avoidance of doubt, by completing the Work after a failure of Landlord to achieve any Construction Milestone or failure of Landlord to achieve Substantial Completion by the Outside Date), in which case Landlord shall pay Tenant for all the damages suffered by Tenant and for all the documented, reasonable, actual out-of-pocket costs and expenses incurred by Tenant in curing such default within thirty (30) days of written notice to Landlord of such amount, and if Landlord fails to pay and/or reimburse Tenant in full within such thirty (30) day period, then Tenant shall have the right, as Tenant’s exclusive remedy, if and to the extent the remedy of offset is elected by Tenant, and with respect to such out of pocket expenses incurred and for which Tenant actually recovers from Landlord by way of rental offset, to deduct all such amounts, together with interest at the Default Rate for the period following the date payment was due, from the next monthly installment or installments, if necessary, of Minimum Rent until such amount is set off in full, and Landlord will have no claim against Tenant for unpaid Minimum Rent resulting therefrom; provided, however, after Substantial Completion of the Premises, the amount Tenant may deduct from any individual monthly installment of Minimum Rent shall be limited to an amount equal to *** of such monthly installment.

(a)                                 Notwithstanding anything to the contrary contained in this Lease, in the event of an emergency presenting an imminent threat of harm or damage to persons or property (including, without limitation, a lapse in insurance coverage by Landlord or the failure to timely

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deliver evidence thereof as required pursuant to Section 14) as to which prior notice to Landlord, and its period of cure, under Section 20.01 would be reasonably likely to present an imminent threat of harm or damage to persons or property, Tenant shall have the immediate right, following notice, which notice may be given telephonically or by electronic mail, to Landlord and Landlord’s lender, to make a repair or replacement or cure any such breach or default by Landlord prior to the expiration of the applicable notice and cure period if necessary to protect the Premises from imminent material damage or to prevent imminent, material injury or damage to persons or property, and Landlord shall pay to Tenant all documented, reasonable, actual out-of-pocket amounts expended by Tenant to cure such default within thirty (30) days of written notice to Landlord of such amount, and if Landlord fails to pay and/or reimburse Tenant in full within such thirty (30) day period, then Tenant shall have the right, as Tenant’s exclusive remedy, if and to the extent the remedy of offset is elected by Tenant, and with respect to such out of pocket expenses incurred and for which Tenant actually recovers from Landlord by way of rental offset, to deduct all such amounts, together with interest at the Default Rate, from the next monthly installment or installments, if necessary, of Minimum Rent until such amount is set off in full, and Landlord will have no claim against Tenant for unpaid Minimum Rent resulting therefrom to the extent of the offset amount; provided, however, after Substantial Completion of the Premises, the amount Tenant may deduct from any individual monthly installment of Minimum Rent shall be limited to an amount equal to *** of such monthly installment.

(b)                                 Nothing in this Section 20 shall be deemed to relieve Landlord of any its obligations under this Lease.

(c)                                  In addition to the remedies set forth in this Section 20, Tenant shall have all rights and remedies otherwise available under this Lease, at law or in equity.  Notwithstanding any provision of this Article 20 to the contrary, in the event of a termination of this Lease as a result of a default by Landlord, Landlord shall pay to Tenant, within thirty (30) days of such termination, an amount equal to the Unamortized Amount.

20.02                 *** under this Lease shall be *** to *** in the *** and the *** and any***, including, *** therein, and *** in ***, ***, and *** to ***.  *** shall *** the *** under the ***.

21.                               SUBORDINATION AND NON-DISTURBANCE.

21.01                 As a condition to the subordination of this Lease to any future mortgage or ground lease, Landlord shall obtain from each holder thereof, for the benefit of Tenant, and binding such holder, any successor thereof, and any purchaser in foreclosure, a subordination, non-disturbance and attornment agreement (“SNDA”) in substantially the same form as the SNDA attached hereto as Exhibit L (the “M&T SNDA”) or otherwise acceptable to Tenant in both form and substance, which shall be recorded in the appropriate property records at Landlord’s sole cost.

21.02                 Notwithstanding the foregoing, the holder of any mortgage may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant.  Thereupon this Lease shall be deemed prior to such mortgage without regard to their respective

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dates of execution and delivery, and such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and assigned to such mortgagee.

21.03                 The word “mortgage” is used herein to include any lien, ground rent (if Landlord’s interest is or becomes a leasehold estate) or encumbrance on the Premises and/or the Building, or any part of, interest in, or appurtenance to any of the foregoing.  The word “mortgagee” is used herein to include the holder of any mortgage, ground lease or encumbrance, including any representative or servicing agent of any such mortgagee.

21.04                 As a condition of Tenant’s obligations under this Lease, Landlord shall have, simultaneously with the Loan Closing, delivered to Tenant the fully executed M&T SNDA from M&T Bank, Landlord’s lender for the Work, in the form attached hereto as Exhibit L.

22.                               CONDEMNATION.

If, during the Term or any renewal or extension thereof, all or substantially all of the Building is taken or condemned for a public or quasi- public use, this Lease shall terminate as of the date when possession is taken by the condemner.  If, during the Term or any renewal or extension thereof, a portion of the Building is taken such that access to the Premises from the adjacent right of way is materially impaired and reasonable alternate access is not provided by Landlord within one hundred eighty (180) days or the parking shall be diminished by twenty-five percent (25%) and alternative parking acceptable to Tenant is not provided within one hundred eighty (180) days, Tenant may terminate this Lease in its entirety by providing written notice to Landlord within thirty (30) days following the taking and this Lease shall terminate as of the date when possession is surrendered to the condemnor.  In the event of a taking as provided in either of the foregoing two sentences, and if this Lease is so terminated, the Rent reserved hereunder shall abate and cease proportionately for the balance of the Term.  If, during the Term or any renewal or extension thereof, less than all or substantially all of the Building, is taken or condemned for a public or quasi- public use, but Tenant shall determine in its reasonable judgment that it is economically infeasible to operate or conduct business in the uncondemned portion of the Premises, Tenant may terminate this Lease in its entirety by providing written notice to Landlord, and this Lease shall terminate as of the date when possession is surrendered to the condemnor, and the Rent reserved hereunder shall abate and cease proportionately for the balance of the Term.  If Tenant does not elect to terminate this Lease upon such taking or condemnation, this Lease shall terminate only as to the part of the Premises taken or condemned, as of the date when possession is surrendered to the condemnor, and the Rent reserved hereunder shall abate in proportion to the square feet of the Premises taken or condemned.  In the event of any taking which results in the termination of this Lease or in Tenant being deprived of the use of the Premises in whole or in part, the parties shall cooperate fully with one another in the pursuit and settlement of just compensation from the condemnor.  Landlord shall be obligated to reimburse to Tenant, on a pari passu basis, any proceeds received by Landlord in connection with such condemnation, up to an amount equal to the Unamortized Amount.  Subject to the prior sentence, Tenant assigns to Landlord all rights to all awards for any such taking, except that Tenant shall retain any independent claims for damages that can be separately brought against the condemnor for loss of leasehold, business and dislocation and moving and relocation

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expenses.  Any settlement by Landlord with the condemning authority with respect to such taking proceeds shall be in consultation with, but not subject to the approval of, Tenant.  The provisions of this Section 22 shall expressly survive the expiration or earlier termination of this Lease.

23.                               CERTIFICATES.

23.01                 Tenant and Landlord each agree, from time to time, but no more than twice every calendar year, within fifteen (15) business days after receipt of a written request from the other party, to execute, acknowledge and deliver to the requesting party a written instrument stating and certifying (a) that this Lease is unmodified and in full force and effect; (b) the date to which Minimum Monthly Rent, Additional Rent and other charges have been paid in advance, if any; (c) the amount of any prepaid Rent or credits due Tenant, if any; (d) the Commencement Date and the Expiration Date; (e) whether, to the best knowledge of the certifying party, the other party is in default in the performance of any covenant, agreement or condition of this Lease and, if so, the nature and substance of the default; and (f) such other factual information concerning this Lease as may be reasonably requested.

23.02                 It is intended that any such statement delivered pursuant to this Section 23 may be relied upon by the party to which it is addressed and any (a) prospective purchaser of the Premises identified to Tenant by Landlord in the request therefor or its mortgagee identified to Tenant by Landlord in the request therefor, (b) assignee of (i) Landlord’s interest in this Lease identified to Tenant by Landlord in the request therefor, or (ii) the current or future holder of a mortgage upon the fee of the Premises or the Building identified to Tenant by Landlord in the request therefor, or any part thereof.

23.03                 If Landlord or Tenant fails, within the fifteen (15) business day period set forth in Section 23.01 to deliver the certificate, the requesting party shall send a second request to the other party stating therein that the responding party’s failure to deliver the requested statement within five (5) business days following the date of the second request shall constitute a default of the responding party’s obligations under this Lease.

24.                               NOTICES.  All notices (“Notice”) required or permitted hereunder must be in writing and hand delivered or sent by certified mail, return receipt requested, postage prepaid, or by overnight mail service, with receipt postage prepaid, furnishing a written record of attempted or actual delivery.  Notice shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth below, or at such other address as last specified by written notice delivered in accordance with this Section 24.  Notices shall be addressed to the parties as follows:

(a)                                 If to the Tenant, at the Tenant Notice Address(es); and

(b)                                 If to the Landlord, at the Landlord Notice Address(es)

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If requested by Landlord in writing, Tenant shall send to any mortgagee designated by Landlord a copy of notices to Landlord.  Either party may at any time, by notice given as aforesaid, change the address to which notices shall be sent.

25.                               BROKERS.

25.01                 Landlord and Tenant each warrant and represent to the other that they have not dealt with any real estate brokers or agents in connection with this Lease except Tenant’s Broker, and no brokerage fees or other commissions are due to any other parties in connection therewith.  Landlord agrees to pay Tenant’s Broker its commission in accordance with separate agreement(s) between Landlord and Tenant’s Broker, and Landlord indemnifies and holds Tenant harmless from any costs, expenses, liabilities or claims (including the costs of suit and reasonable attorneys’ fees) of Tenant’s Broker for same.  Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) incurred in connection with any compensation, commission or fee claimed by any other real estate broker, finder, attorney, or agent, other than Tenant’s Broker, claiming through or under Tenant, in connection with this Lease.  The provisions of this Section 25.01 shall survive the expiration or sooner termination of this Lease.

25.02                 In the event Landlord has not paid Tenant’s Broker the commission due to it in accordance with Section 25.01 within thirty (30) days of when such payment is due, Tenant shall have the right to offset against the next monthly installment, or installments, if necessary, of Rent, the unpaid or unfunded amount, together with interest at the Default Rate, until such amount is set off in full.  Tenant will then be responsible to pay the broker the amount set off, and Landlord shall indemnify and hold Tenant harmless for any such offset pursuant to this Section 25.02 and Landlord will have no claim against Tenant for unpaid rent to the extent such has been used to fund the cost of the brokerage commission.

26.                               DEFINITION OF “LANDLORD”.  The word “Landlord” is used herein to include the person(s) named above as Landlord, any subsequent owner of such Landlord’s interest in the Building, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same obligations and liabilities, and have such rights, remedies, powers, authorities and privileges as it would have possessed, had it originally signed this Lease as Landlord.

27.                               DEFINITION OF “TENANT”.  Subject to any release of any Tenant pursuant to Section 7, the word “Tenant” is used herein to include the person(s) named above as Tenant, as well as its successors and assigns, each of whom shall be under the same obligations and liabilities, and have such rights, privileges and powers as it would have possessed, had it originally signed this Lease as Tenant.

28.                               QUIET ENJOYMENT.  Subject to the terms and conditions of this Lease, Tenant shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming rights of use or possession by or through Landlord.

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29.                               TITLES FOR CONVENIENCE ONLY.  The titles appearing in connection with various sections of this Lease are for convenience only.  They are not intended to indicate all of the subject matter in the text, and they are not to be used in interpreting this Lease.

30.                               SEVERABILITY.  If all or a portion of any provision of this Lease, or the application thereof to any person or circumstance, shall be held invalid or unenforceable to any extent, the remainder of this Lease, and the application of those provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

31.                               GOVERNING LAW.  The law of the State of Delaware, without reference to its conflicts of laws principles, shall govern the interpretation and enforcement of this Lease.  Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

32.                               HOLDING OVER.  If Tenant remains in possession of all or any part of the Premises after the expiration or sooner termination of this Lease without Landlord’s written consent, Tenant shall become a tenant-at-sufferance and there shall be no renewal of this Lease by operation of law.  During the period of any such holdover, all provisions of this Lease shall be and remain in effect except that (i) the Minimum Monthly Rent payable hereunder shall be as follows:  Day 1 to Day 30, the then-current Minimum Monthly Rent; *** Acceptance by Landlord of any sums due pursuant to the provisions of this Section 32 shall not be construed as Landlord’s consent to Tenant’s holdover.

33.                               ENTIRE AGREEMENT.  This Lease and the Exhibits which are attached hereto are hereby made a part hereof and set forth all the promises, agreements and conditions between Landlord and Tenant relative to the Premises and this leasehold.  No rights, easements or licenses are acquired in the Building, or any land adjacent to the Building by Tenant, by implication or otherwise, except as expressly set forth in the provisions of this Lease and the Exhibits attached hereto; provided, however, that each party hereto shall cooperate in good faith and grant such easements or rights to the other party as may be reasonably required for the use and enjoyment of such party’s respective interest in the Land.  No subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

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34.                               AUTHORITY.

34.01                 Landlord and Tenant each represent and warrant that (a) it has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and (b) all persons signing on behalf of the Tenant and Landlord, as applicable, were authorized to do so by appropriate corporate, partnership, trust or other actions.

34.02                 Each party agrees to furnish promptly upon request appropriate documentation evidencing the due authorization of such party to enter into this Lease.

35.                               RECORDATION; CONDITION OF TITLE.  On the Effective Date, Landlord shall execute and Tenant shall have the right to record, in the land records where the Building is located, a short form or memorandum of this Lease, in substantially the form as Exhibit K, attached hereto and made a part hereof.  Any other recordation of this Lease, or of any memorandum or record thereof, shall be an automatic Event of Default without notice or cure period.

36.                               CAPITALIZED TERMS NOT DEFINED HEREIN.  Capitalized terms not otherwise defined herein shall have the meaning set forth on the Basic Lease Provisions pages attached hereto and made part hereof.

37.                               INTENTIONALLY OMITTED.

38.                               EXPANSION.  Provided no Events of Default are uncured and continuing after applicable notice and cure periods and that Tenant satisfies the Financial Condition at the time of its election hereunder, Tenant shall have the right to cause Landlord to expand the Building, add additional building(s) to the Leased Land and/or add parking spaces to the Premises.  Landlord hereby agrees to not develop the Land in any manner that would prevent or materially limit Tenant’s ability to expand the Building or build additional buildings or improvements on the Leased Land.  At Tenant’s request, Landlord shall cooperate in good faith with Tenant to accommodate any expansion needs that Tenant may have and to develop plans to expand the Building, add additional building(s) to the Leased Land and/or add parking spaces to the Premises, provided that the parties can reasonably agree upon terms for expansion including a reasonable lease constant to provide a return to Landlord on its additional investment.  Any agreement with respect to expansion space shall be on economic terms that are materially consistent with this Lease, with adjustments, as necessary, to take into account, among other things: (a) changes in the lending environment, (b) prevailing interest rates, (c) changes in Tenant’s creditworthiness, (d) the nature of the new space as compared to the nature of the space pursuant to the original Lease (e.g. portion of the Premises designated as office space and lab space), and (e) the relative cost of the construction of such expansion space.  All of the foregoing shall be at Tenant’s cost and expense and at no cost or expense to Landlord.  Any right of expansion is personal to Tenant and its permitted assignees and cannot be assigned to any other person notwithstanding any assignment of this Lease.

39.                               RIGHT OF FIRST REFUSAL.  If, at any time during the Term, Landlord shall receive a bona fide offer for (a) the lease of the Land (and/or any improvements thereon) other than the

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Leased Land, or for (b) the purchase of the Premises, Land (and/or any improvements thereon), Leased Land, and/or Building, which offer Landlord shall desire to accept, Landlord shall promptly convey to Tenant the terms of such offer, and Tenant shall have an irrevocable, ongoing right of first refusal and may, within thirty (30) days thereafter (the “Refusal Period”) elect to lease or purchase, as the case may be, the applicable property from Landlord on materially the same terms as those set forth in such offer.  In the event of a failure of Tenant to timely exercise the right of first refusal, or in the event Tenant’s elects not to exercise the right of first refusal, Landlord shall not be precluded from entering into the originally offered transaction on the terms previously provided to Tenant pursuant to this Section 39, but if for any reason the terms of such proposed transaction change, or such transaction is not consummated within one hundred and eighty (180) days after the expiration of the Refusal Period, then Landlord shall not be entitled to enter into a transaction to lease the Land (and/or any improvements thereon) or sell the Premises, Land (and/or any improvements thereon), Leased Land, and/or Building without again offering to sell or lease such property to Tenant in the same manner as provided above.  Any purchaser of the Land or Premises shall purchase such property subject to this Lease.  Any right of first refusal is personal to Tenant and its permitted assignees and cannot be assigned to any other person notwithstanding any assignment of this Lease.

40.                               TERMINATION RIGHT.  Tenant shall have the right to terminate this Lease effective as of the tenth (10th) anniversary of the Rent Commencement Date, upon twelve (12) months prior written notice to Landlord (the “Termination Notice”).  Tenant’s right to terminate is contingent upon Tenant delivering to Landlord, on the effective date set forth in the Termination Notice, a payment in the amount equal to *** percent (***%) of the net present value (calculated using a discount rate of *** percent (***%)) of the Minimum Rent over the remaining Term (the “Termination Payment”) and Tenant shall surrender the Premises in the condition required under this Lease at the expiration or sooner termination of the Lease; provided, however, that Tenant, as a condition of such termination, shall cure any then-existing, uncured Events of Default or default by Tenant that with notice or the passage of time, or both, would become Events of Default.  Any right to provide a Termination Notice is personal to Tenant and its permitted assignees and cannot be assigned to any other person notwithstanding any assignment of this Lease.

41.                               SIGNAGE.  Prior to the Commencement Date, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may install signage bearing Tenant’s name on the exterior of the Building and on any outside monument or directional signage.  Anything to the contrary contained herein notwithstanding, Landlord shall be deemed to have approved any signage approved by any municipal authority and Landlord shall cooperate with Tenant in obtaining approvals for such façade signage, at Tenant’s expense.  Tenant shall have exclusive naming rights for the Building.

42.                               INCENTIVES.  Landlord acknowledges that Tenant has been in discussions with the State of Delaware regarding possible incentives or grants that may be available to Landlord or Tenant in connection with this Lease and/or the development and construction of the Building and Premises.  Landlord agrees to cooperate with Tenant, at no cost to Landlord, to enable Tenant to realize the maximum benefits that may be available in connection with such incentives

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or grants.  Landlord shall provide Tenant, if no cost to Landlord, with such non-confidential and non-proprietary information or documentation as Tenant reasonably requests and participate in applications for such incentives or grants at Tenant’s reasonable request.

43.                               WAIVER OF TRIAL BY JURY; EXPENSES.  Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other in connection with any matters in any way arising out of or connected with this Lease.  In any action in connection with a breach of this Lease or to enforce the terms of this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any and all costs and expenses incurred with respect to such action or proceeding, including without limitation, reasonable attorneys’ fees, disbursements and costs, and experts’ fees and costs.

44.                               FINANCIAL STATEMENTS.  In the event that neither Tenant nor its parent company is a publicly-traded entity, Tenant shall, within thirty (30) days of receipt of a written request from Landlord, provide Landlord with Tenant’s most recent financial statements; provided, however, Tenant shall not be obligated to deliver such information more than three (3) times in any calendar year and provided, further, that nothing herein shall be deemed to require Tenant to have such financial statements audited, unless Tenant determines to do so in its sole discretion.  Without limiting the generality of any other provision hereof, subject to such confidentiality and nondisclosure agreements in a form substantially the same as that certain Confidentiality Agreement, dated as of December 14, 2012 (the “Initial Confidentiality Agreement”), by and between Landlord and Tenant or otherwise reasonably acceptable to Tenant, provided that for purposes of this Section 44, any limitation on permitted recipients included in such Initial Confidentiality Agreement shall be deemed to include, and Landlord may furnish copies of such financial statements to, Landlord’s consultants, advisors, lenders and potential lenders, investors or potential investors and purchasers or potential purchasers.

45.                               COUNTERPARTS.  This Lease may be executed in one or more counterparts, which counterparts, when taken together, shall constitute a single instrument for purposes of the effectiveness of this Lease.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

TENANT:

INCYTE CORPORATION

By:	/s/ David Hastings
Name:	David Hastings
Title:	Executive Vice President & CFO

LANDLORD:

AUGUSTINE LAND I, L.P.

Mardi Gras Associates, Inc., its General Partner

By:	/s/ Louis J. Capano, Jr.
Name:	Louis J. Capano, Jr.
Title:	President

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EXHIBIT A-1

LEGAL DESCRIPTION OF THE LAND

ALL that certain lot or piece of ground situated on the northerly side of Augustine Cut-Off, being partially in Brandywine Hundred, County of New Castle and partially in the City of Wilmington, State of Delaware, being shown on a ALTA/ACSM Land Title Survey for Augustine Land I, L.P. by Karins and Associates, dated April 20, 2009, as follows, to wit:

BEGINNING at a set drill hole in stone on the northwesterly side of Augustine Cut-Off Road (100 feet wide), said point being a corner in common for herein described parcel with land now or formerly of Matthew & Ute Page (Tax Parcel No. 06-136.00-119); thence, from said point of beginning the following two (2) described courses and distances on said northwesterly side of Augustine Cut-Off Road; 1) South 21° - 45’ - 41” West, 351.20 feet to a set concrete monument and 2) Southwesterly, along a 1,860.08 feet radius curve to the right, said curve having a chord bearing of South 44° - 44’ - 55” West and a chord distance of 1,452.81 feet, an arc distance of 1,492.52 feet to a set drill hole in the sidewalk, a corner in common with lands now or formerly of Berman Delaware Properties, LLC (Tax Parcel No. 06-136.00-126); thence, leaving said northwesterly side of Augustine Cut-Off Road on lines in common with said lands now or formerly of Berman Delaware Properties, LLC, North 01° - 54’ - 40” West, 219.99 feet to a set capped rebar; thence North 22° - 35’ -18” West, 181.00 feet to a set capped rebar to another corner in common with said lands now or formerly of Berman Delaware Properties, LLC; thence, on a line in common with lands now or formerly of Berman Delaware Properties, LLC, in part, and lands now or formerly of Wilmington friends School, Inc. (Tax Parcel No. 06-136.00-028), in part, North 41° -12’- 48” East, 363.92 feet to a found iron pipe; thence North 41° - 07’ - 44” East, 1,167.81 feet to a corner in common with said lands now or formerly of Matthew & Ute Page; thence, on a line in common with lands now or formerly of Matthew & Ute Page, South 50° - 34’ -53” East, (passing over a set capped rebar at 15.00 feet) 287.28 feet to the point and place of beginning.

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EXHIBIT A-2

DEPICTION OF LAND AND LEASED LAND

[SEE ATTACHED]

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PROPOSED SUBDIVISION LINE
AUGUSTINE CUT-OFF ROAD
(EXISTING 100' WIDE R/W)
AUGUSTINE CUT-OFF ROAD
(EXISTING 100' WIDE R/W)
LEGEND
PROPOSED SUBDIVISION LINE BY
VANDEMARK & LYNCH, INC.
12-21-2012
GRAPHIC SCALE
(IN FEET)

COMPOSED OF SHEETS 1 AND 2

TAX PARCEL NO. 06-136.00-030 & 26-014.10-604

Karins and Associates

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EXHIBIT B-1

WORK LETTER

[SEE ATTACHED]

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EXHIBIT B-l

WORK LETTER

As material inducement to Tenant to enter into the Lease, and in consideration of the covenants herein contained, Landlord and Tenant, intending to be legally bound, agree as follows:

1.                                      Incorporation of Lease; Schedule; Representatives.

(a)                                 Lease; Defined Terms. The Lease is hereby incorporated by reference to the extent that the provisions of this Work Letter apply thereto. Without limiting the foregoing, any notice or other communication given or required to be given in connection with the matters covered by this Work Letter shall be in writing and shall be given in the manner notice is required to be given under the Lease, except if and as otherwise provided herein. Terms not otherwise defined in this Work Letter shall have the meanings given to them in the Lease. This exhibit shall constitute the “Work Letter” referred to in the Lease. For the avoidance of doubt, nothing in this Work Letter shall be deemed to require either party to pay for any costs or expenses associated with the Work except as specifically provided herein or in the Lease. In the event of any conflict or inconsistency between the Lease and this Work Letter, the Lease shall govern and control.

(b)                                 Schedule; Representatives; Project Architect.

(i)                                        Schedule. Prior to June 15, 2013, Landlord and Tenant shall develop and prepare a comprehensive, integrated and coordinated project schedule (the “Schedule”), incorporating the dates and timeframes set forth in the Lease, the other specific dates and timeframes expressly set forth in this Work Letter, and further addressing and setting forth specific dates for the timeline and sequencing of the tasks to be accomplished by Landlord and Tenant with respect to the design, planning, coordination, construction and completion of the Work; provided that the Schedule shall be consistent with the Lease and shall not change the Outside Delivery Date (as such term is defined in the Lease). The Schedule will include, but not be limited to, such matters as the projected timeline for design, construction phasing, site logistics, preparation, delivery, filing and review of, and responses to, the Construction Documents, commencement and substantial and final completion dates of construction for the Work (including, but not limited to, the Construction Milestones (as defined below) and the Outside Delivery Date (as defined in the Lease)), access for the delivery, storage, furnishing and installation of Tenant’s furniture, fixtures and equipment, and receipt of all permits and approvals (including, but not limited to, temporary and permanent certificates of occupancy). Landlord shall provide to Tenant written progress reports on or about the beginning of each calendar month, or more frequently as Tenant may from time to time reasonably request (which reports shall track actual progress against the Schedule), and inform Tenant of the progress of the Work.

(ii)                                     Representatives. The following persons (or such other person as Landlord or Tenant, as the case may be, may designate from time to time in writing to the other)

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are hereby identified as the representatives of their respective parties (with respect to the Landlord, the “Landlord’s Construction Representative,” and, with respect to Tenant, the “Tenant’s Construction Representative”), In no event shall Landlord or Tenant, as applicable, designate more than one person at any time to act as Landlord’s Construction Representative or Tenant’s Construction Representative, as applicable, hereunder. Landlord and Tenant (and Landlord’s Construction Representative and Tenant’s Construction Representative, as the case may be) may rely on all instructions, consents, agreements, changes and modifications made by Landlord’s Construction Representative (as to Landlord) and Tenant’s Construction Representative (as to Tenant) as having been made by, and binding upon, Landlord and Tenant, as the case may be, and no instruction, consent, agreement, change, modification or communication made or given (or purportedly made or given) by or on behalf of Landlord or Tenant, as the case may be, with respect to the Work shall be valid, enforceable or binding on Landlord or Tenant, as the case may be, unless the same shall have been made or given by Landlord’s Construction Representative (as to Landlord) or the Tenant’s Construction Representative (as to Tenant), or by an executive officer or other senior management executive of Landlord or of Tenant. Each party agrees to make its designated representative (or a substitute representative with comparable authority) available on a timely basis, for communications and consultation with the other party, its contractors and representatives.

On behalf of the Landlord:

Name:

Phone:

E-mail:

On behalf of the Tenant:

Name:

Phone:

E-mail:

(iii)                                  Project Architect. Landlord or Landlord’s Contractor (as hereinafter defined) has engaged or will engage L2Partridge LLC (“Architect”), with an address at 1717 Arch Street, Suite 4101, Philadelphia, Pennsylvania 19103, to provide design services to Landlord with respect to the Work. Landlord acknowledges and agrees that:

(1)                                 Landlord or Landlord’s Contractor, as applicable, shall be responsible for ensuring the performance of the Architect. Tenant shall not be responsible for ensuring the performance of the Architect or for Landlord’s or Landlord’s Contractor’s obligations to Architect; and

(2)                                 Landlord and Tenant shall work cooperatively with Architect in the design of the Building and other components to be constructed by Landlord as a part of the Work, to enable Architect to execute Architect’s services efficiently and without undue cost or delay.

Either Landlord or Tenant may hereafter engage any architect or other design professional (“Other Professional(s)”) having qualifications reasonably suitable to the applicable engagement, and who is not objectionable to the other party in the exercise of its good faith and

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reasonable judgment, to provide services in addition to those of the Architect hereunder, on behalf of the engaging party. Neither party shall be responsible for any obligations to such Other Professional engaged by the other party. The party engaging such Other Professional(s) shall have the right to have the work and actions of the Architect reviewed by such Other Professional(s) for the purpose of protecting the interests of the engaging party, consistent with the provisions of this Section 1(b). Notwithstanding the foregoing, no cost of any Other Professional(s) engaged by Landlord shall be included in the Project Cost unless such engagement, and the terms thereof, and the inclusion of such costs shall have been approved in advance by Tenant, other than Other Professional(s) identified on the Soft Cost Schedule attached to the Lease as Exhibit B-2.

2.                                      The Work.

(a)                                 The Work. Prior to the execution of the Lease, Landlord and Tenant have agreed upon the general scope and specifications for the “Work” as listed on Attachment 1 attached hereto and made a part hereof (collectively, the “Work Documents”).

(b)                                 Work. The work to be completed by Landlord hereunder and necessary for the construction and completion of the Premises for Tenant’s use and occupancy shall be referred to herein collectively, as the “Work.”

3.                                      Construction and Completion of Work.

(a)                                 Landlord, at its sole cost and expense, shall commence, construct and complete (and shall cause Landlord’s Contractor, as hereinafter defined, to complete) the Work in a good and workmanlike manner in accordance with the Construction Documents, the Lease, the Schedule, the Construction Contract, the Project GMP (as defined hereinafter) and all applicable Legal Requirements, and requirements of public authorities and insurance underwriters. Landlord shall comply with and give all notices required by all applicable Legal Requirements, and requirements of public authorities and insurance underwriters. Landlord shall procure insurance of the types and coverage amounts appropriate given the nature and extent of the Work, as reasonably determined by Landlord, but in no event less than the insurance requirements imposed by the Lease. Landlord shall be responsible for the removal of all debris within and adjacent to the Premises created by the Work. Landlord shall obtain all customary warranties available from contractors and manufacturers in connection with the Work, which warranties shall be confirmed in an addendum to this Work Letter on or prior to the establishment of the Project GMP.

(b)                                 On or before the date set forth in Lease for delivering the Acceptable Total, Landlord shall cause the Architect to prepare and deliver to Tenant’s Representative, for review and approval by Tenant (and if requested by Tenant, Landlord shall cause the Architect to deliver to Tenant one digital Auto-Cad drawing file format (latest version), free of copyright or accompanied by a license for use in connection with the Work and any subsequent alteration or addition thereto or reconstruction thereof, and three (3) copies of) the “Design Development Documents”, consisting of drawings, details, outlines, specifications and other documents consistent with the Work Documents, to fix and describe the improvements to be built by Landlord as the Work, as to architectural, structural, mechanical, electrical and life safety

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systems, materials and such other features, elements and components as may be appropriate. Such documents shall likewise indicate material finishes for the Work.

(c)                                  Tenant shall have the right to review and give its approval or disapproval of the Design Development Documents, giving specific and reasonably detailed reasons in case of disapproval, to Landlord within ten (10) business days following receipt thereof. If Tenant disapproves any part of the Design Development Documents in accordance with this Subsection 3(c), Landlord shall, within ten (10) business days thereafter, submit to Tenant, for its approval, further modified design documents for the Work, which shall be subject to the same approval process as the Design Development Documents originally submitted by Landlord to Tenant, except that (A) the time periods for review and approval or disapproval on the part of Tenant shall be five (5) business days, (B) the time period for responsive submissions by Landlord shall be five (5) business days, and (C) Tenant shall not withhold Tenant’s approval unless Tenant determines in good faith that the revisions submitted by Landlord are not responsive to or adequate to resolve fully the detailed reasons for disapproval raised by Tenant in Tenant’s response to Landlord preceding submission. Landlord and Tenant, respectively, shall prepare, submit and review, as the case may be, each successive revision and resubmittal of revisions of the Design Development Documents until the same have been approved by Landlord and Tenant in accordance with the terms of this Work Letter.

(d)                                 Based on the Design Development Documents which Tenant has approved pursuant to Subsection 3(c) above, Landlord shall cause the Architect to prepare and deliver to Tenant’s Representative, for review and approval by Tenant (and if requested by Tenant, Landlord shall cause the Architect to deliver to Tenant one digital Auto-Cad drawing file format (latest version), free of copyright or accompanied by a license for use in connection with the Work and any subsequent alteration or addition thereto or reconstruction thereof) and three (3) copies) of the final plans and specifications for the construction of the Work, which shall (i) be consistent with the Design Development Documents, (ii) be complete and fully coordinated, (iii) include the depiction of all work necessary to obtain, upon completion of the Work, a certificate or statement of occupancy from all applicable governmental authorities having jurisdiction, for the Building and other improvements to be constructed by Landlord as a part of the Project, and (iv) be signed and sealed by the Architect or, if applicable, Landlord’s professional engineer, licensed and registered in the State of Delaware. Such final plans and specifications shall also conform in all material respects to actual field conditions and all applicable Legal Requirements, and the requirements of public authorities and with the reasonable and customary requirements of insurance underwriters, and shall be sufficient for the issuance of all building permits required for the construction of the Work. Such final plans and specifications shall contain, at a minimum, floor plans, structural plans, reflected ceiling plans, power and telephone plans, mechanical plans, details and elevations, electrical plans, fire protection plans, the locations and specifications for all mechanical, electrical, fire protection, security and life safety equipment, and the locations of all partitions, doors, lighting fixtures, electrical receptacles and switches, and other relevant construction details, together with all other plans and specifications required for the complete construction of the Work.

(e)                                  Following approval by Landlord and Tenant of Landlord’s plans and specifications for the Work in accordance with the provisions hereof, such revised plans and

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specifications for the Work (or a schedule of such revised plans and specifications) shall thereupon constitute the “Construction Documents”.

(f)                                   In the implementation of the foregoing process to establish the Construction Documents, and during each phase or installment thereof, Landlord and Tenant shall adhere to and observe any specific dates set forth in the Schedule pertaining to each stage of submission, response and approval of plans, specifications and other documents, and shall act with diligence and in good faith to take such other actions, and to cause their respective agents, consultants and contractors to take such other actions, as are reasonably appropriate in order to achieve the final approval of the Construction Documents within the time periods set forth in the Schedule.

(g)                                  Landlord shall not have the right to make any material changes to the approved Construction Documents or the Work (each, a “Landlord Change”) without first consulting with Tenant and receiving Tenant’s approval. Tenant’s approval under the preceding sentence shall not be unreasonably withheld, conditioned or delayed provided that it shall not be unreasonable for Tenant to withhold its approval of any such proposed Landlord Change if the same (A) materially increases the Project Cost unless Landlord agrees to pay the entire cost therefor without contribution from Tenant, unless such change was necessitated solely by Tenant Delay, (B) results in a material delay in the Substantial Completion of the Premises in accordance with the Schedule, unless such change was necessitated solely by Tenant Delay, (C) upon Substantial Completion, materially impairs access to or use of the Premises for the Permitted Use, (D) materially alters in any significant manner the aesthetic appearance or properties of the Premises, Building, Land or any of the improvements to be constructed thereon (including without limitation the number, location or configuration of parking spaces and drive aisles), (E) materially increases the reasonably estimated cost of operation of the related equipment, (F) materially impairs the visibility of Tenant’s signage, (G) materially impairs or interferes with the layout, configuration or utility of the Premises, including, without limitation, the functionality or operations of the labs, or (H) is materially inconsistent with the quality of finish and operations contemplated by the Construction Documents. Landlord shall at all times give reasonable consideration to Tenant’s suggested reasonable alternatives to any proposed Landlord Change. Landlord, upon Tenant’s approval, may make substitutions of materials in the Work of equal or better quality and performance and that do not affect finishes, and do not materially affect the utility, efficiency or constructability of the Work or the Premises, or increase the Project Cost or affect the Schedule. Any third-party costs incurred by Tenant in connection with reviewing the design and engineering of a proposed Landlord Change and making any corresponding changes to any other Construction Documents or other plans for the Premises shall, unless the change was necessitated solely because of Tenant Delay, be reimbursed by Landlord to Tenant within thirty (30) days of Landlord’s receipt of an invoice therefor (and shall not be included in the Project Cost), and if not so reimbursed by Landlord to Tenant, such amount, together with interest at the Default Rate from the date payment was due, may be offset against the next monthly installment or installments, if necessary, of Minimum Rent until such amount is set off in full, and Landlord will have no claim against Tenant for unpaid Minimum Rent resulting therefrom; provided, however, after Substantial Completion of the Premises, the amount Tenant may deduct from any individual monthly installment of Minimum Rent shall be limited to an amount equal to twenty percent (20%) of such monthly installment. For the avoidance of doubt, nothing in this Section 3(g) shall be deemed to require Tenant to pay for any costs or expenses associated with the Work except as specifically provided in the Lease.

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(h)                                 Tenant’s review of Landlord’s design or construction documents (including, without limitation, the Construction Documents (including the final and earlier iterations thereof)) shall not, in any manner, be deemed a review for compliance with any Legal Requirements (including, without limitation, the ADA and regulations thereunder), for completeness, for constructability (including means and methods), for availability of materials specified, or (except as to lab and vivarium equipment as to which Tenant shall assess suitability), for suitability for the purposes intended, all of which shall remain the responsibility of Landlord. Such review by Tenant shall not, in any manner, relieve Landlord of its obligation to provide complete design documentation for the Work in accordance with this Work Letter. Subject to the foregoing, Tenant shall be entitled to rely on the accuracy and completeness of the Construction Documents and each and all components thereof.

(i)                                     Landlord and Landlord’s contractors shall be fully responsible for all construction means, methods, techniques, sequences and procedures (including without limitation those with respect to safety) and for coordinating the construction of the Work, all of which shall be undertaken in conformity with the requirements set forth in this Work Letter; it being understood and agreed that neither Tenant nor Tenant’s Construction Representative will be responsible for nor have control or charge of construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with all or any part of the Work.

(j)                                    Notwithstanding any provision in this Subsection 3(j) to the contrary, Landlord shall cause the Architect to make available a secure website, and assign a password to Tenant to permit Tenant access thereto, which website will provide access to the Design Development Documents and the Construction Documents, as the same are developed by Architect and the design professionals engaged by Architect. All such documents shall be deemed delivered to a party once a party or its designated representative is notified by email that a particular document is available on such website, and any time period applicable to review and approval of such document shall be measured from the business day on which such email is delivered.

(k)                                 Following the execution of the Lease, the parties may determine to alter the process of review and approval of Design Development Documents and Construction Documents whereby the Architect will generate and turn revisions to the parties simultaneously and each party will respond to the Architect and the other party with approval or with comment, with the intent of such truncated process being to save time and meet the Schedule as the same may be revised by the parties.

4,                                      Tenant Modifications to Construction Documents.

(a)                                 Landlord shall cooperate and work in good faith with Tenant to allow Tenant to make modifications to the Construction Documents during the preparation and after the approval thereof, subject to Section 1.02 of the Lease and provided such modifications comply with Legal Requirements. For purposes hereof, an “Additional Work Change” shall mean (i) any revisions, alterations or upgrades to the Construction Documents requested by Tenant prior to the approval thereof that deviate from the Design Development Documents; and (ii) any revisions, alterations or upgrades to the Construction Documents requested by Tenant after the approval thereof to customize them to Tenant’s needs or desires. In no event shall any revisions, alterations or corrections to the Design Development Documents or the Construction Documents made solely

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for the purpose of correcting any defect therein (including any change or correction required to comply with any laws or governmental requirements or to reflect field conditions) or any inconsistency thereof with the Work Documents, or the Design Development Documents respectively, constitute an Additional Work Change, and Landlord shall have no right to withhold consent thereto or include any additional costs associated therewith in the Project Cost; provided, however, additional costs associated with any such change necessitated solely by Tenant Delay may be included in the Project Cost. Any additional Work arising out of an Additional Work Change is referred to herein as “Additional Work”. If Tenant desires to make any Additional Work Change, Tenant shall so notify Landlord in writing, specifying in reasonable detail in such Notice the nature and scope of such revisions, alterations or upgrades (the “Additional Work Change Notice”). With respect to each Additional Work Change:

(i)                                     Within five (5) business days following Landlord’s receipt of the Additional Work Change Notice, Landlord shall notify Tenant in writing, in Landlord’s good faith evaluation, (1) whether Tenant’s request for such Additional Work Change would result in any delay in the Schedule and, if so, as accurate an estimate as possible of the amount of such delay in the Schedule; and (2) whether Tenant’s request for such Additional Work Change would result in any delay in the Commencement Date of the Lease and, if so, as accurate an estimate as possible of the amount of such delay and (3) the cost of implementing such change (if any); and, thereupon, Tenant may, within an additional three (3) business days thereafter, either retract or confirm the request for Landlord’s evaluation of such change by Notice from Tenant’s Construction Representative (failing which, Tenant shall be deemed to have retracted the request).

(ii)                                  If Tenant confirms the request for such Additional Work Change within the three (3) business day period set forth in Subsection 4(a)(i) above, then for a period of ten (10) days thereafter (or such longer period as may be mutually agreed upon by Landlord and Tenant if reasonably required by the nature or scope of the requested change) (the “Consultation Period”), Landlord’s Construction Representative, Tenant’s Construction Representative, the Architect and any Other Professional(s), shall diligently and in good faith cooperate, coordinate, confer and meet to (A) develop plans and specifications or revisions to the applicable Construction Documents and design and engineer the requested change, and (B) determine and agree upon (1) the actual net delay(s) (if any) in the Schedule reasonably attributable to evaluating, designing, engineering, pricing and/or implementing such change, and (2) the actual cost of implementing such change (if any). On or before the last day of the Consultation Period, Tenant shall either retract or confirm the request for the Additional Work Change by Notice from Tenant’s Construction Representative (failing which Tenant shall be deemed to have retracted the request).

(iii)                               If Tenant elects to proceed with such Additional Work Change pursuant to Subsection 4(a)(ii) above, any actual net delay reasonably attributable to implementing such change (including any project delays actually incurred during and by reason of the Consultation Period), as finally determined by Landlord and Tenant pursuant to Subsection 4(a)(ii) above, or both, shall constitute Tenant Delay (as defined herein). If Tenant does not elect to proceed with such Additional Work Change, Tenant may nonetheless be charged with Tenant Delay in respect of actual project delays actually incurred by Landlord during and by reason of the Consultation

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Period, provided the same has been properly identified by Landlord in Landlord’s notice under Section 4(a)(i) above.

(iv)                              Subject to Section 1.02(a) of the Lease, the cost of the design and engineering of the requested Additional Work Change pursuant to Subsection 4(a)(ii) above shall be included in the Project Cost, based on amounts which are normally and customarily charged by such architectural and engineering firms to Landlord for comparable architectural or engineering services and disclosed to and accepted in writing by Tenant in advance. The Architect and any Other Professional(s) shall promptly (and in any event in accordance with the Schedule) reflect and incorporate all such changes in the Construction Documents to assure that the Additional Work Change is consistent with the design of the Work and will be constructed by Landlord concurrent with and as part of the construction of the Work.

(v)                                 Subject to Section 1.02(d) of the Lease, if Tenant elects to proceed with such change pursuant to Subsection 4(a)(ii) above, the incremental cost, if any, attributable to such Additional Work shall be included in the Project Cost.

5.                                      Construction of Work.

(a)                                 Contractor. The Work shall be performed by Landlord through [INSERT NAME], or, at Landlord’s election, by another reputable general contractor selected by Landlord and approved by Tenant in accordance with the Lease (“Landlord’s Contractor”). Any such Landlord’s Contractor shall be expressly bound by and shall have been deemed to have assumed all of the agreements, obligations, liabilities and responsibilities of the “Landlord’s Contractor” hereunder, and any contract or agreement with such new Landlord’s Contractor shall be upon and subject to the same terms and conditions set forth in this Work Letter. No substitution or replacement of the Landlord’s Contractor shall relieve Landlord from any of its agreements, obligations, liabilities or responsibilities hereunder, each of which shall continue unmodified and in full force and effect in accordance with the terms of this Work Letter.

(b)                                 Budgets; Project GMP.

(i)                                     At all times until the completion of the Work, Landlord, in consultation with Tenant and subject to Tenant’s approval will prepare, update and revise a reasonably detailed budget reflecting the costs for the design, development and construction of the Work (as amended from time to time, (the “Budget”). Attached hereto as Attachment 2 is Landlord’s most recent estimate of the cost of the Work, based upon the Work Documents, which shall constitute the initial Budget(1). Landlord shall cause the Architect to design the Work within the applicable Budget, subject to the terms and conditions hereof, At least monthly, and also from time to time upon Tenant’s request therefor, Landlord shall update the Budget to reflect material changes in the design and composition of the Work. Landlord shall promptly transmit to Tenant’s Representative a copy of each updated or revised Budget, and shall set forth a summary of the reasons for any changes made therein. Landlord and Landlord’s Contractor shall also cooperate

(1) NOTE: THE ATTACHED BUDGET DOES NOT INCLUDE ALL NECESSARY DESIGN FEES FOR THE WORK. THE BUDGET SHOULD BE UPDATED TO INCLUDE ALL OF THE SOFT COSTS AND THE GMP ITEMS GOING FORWARD, WHICH SHALL BE SUBJECT TO THE REVIEW AND APPROVAL OF LANDLORD AND TENANT.

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with Tenant by providing to Tenant, in writing, good faith estimates of any contemplated or proposed changes to the Work, and comparison estimates to enable Tenant to value engineer the Work.

(ii)                                  When the Construction Documents are seventy percent (70%) complete, Landlord and Landlord’s Contractor shall submit to Tenant, in writing, a guaranteed maximum price for the completion of the Work (the “Preliminary Project GMP”). The Preliminary Project GMP shall be binding upon Landlord and Landlord’s Contractor.

(iii)                               Subject to Section 1.02 of the Lease, Tenant shall have the right, in its sole discretion, to accept or reject the Preliminary Project GMP provided by Landlord and Landlord’s Contractor; and if the Preliminary Project GMP is accepted by Tenant in writing, the Preliminary Project GMP as accepted by Tenant shall constitute the “Project GMP” for purposes of this Work Letter. Subject to Section 1.02 of the Lease, if the Preliminary Project GMP is not accepted by Tenant in writing, then (i) Tenant shall have the right (with due regard to the Schedule) to make changes to the Construction Documents to reduce or increase the Project Cost; and (ii) upon approval by Landlord and Tenant of the Construction Documents or at such earlier time as Landlord and Tenant may agree in writing, Landlord and Landlord’s Contractor shall submit to Tenant, in writing, a revised guaranteed maximum price for the completion of the Work based on the final Construction Documents (the “Revised Project GMP”); provided the Revised Project GMP may not exceed the Preliminary Project GMP except due to changes required by Tenant after the Preliminary Project GMP was established or due to Tenant Delay. The Revised Project GMP, prepared in accordance with the requirements of this Work Letter, shall be binding upon Landlord, Landlord’s Contractor and Tenant, and shall constitute the “Project GMP” for purpose of this Work Letter. The Revised Project GMP proposal shall be submitted by Landlord and Landlord’s Contractor to Tenant promptly upon completion of the bidding process set forth below but not later than fifteen (15) calendar days after receipt of the required bids of third-party subcontractors and suppliers, and otherwise in accordance with the Schedule.

(1)                                 Subject to Section 5(b)(iii) above, the Preliminary Project GMP shall be substantially consistent with the Budget in effect immediately prior to the submission of the Preliminary Project GMP to Tenant; and any Revised Project GMP shall be substantially consistent with the Preliminary Project GMP.

(2)                                 Landlord shall comply with the bidding process outlined in Section 5(b)(v), below, and shall incorporate the results thereof in determining the Preliminary Project GMP or Revised Project GMP, as applicable.

(3)                                 The Preliminary Project GMP and any Revised Project GMP, as applicable, shall include a reasonably complete and detailed line-item breakdown of the costs and categories of cost included therein, and shall also include unit and/or hourly prices for materials or work (including without limitation general conditions work and any work) to be supplied or performed by Landlord or Landlord’s Contractor, shall be submitted to Tenant for Tenant’s prior approval, and shall be competitive with independent third-party pricing for comparable materials and work.

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(iv)                              No Work shall commence until the Project GMP is established pursuant to Section 5(b) above. After the Project GMP has been established, amendments, if any, to Construction Documents shall be made pursuant to Sections 3(g), 4 and 10; provided, however, that reasonable updates and modifications of and additions to then-existing Construction Documents that are reasonably inferable from the then-existing Construction Documents will not entitle Landlord or Landlord’s Contractor to an increase in amounts payable to it, or to an extension of time and will not constitute Tenant Delay.

(v)                                 The following shall apply with respect to any subcontractor or supplier bidding process for the Work:

(1)                                 Landlord shall obtain and submit to Tenant at least three (3) qualified competitive written bids for each part of the work, trades and materials included as part of the Work having, in each case, a value in excess of $25,000 (or such other amount as to which Landlord and Tenant may agree with the input of Landlord’s Contractor) in the aggregate as to each part, from qualified and reputable subcontractors and material suppliers selected by (but unaffiliated with) Landlord and reasonably approved by Tenant (except that, in each case, Tenant may, at its sole option, designate one qualified and reputable subcontractor and material supplier to be included as one of the bidders), Designation or approval by Tenant of a subcontractor or supplier shall not be deemed to constitute a guaranty by Tenant of such subcontractor’s or supplier’s performance or diminish Landlord’s Contractor’s and Landlord’s responsibility for such subcontractor’s or supplier’s work or materials.

(2)                                 Labor shall be provided on a “open shop basis”; provided, however, that if Landlord, acting in good faith, informs Tenant in writing that the selection of any specific non-union subcontractor will impair Landlord’s Contractor’s ability to comply with the Schedule due to Landlord’s Contractor’s good faith conclusion that such selection may be detrimental to labor relations at the site, and if Tenant nevertheless directs that Landlord to engage such non-union subcontractor, then any delay arising out of labor relations disputes resulting from the engagement of such non-union subcontractor shall constitute Tenant Delay for purposes of this Work Letter.

(3)                                 The bidding by subcontractors and suppliers shall be administered by Landlord’s Contractor, except that Tenant shall be permitted to review before issuance (provided such review shall be made promptly upon Tenant’s receipt), and direct that reasonable changes be made to, the bid solicitation packages, and Tenant may review all bids received. Landlord’s Contractor shall obtain and deliver such bids to Tenant within the period provided for in the Schedule.

(4)                                 Promptly upon receipt by Landlord of the competitive bids, but before the award of subcontracts and purchase orders, Landlord shall schedule a post-bid review meeting that shall be attended by Landlord, Landlord’s Contractor, Tenant, Landlord’s Representative, Tenant’s Representative and such proposed subcontractors and material suppliers as Landlord and Tenant shall deem appropriate. Before such meeting, Landlord’s Contractor shall obtain from all subcontractors and material suppliers as part of the competitive bid process, and will share with Tenant as soon as it is received, a detailed, line item by line item breakdown of all fees and costs included in the subcontractor’s or material supplier’s bids, including all

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relevant worksheet information. The purpose of such meeting shall be to review in detail the scope of the work, the schedule of performance, and the bids of all subcontractors and material suppliers. Landlord, Landlord’s Contractor and Tenant shall provide full cooperation in such post bid review process. All bidding information shall be and remain confidential and shall not be disclosed to competing contractors or their subcontractors or suppliers. After consultation with Tenant, Landlord shall direct Landlord’s Contractor as to which bids to accept; provided, however, that Landlord shall not select a bid that is not the lowest responsive, qualified bid for any work, trade or materials without first obtaining Tenant’s written approval (provided Tenant’s approval or disapproval shall be reported promptly upon Landlord’s request) after Tenant’s receipt of Landlord’s brief statement of Landlord’s reasons for rejecting the lowest responsive, qualified bid. Tenant also shall have the right to participate with Landlord’s Contractor in negotiating with every subcontractor and material supplier so long as Tenant does so in a timely manner consistent with the Schedule.

(5)                                 At Tenant’s request, the Construction Contract and the Project GMP shall provide for the bonding (by customary performance and labor and material payment bonds, or the equivalent thereof reasonably acceptable to Tenant) of Landlord’s Contractor and major subcontractors, as designated by Tenant. [If Tenant requests the bonding of Landlord’s Contractor and/or any subcontractors with respect to the Work, and notwithstanding anything to the contrary contained herein, the cost of the premiums for such bonds shall be added to and included as a soft cost and in the calculation of the Project GMP (and, in the Preliminary Project GMP and any revisions thereto, shall be set forth as a separate line item).]

(6)                                 For purposes of this Work Letter and the development of the Project GMP (provided, however, the Project GMP shall not include the soft costs in the Soft Cost Schedule), the term “Project Cost” shall mean costs actually incurred by Landlord or Landlord’s Contractor in the proper and complete performance of the Work, as limited below and subject to Section 1.02(a) of the Lease. Such costs shall be at reasonable rates not higher than the standard paid in Wilmington, Delaware except with prior written consent of Tenant. The Project Cost shall include only the following (and any deviation herefrom that is required by Landlord’s Contractor shall, if acceptable to Landlord and Tenant, be reflected in the amendment or amendment and restatement of this Work Letter as contemplated in Section 1.02(f) of the Lease):

A. LABOR COSTS

i.                                          Wages of construction workers directly employed Landlord’s Contractor or its subcontractors to perform the construction of the Work at the Premises.

ii.                                       Landlord’s Contractor’s supervisory and administrative personnel, as reasonably necessary for the efficient prosecution of the Work, at or below the level of project manager, but only for the portion of their time required for the Work; provided, however, the Project Cost shall not include the cost of such supervisory and administrative personnel other than the positions and at the rates reasonably approved by Tenant;

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iii.                                    Costs paid or incurred by the Landlord or Landlord’s Contractor for taxes, insurance contribution, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, with respect only to the workers and personnel mentioned in clauses A.i. and ii., above.

iv.                                   Industry standard fees of Landlord’s Contractor; provided, however, such fees shall not be greater than the fees that would be charged in an arms-length transaction for substantially similar work, and based on competitive bidding.

B. SUBCONTRACT COSTS

i.                                          Payments properly made or payable by Landlord’s Contractor to subcontractors in accordance with the requirements of the subcontracts entered into in accordance with this Work Letter. To the extent that such subcontracts are not subject to the bidding procedures provided for in this Work Letter, the terms thereof, and sums payable thereunder, shall be reasonable and customary and at competitive rates.

C. COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

i.                                          The reasonable costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction and securely stored at the Premises and fully insured. Unused excess materials that are reasonably marketable or utilized elsewhere by Landlord’s Contractor or any subcontractor shall be credited to Owner as a deduction from the Project Cost.

D. COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

i.              The reasonable costs, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools (not owned by the workmen) which are provided by Landlord’s Contractor at the site and fully consumed in the performance of the Work, and cost less fair market value on such items if not fully consumed, whether sold to others or retained by Landlord’s Contractor. Cost for items previously used by Landlord’s Contractor shall mean fair market value.

ii.                                       Rental charges of all necessary temporary facilities, machinery and equipment, exclusive of hand tools, used at the site of the Work, including costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Items shall not be rented from Landlord’s Contractor or any of its affiliates unless approved in advance by Tenant. Such rental charges shall be consistent with those generally prevailing in Wilmington, Delaware.

iii.                                    Costs of removal of debris from the site, to the extent not performed by subcontractors.

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E. MISCELLANEOUS COSTS

i.                                          That portion of insurance and bond premiums that can be directly attributed to this Agreement as required by this Agreement in excess of that normally carried by Landlord’s Contractor (“Insurance Premiums”).

ii.                                       Sales, use or similar taxes imposed by a governmental authority which are incurred in performance of the Work and for which Landlord’s Contractor is liable (“Taxes”).

iii.                                    Fees and assessments for the building permit (if any) and for other permits, licenses and inspections for which Landlord’s Contractor is required by this Work Letter to pay and which are necessary for the performance of the Work (“Permit Fees”).

iv.                                   Fees of testing laboratories for tests, if any, required by this Agreement, except those related to defective or nonconforming Work.

v.                                      Other “soft” costs contemplated by the Budget, such as the costs of obtaining permits and approvals, loan origination fees, design fees, commissions, and legal fees.

F. EMERGENCIES

i.                                          Costs described above in this Work Letter which are reasonably incurred by Landlord’s Contractor in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, to the extent such emergency is not caused or capable of prevention through proper performance of the Work by Landlord, Landlord’s Contractor or any other affiliate of Landlord, or any subcontractor.

G. EXCLUSIONS

i.                                          The Project Cost shall not include:

ii.                                       Salaries and other compensation of any of Landlord’s employees or personnel or Landlord’s Contractor’s personnel above the level of project manager or in number beyond those reasonably required for the efficient prosecution of the Work, or for any portion of their time not directly pertaining to the Work.

iii.            Expenses of Landlord’s Contractor’s principal office and offices other than the site office.

iv.                                   Overhead and general expenses, except as may be expressly included above.

v.                                      Landlord’s Contractor’s capital expenses, including interest on Landlord’s Contractor’s capital employed for the Work.

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vi.                                   Rental costs of machinery and equipment, except as specifically provided in Clause D.ii. above.

vii.                                Costs due to the breach of the Lease or this Work Letter or Landlord’s Contractor’s failure to comply with the Lease, this Work Letter or the Construction Contract (as hereinafter defined) or due to the fault or negligence of Landlord’s Contractor, or any other responsible party, including, but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and repairing damage to property not forming part of the Work.

viii.                             Any cost not specifically and expressly described in Paragraphs A-F above.

ix.                                   Except as otherwise expressly provided in this Work Letter, any cost which would cause the Project GMP to be exceeded.

x.             Costs recoverable from insurance and bonding companies (or that would have been recoverable had Landlord maintained insurance coverages in accordance with the requirements of this Lease), Notwithstanding anything to the contrary contained in the Lease or this Work Letter, Landlord’s Contractor shall be responsible for all property insurance deductibles.

H. OTHER

i.                                          Cash discounts, trade discounts, rebates, refunds, and amounts received from sales of surplus materials and equipment, shall be applied to reduce the Project Cost subject to the terms of the Construction Contract.

ii.                                       In no event shall the Project Cost include any environmental remediation costs or costs to address concealed subsurface conditions (such as unanticipated rock or unstable soil); but the Project Cost shall include typical pre-construction soil borings to determine the subsurface conditions.

iii.                                    Landlord acknowledges that there shall be no duplication of payments for any of the items comprising the Project Cost, notwithstanding any itemization or provision contained in this Agreement to the contrary, including, without limitation, this Exhibit.

For the avoidance of doubt, in the event of any inconsistency between the Acceptable GMP (as approved by Landlord and Tenant) or the Soft Cost Schedule (as approved by Landlord and Tenant) on the one hand, and the provisions of this Section 5(b)(v)(6) on the other hand, the Acceptable GMP (as approved by Landlord and Tenant) or the Soft Cost Schedule (as approved by Landlord and Tenant), as applicable, shall control.

6.                                      Construction Contract for Work. After the Project GMP has been established and within the time period set forth in the Schedule, Landlord shall enter into a construction contract (the “Construction Contract”) for the Project GMP with Landlord’s Contractor for the

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performance of the Work. The terms of the Construction Contract shall be consistent with the terms of the Project GMP established in accordance with this Work Letter, and the Construction Contract (and all subcontracts) shall otherwise be subject to Tenant’s review and approval prior to the execution thereof. Landlord agrees that it shall expressly include in the Construction Contract and in each other contract or agreement with Landlord’s Contractor, a requirement (and an acknowledgement by Landlord’s Contractor) that Tenant is a direct intended third party beneficiary thereof (and of any subcontracts that Landlord’s Contractor enters into), that Tenant shall be entitled to rely upon the provisions thereof and that, if Landlord breaches or defaults under the Lease or this Work Letter beyond any applicable notice and/or cure period, Tenant shall have the express right (but not the obligation) to directly enforce such agreements and contracts as if it were a direct party thereto. Landlord shall deliver to Tenant a copy of the executed Construction Contract at least five (5) days prior to the commencement of the Work. Landlord shall not modify or amend the Construction Contract in any material respect without Tenant’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, and in no event at any expense to Tenant. Notwithstanding Tenant’s participation in the establishment of the Project GMP, the selection of any subcontractors and/or suppliers, and Tenant’s rights contained herein for the review and approval of the Construction Contract, Landlord shall be solely responsible for the Work, for the oversight and supervision of Landlord’s Contractor’s construction of the Work, for the enforcement of the Construction Contract, and for the payment and performance of all of the obligations of the “owner” under the Construction Contract; and Tenant shall not have any responsibility therefor.

7.                                      Provision of Plans. In addition to the submissions contemplated in Section 3 hereof, from time to time upon request by Tenant or Tenant’s Construction Representative, Landlord shall furnish to Tenant or Tenant’s Construction Representative the most current and complete architectural, design, mechanical, electrical and structural drawings and specifications for the Work, and specifications for all other parts, equipment, components, elements and facilities of the Work pertinent to the design, pricing, bidding or construction of the Work, in print form and in digital Auto-Cad drawing file format, either free of copyright or with such licenses or other consents as are reasonably necessary to enable Tenant and Tenant’s design professionals and contractors to utilize the same in connection with the design, construction, maintenance, alteration, operation, reconstruction and occupancy of the Premises. Such drawings and specifications shall include, without limitation, schedules, and information pertaining to elevators, mechanical shafts, fire stairs, restrooms, and columns, and Landlord shall, upon reasonable request by Tenant, share all information with Tenant and Tenant’s Construction Representative with respect to drawings, mechanical systems, structure, core and shell and field measurements, All such plans, documents, drawings and specifications shall be accompanied by written authorization from the Architect, engineer and/or other professional permitting the use thereof by Tenant, Tenant’s Construction Representative and Tenant’s design professionals, who shall be entitled to rely on the material accuracy and completeness of all plans, documents, drawings and specifications furnished by Landlord and Landlord’s design professionals.

8.                                      Project Cost; Payment.

(a)                                 The Project Cost shall be borne by Landlord and Tenant as set forth in Sections 1.02(a) and 5.01(a) of the Lease.

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(b)                                 Each month, before the submission of an application for payment (which shall in all cases reflect retainage required under the Construction Contract) by Landlord’s Contractor (each, an “Application for Payment”), Landlord’s Construction Representative, Tenant’s Construction Representative and Landlord’s Contractor shall promptly and timely meet to discuss such Application for Payment. Applications for Payment (together with all documentation and evidence supporting such Application for Payment) shall be submitted by Landlord’s Contractor to Landlord monthly, following the end of each month, and Landlord shall promptly forward the same to Tenant’s Construction Representative. In addition, Landlord shall also forward to Tenant’s Construction Representative a monthly report of the status of the project budget for the Work (including but not limited to an updated project budget progress comparison), PFI log, shop drawing log, PCO log, CO log, and current testing reports. Applications for Payment shall include documentation with complete back-up, evidencing the scope and cost of any Work actually performed during the previous month, together with copies of any applicable partial or final releases of mechanic’s liens from Landlord’s Contractor and its subcontractors.

(c)                                  Within three (3) business days after his or her receipt of any Application for Payment, Tenant’s Construction Representative shall visit the Premises to determine whether, to his or her knowledge based upon his or her inspection of the Work performed, the quantity and quality of the Work performed by Landlord’s Contractor is consistent with the Construction Documents and with the amount invoiced by Landlord’s Contractor. Within two (2) business days after such visit, Tenant shall either (A) approve, sign and return the Application for Payment in the amount applied for by Landlord’s Contractor, or (B) withhold approval of the amount applied for, notifying Landlord, in writing, of the reasons for withholding approval, or (iii) approve in part (and with respect to such approved part sign and return the Application for Payment in the amount applied for by Landlord’s Contractor with respect to such approved part), and withhold approval in part of the amount applied for, notifying Landlord, in writing, of the part(s) disapproved and the reasons for withholding approval. The parties acknowledge that funding of the amount applied for in each instance shall also be subject to Landlord’s lender’s approval and that the time periods for inspection, approval or disapproval, as the case may be may need to be accelerated to meet the requirements of applicable law in regard to disputing a requested payment. The amount of each payment so approved shall be calculated as provided in the Construction Contract. If Tenant does not give or withhold its approval of any Application for Payment within such five (5) business day period, Landlord shall have a right to provide a second request for approval and provided such second request shall state in upper case, bold type that it is a “DEEMED APPROVAL NOTICE” if Tenant shall fail to respond to such second written request within three (3) business days after Tenant’s receipt thereof, then such Application for Payment shall be deemed approved by Tenant.

(d)                                 The initial schedule of values used as a basis for payment and any changes thereto shall be in accordance with the applicable terms and limitations provided in this Work Letter and the schedules attached hereto, and subject to Tenant’s approval. If Tenant is unable to approve any Application for Payment in the full amount applied for, Tenant shall promptly approve the Application for Payment to the extent and in the amount that it is able, and work under this Work Letter and the Construction Contract shall continue pending the resolution of any dispute or controversy involving any disapproved portion of the Application for Payment in accordance

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with the terms hereof. Landlord shall process each approved Application for Payment (or portion thereof) promptly and in all events in accordance with the Construction Contract.

(e)                                  [NOTE: PROVIDE FOR PAYMENT WITHIN 3 BUSINESS DAYS AFTER THE 5 BUSINESS DAY PERIOD DESCRIBED IN SECTION 8(C) ABOVE, BASED ON PRO RATA SHARE OF INVOICES FOR CONSTRUCTION COSTS, SUCH SHARE TO BE BASED ON THE PROPORTION LANDLORD OR TENANT’S INVESTMENT BEARS TO THE ACCEPTABLE TOTAL, UNTIL TENANT’S TOTAL FUNDING OBLIGATIONS ARE MET (EXCEPT THAT LANDLORD IS LIABLE FOR 100% OF THE FIRST $3M OF CONTINGENCY, WITH THE NEXT $3M OF CONTINGENCY TO BE SHARED 50/50). IN NO EVENT SHOULD TENANT BE REQUIRED TO MAKE PAYMENT ON AN INVOICE SOONER THAN LANDLORD IS REQUIRED TO MAKE PAYMENT ON SUCH INVOICE.]

(f)                                   The Construction Contract and contracts with all subcontractors and material suppliers shall contain the retainage requirements reasonably acceptable to Tenant, consistent with the nature of the contract involved, and shall provide that the applicable contracting party will not be paid in full until all work required to be done, including but not limited to punchlist items, has been completed.

(g)                                  No payment of the Project Cost shall be made to Landlord’s Contractor absent approval (or deemed approval) by Tenant.

(h)                                 Approval of any Application for Payment (or any portion thereof) shall not represent acceptance of any non-conforming Work, or impair or otherwise affect Tenant’s right to specific performance of Landlord’s obligations, unless Tenant specifically agrees in writing to accept such non-conforming Work or agrees in writing to waive such right of specific performance, as applicable.

(i)                                     Landlord shall fully comply with all applicable Legal Requirements with respect to payments to Landlord’s Contractor and other contractors, subcontractors and suppliers to whom payments may be owed by Landlord, and Tenant shall not act or commit to act in any way that causes Landlord’s noncompliance.

(j)                                    Landlord shall maintain, and require by contract that, Landlord’s Contractor and all subcontractors shall keep separate books and records for the Tenant Specific Improvements. Landlord, Landlord’s Contractor and all subcontractors shall maintain their respective books and records concerning the costs of all of the Work for a period of not less than three (3) years beyond the termination of the Construction Contract. Upon reasonable prior written notice to Landlord or Landlord’s Contractor or subcontractors, Tenant shall be permitted, during normal business hours, to audit the books and records of Landlord and of Landlord’s Contractor and subcontractors for verification of the costs of the Work.

9.                                      Changes to Work and/or Construction Documents by Landlord. If any materials or components for the Work specified in the Construction Documents shall not be available upon commercially reasonable terms, Landlord reserves the right to make substitutions of materials and/or components of substantially equivalent quality and utility, consistent with the quality

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required under the final, approved Construction Documents and without impairing the utility, efficiency or visual impact of the Work; provided, that, in each instance, Landlord gives Tenant prior notice thereof and Landlord consults with Tenant and its design professionals to identify and select substitute materials and/or components, and Tenant approves such substitutions as provided hereinafter. Landlord also reserves the right to make minor changes to the Work reasonably necessitated by conditions met in the course of construction of which Landlord, acting in a commercially reasonable manner, was not aware; provided, that Tenant’s written approval of any change shall first be obtained. Landlord shall not make substitutions of materials and/or components or changes in the Work for the primary purpose of satisfying the Schedule unless approved by Tenant in writing, which approval shall not be unreasonably withheld, delayed or conditioned. Any savings shown to result from such substitutions by Landlord shall be credited against the Project Cost and shall reduce the Project GMP by the amount of such savings, and the Project GMP shall be increased by any net excess cost of such substitute materials and/or components over the costs of the materials and/or components originally specified, provided that Tenant shall have approved such substitution and increased cost in writing as provided above in this Section. If the unavailability of materials or components or changes to the Work is caused solely and directly by any act, omission or delay of Landlord or any of Landlord’s contractors, that is in breach of the Lease, this Work Letter or the Construction Contract, Landlord shall promptly pay the reasonable fees of Tenant’s design professionals incurred in connection with evaluating the proposed substitutions or other changes pursuant to this Section 9 and Landlord, and not Tenant, shall pay any excess cost of such substitute materials and/or components over the costs of the materials and/or components originally specified; provided, however, for the avoidance of doubt, if the unavailability of materials or components or changes to the Work are solely a result of Tenant Delay, such costs shall be borne by Tenant. If Tenant does not give or withhold its approval under this Section 9 within three (3) business days after Tenant’s receipt of Landlord’s written request, Landlord shall have a right to provide a second request and provided such second request shall state in upper case, bold type that it is a “DEEMED APPROVAL NOTICE” if Tenant shall fail to respond to such second written request within three (3) business days after Tenant’s receipt thereof, then such request shall be deemed approved by Tenant. For the avoidance of doubt, nothing in this Section 9 shall be deemed to require Tenant to pay for any costs or expenses associated with the Work except as specifically provided in the Lease or this Work Letter.

10.                               Change Orders. After Tenant shall have accepted the Project GMP, changes to the Work by Tenant or Landlord, as the case may be, shall be accomplished by Change Order. As used in this Work Letter, a “Change Order” shall mean a written instrument prepared by Landlord and signed by Landlord and Tenant stating their agreement upon all of the following: (A) the change in the Work and/or the Construction Documents; (B) the extent of the adjustment, if any, in the Project GMP; and (C) the extent of the adjustment in the Schedule, if any. Landlord shall act reasonably and diligently, and as expeditiously as possible, in preparing a Change Order, and Tenant shall act reasonably and diligently, and as expeditiously as possible, in approving a Change Order prepared by Landlord and submitted to Tenant. No Change Order initiated by a party may have the effect of increasing the amount that the non-initiating party must pay pursuant to the terms of Section 1.02(d) of the Lease; provided, however, in the event of a Change Order that would increase the amount that the non-initiating party must pay, the initiating party may agree to pay for such Change Order.

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11.                               Construction Milestones; Substantial Completion.

(a)                                 Construction Milestones. Landlord acknowledges that Substantial Completion of the Premises (as hereinafter defined) within the applicable time period provided in the Schedule and subject to the terms and conditions of the Lease is material to Tenant’s willingness to enter into this Lease. In order to assure Tenant of Landlord’s diligence in prosecuting the actions necessary to achieve Substantial Completion of Premises in accordance with the Schedule, Landlord and Tenant shall identify, with the input of Landlord’s Contractor, certain critical milestones to be achieved or satisfied by Landlord and Landlord’s Contractor by certain specified dates, to be set forth on Attachment 3 to this Work Letter (each a “Construction Milestone”, and collectively the “Construction Milestones”). Landlord and Landlord’s Contractor each shall use commercially reasonable efforts to achieve or satisfy each of the Construction Milestones by the applicable date set forth on Attachment 3. The Lease sets forth the consequences should the Construction Milestones not be timely met.

(b)                                 Substantial Completion of Premises. Landlord and Landlord’s Contractor each shall work diligently to achieve (or cause achievement of) Substantial Completion (as defined herein) of the Premises on or before the Outside Delivery Date. The Lease sets forth the consequences should the Substantial Completion of the Premises not be achieved by the Outside Delivery Date.

(c)                                  Notice of Substantial Completion; Punchlist. Landlord shall endeavor to provide Tenant with Notice at least thirty (30) days in advance of the anticipated date of the Substantial Completion of the Premises, but failure of Landlord shall not be a default hereunder. Within fifteen (15) days after the date on which Tenant receives Landlord’s notice of the occurrence of the Substantial Completion of the Premises, Landlord’s Construction Representative and Tenant’s Construction Representative shall conduct a joint walk-through of the Premises to inspect the Premises (including, in addition to the Building, all driveways, parking areas and other exterior areas of the Premises), have all systems commissioned and demonstrated (as applicable), and Tenant shall create a punch list of any items which Landlord has not completed in accordance with the Construction Documents or which needs to be repaired in order to achieve Final Completion of the Premises. Landlord agrees to complete the items set forth on the punch list within thirty (30) days of receipt of such list; provided, however, if Landlord is working diligently to complete the items on the punch list, Landlord shall have such additional time as is reasonably required to complete such items so long as Landlord can reasonably demonstrate to Tenant that such item or items could not have reasonably been completed within such initial thirty (30) day period; provided, however, Landlord shall use commercially reasonable efforts to avoid any unreasonable and unnecessary interference with Tenant’s use or occupancy of the Premises.

12.                               Warranty.

(a)                                 Landlord hereby warrants that all labor and materials provided or required to be provided as a part of the Work (including, without limitation, all materials and equipment) will be in accordance with the requirements of the Construction Documents and free from defects. In no event shall Tenant be obligated to pay any sum or make any contribution to Landlord, as Rent, a Tenant Funded Amount, or otherwise, for the correction of any defect in the Work or

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otherwise arising out of the failure of the Work to conform to Landlord’s warranty in this Section 12(a).

(b)                                 In addition to, and without limiting, the foregoing and any other provisions of this Work Letter or the Lease, for a period of one (1) year after the Commencement Date of the Lease, Landlord shall repair or replace, at Landlord’s sole cost and expense, all Work that does not conform to the requirements of Section 12(a). Landlord shall secure and provide for the Building and Premises all such industry-standard material and system warranties and cause all warranties relating to any portions of the Work for which Tenant is responsible to repair, maintain or replace pursuant to the terms of the Lease, including, but not limited to warranties relating to lab equipment, given by Landlord’s Contractor, subcontractors and suppliers to be assigned in writing to Tenant, upon completion of the Work. All repairs or replacements shall be made at the reasonable convenience of Tenant during non-Business Hours and in a manner intended not to unreasonably and unnecessarily interfere with Tenant’s use and occupancy of the Premises. If any item of the Work is repaired or replaced due to its failure to comply with the warranty described in this Section 12(b), the warranty with respect to such item shall likewise extend to all such repairs and replacements. Notwithstanding the foregoing, Landlord makes no warranty herein with respect to any defect in the Work constructed by Landlord to the extent attributable to Tenant’s failure to follow any manufacturer’s instructions with regard to the use and care of the Work (and not caused by a breach or violation by Landlord or Landlord’s Contractor or any subcontractor, of the provisions of this Work Letter or the Lease), or to otherwise maintain the same in accordance with commonly recognized industry standards if and to the extent Tenant is expressly responsible for such maintenance pursuant to the terms of the Lease. Nothing herein is intended to limit the maintenance and repair responsibilities of Landlord and Tenant as provided in the Lease.

(c)                                  Landlord further represents, warrants and covenants that the Premises shall not, upon Substantial Completion of the Premises, and except as included in the Construction Documents contain any Hazardous Substances requiring registration, remediation or other handling under any Environmental Laws, nor any underground or above-ground storage tanks located on or within the Premises.

(d)                                 To the extent that the requirements for notice, periods for cure or correction and other conditions precedent for the exercise by Tenant of its rights under this Section 12 conflict with those set forth in the Lease, the requirements for notice, periods for cure or correction and other conditions precedent for the exercise by Tenant of its rights under this Section 12 shall control.

13.                               Substantial Completion and Final Completion.

(a)                                 As used herein “Substantial Completion of the Premises” (including derivative terms) means:

(i)                                     Construction of all of Work, including, to the extent applicable, all parking areas, driveways, access roads and entry areas (and related curbs, traffic control devices and signage, etc. for the use and operation thereof in accordance with all Legal Requirements), the Building roof, entrance, any public areas and signage, storm-water management systems and

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utility systems in support of the foregoing shall have been completed in accordance with the Construction Documents and all applicable Legal Requirements, and the requirements of public authorities and with the reasonable and customary requirements of insurance underwriters, and the Architect shall have issued its certificate of substantial completion and shall have specifically certified that:

(1)                                 Tenant can use the Premises (including all interior and exterior portions thereof, including without limitation, in addition to Tenant’s business operations areas, all driveways and parking areas, sidewalks, lobbies and restrooms), for their intended purposes without any further material work or interference to Tenant in conducting its ordinary business activities;

(2)                                 Any incomplete items do not impair Tenant’s normal business operations or detract from the intended appearance of the Premises, and the completion thereof will not so impair such business operations or appearance;

(3)                                 Landlord shall have secured a permanent certificate of occupancy for the use and occupancy of the Premises (including without limitation all of the Work) for the uses thereof permitted under the Lease, from the municipality having jurisdiction over the Premises;

(4)                                 Tenant, its employees, agents and invitees, have reasonable and customary access, as intended by the Construction Documents, to the Building and the Premises, through the lobby, entrance ways, stairways, elevators and hallways; and

(5)                                 The Premises are in turn-key condition, free and clear of Landlord’s and Landlord’s Contractors’ tools, materials and equipment and all debris, ready for the installation of any equipment, furniture, fixtures, or decorations that Tenant will install and which were not included in the Construction Documents, and all perimeter windows shall have been cleaned.

(ii)                                  Without in any way limiting the foregoing, the following specific items shall have been constructed, installed and completed in accordance with the Construction Documents, and shall be safe and secure and in good condition and operating order, and shall be covered by such certificate of occupancy: All Building systems and components, including, but not limited to, elevators, HVAC, utilities, telephone, data, security and life safety, mechanical, electrical and plumbing systems in all areas of the Building;

(iii)                               Without in any way limiting the foregoing, all critical systems shall have been commissioned and Tenant shall have approved the same in writing.

(b)                                 As used herein, “Final Completion of the Premises” means (i) Substantial Completion has been achieved with respect to the entire Premises, and (ii) all of the Work not completed at Substantial Completion with respect to the entire Premises is completed, including all punch list items.

14.                               Tenant’s Separate Contractors. Landlord acknowledges that during the period that Landlord’s Contractor is performing the Work as set forth in the Schedule, Tenant may engage

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separate contractors (the “Tenant’s Contractors”) to provide furniture, computer and other equipment, signage, cabling and wiring, and other items required by Tenant for its use and enjoyment of the Premises (collectively, “Separate Tenant Work”). Landlord shall permit Tenant’s Contractors to have (i) reasonable use of freight elevators, (ii) reasonable facilities for storage of their equipment and materials and staging of any construction work they may undertake, and (iii) reasonable parking rights; provided, however, that Tenant’s Contractors may not interfere with the progress of construction of the Work and after notice to Tenant, if interference is not eliminated, shall constitute Tenant Delay. Landlord shall cause Landlord’s Contractor to cooperate in a reasonable manner with Tenant’s Contractors and Tenant shall cause Tenant’s Contractors to cooperate in a reasonable manner with Landlord’s Contractor. Notwithstanding the foregoing, all access and work by Tenant’s Contractors shall be subject to the reasonable scheduling, safety, security, staging, insurance and stop-work order requirements reasonably and timely imposed by Landlord’s Contractor; provided Landlord’s Contractor shall provide reasonable prior notice of such requirements. Additionally, Landlord shall cause Landlord’s Contractor, and Tenant shall cause Tenant’s Contractors, to enforce strict discipline and good order among their respective employees, and among their respective subcontractors and sub-subcontractors (and their respective employees), to maintain and observe sound and harmonious labor practices and to take all reasonable steps to avoid labor disputes and work stoppages, damage to property or delay in the Schedule. Tenant shall be responsible for such permits, licenses and approvals as may be required for the work of Tenant’s Contractors and for all fees associated with the same. If requested by Tenant, Landlord shall assist Tenant and its design professionals, at no cost to Landlord, to obtain such permits, licenses and approvals required, including the identification of, and assistance with the preparation of, all requisite application documents, the coordination of the submission of such application documents, and consultation and meetings with Tenant and Tenant’s Contractors, and with governmental representatives, to facilitate the proper and expeditious processing of such applications.

15.                               Tenant’s Access to Premises During Construction. Subject to Section 14 of this Work Letter, Section 2.01(c) of the Lease, and to Landlord and Landlord’s Contractors’ reasonable rules and regulations for the safety and protection of persons and property, and for the timely prosecution of the Work, Tenant and its agents, representatives, employees and contractors shall have access to the Premises at all times during the construction of the Work for the purpose of (i) taking measurements and installing furniture, fixtures and equipment within the Premises, (ii) performing Separate Tenant Work, as provided in Section 14, and (iii) inspecting and verifying the progress and performance of the Work. Tenant shall provide all labor, materials, and expertise necessary for the construction of any Separate Tenant Work. No such access to or performance of Separate Tenant Work in the Premises shall accelerate the Commencement Date or require Tenant to pay any Rent under the Lease unless Tenant also commences the normal conduct of business in the entirety of the Premises or otherwise if and as expressly provided in the Lease; provided, however, that if, after the Work is Substantially Complete, Tenant occupies the Premises for the installation of Tenant’s furnishings and equipment, Tenant shall pay utility costs actually incurred as a result of such installation following the date of Substantial Completion of Work. Any early access pursuant to this Section 15 may not interfere with the progress of construction of the Work and after notice to Tenant, if interference is not eliminated, shall constitute Tenant Delay.

*** Confidential material redacted and filed separately with the Commission.

16.                               Meetings. To coordinate and facilitate the timely completion of the Work, commencing upon the execution of the Lease, Landlord and Tenant shall schedule design/construction meetings not more frequently than weekly, and not less frequently than once every other week (commencing not later than as provided in the Schedule, and provided that any of such meetings may be combined with a meeting of other project personnel, contractors and/or subcontractors), which shall be attended by appropriate representatives of Landlord and Tenant and if reasonably necessary, their contractors and design professionals, to discuss the progress of design, construction, materials procurement and implementation of the Work. Landlord, upon Tenant’s (or Tenant’s Construction Representative’s) request, shall arrange for a meeting between Landlord, Landlord’s Contractors (as applicable) and Tenant and/or their respective design professionals, contractors and/or their respective agents (including, but not limited to, Landlord’s Construction Representative and Tenant’s Construction Representative) with respect to the Work. Each party shall have reasonable and necessary access to the pertinent contracts, plans, change orders, field directives, records and data of the other party, its contractors and agents. Without limiting the foregoing, Landlord shall, within five (5) business days following Landlord’s (or Landlord’s Construction Representative’s) receipt of Tenant’s written request therefor, deliver to Tenant (through Tenant’s Construction Representative) written minutes of any meeting(s) between Landlord and/or Landlord’s Construction Representative and Landlord’s Contractors (as applicable) and/or any sub-contractors, sub-subcontractors or material suppliers, pertaining to the Work, and, if Tenant so requests, Landlord shall arrange a special meeting between any such sub-contractors, sub-subcontractors and/or material suppliers and Tenant and its design professionals, contractors and their respective agents (including, but not limited to, Tenant’s Construction Representative). Except during meetings or in connection with an emergency, Tenant agrees to communicate (and to cause Tenant’s Construction Representative to communicate) with Landlord’s Contractor and its subcontractors only through Landlord’s Construction Representative (or a substitute representative with comparable authority), which representative shall be available on a timely basis so as to act as an effective intermediary.

17.                               Dispute Resolution. [NOTE: AS WILL BE SET FORTH IN ATTACHMENT 4 WHICH SHALL BE AGREED UPON BY LANDLORD AND TENANT, DISPUTE RESOLUTION PROCEDURE SHOULD BE MANDATORY FOR MATTERS WHERE MORE THAN $25,000 BUT LESS THAN $100,000 IS AT ISSUE; THE PARTIES MAY AGREE TO SUBMIT DISPUTES OF LESS THAN $25,000 OR MORE THAN $100,000.00 TO SUCH DISPUTE RESOLUTION PROCEDURE, HOWEVER IT WILL NOT BE MANDATORY.]

(a)                                 Selection of Independent Neutral. Within thirty (30) calendar days following the Effective Date of the Lease, Landlord and Tenant shall use reasonable efforts to select an unaffiliated third party with substantial expertise in the construction of comparable quality office and laboratory buildings in the Wilmington, Delaware area to serve as an independent neutral with respect to disputes arising under this Work Letter as set forth on Attachment 4 attached hereto (the “Independent Neutral”), Only those disputes or matters set forth on Attachment 4 shall be subject to the provisions of this Section 17. If Landlord and Tenant do not agree on an individual to serve as the Independent Neutral within such thirty (30)-day period, Landlord and Tenant shall, within thirty (30) calendar days thereafter, each select an unaffiliated third party with substantial expertise in the construction of Class “A” office buildings in the Wilmington, Delaware area to serve as “Landlord’s Dispute Representative” and “Tenant’s Dispute

*** Confidential material redacted and filed separately with the Commission.

Representative”, respectively. Within fifteen (15) calendar days after their selection, Landlord’s Dispute Representative and Tenant’s Dispute Representative shall jointly select an unaffiliated third party with substantial expertise in the construction of Class “A” office buildings in the Wilmington, Delaware area to serve as the Independent Neutral.

(b)                                 Duties of the Independent Neutral. The Independent Neutral shall serve to facilitate the resolution of the disputes and matters described on Attachment 4. Such disputes arising under this Exhibit shall be promptly presented to the Independent Neutral. The Independent Neutral will attempt to resolve disputes with the parties within ten (10) business days after he/she is presented with the dispute. The parties shall cooperate fully with the Independent Neutral and shall provide such additional information, documentation or materials as the Independent Neutral may request. If the parties do not resolve the dispute amicably within such ten (10) business day period, the parties are free to exercise any and all rights and remedies as they may have at law or in equity. The time periods herein are not jurisdictional and shall be subject to change by the Independent Neutral for good cause shown, and notwithstanding anything in this Article 17 to the contrary, Landlord and Tenant shall work cooperatively to resolve disputes in a manner as to not cause material delays in the Substantial Completion or Final Completion of the Work.

(c)                                  The Independent Neutral shall have the authority to establish the procedures for resolving the dispute including, without limitation, if necessary, retaining a consultant to advise on technical matters.

(d)                                 Compensation of Independent Neutral. The Independent Neutral shall be paid a reasonable hourly fee for his/her services and shall be reimbursed all reasonable out-of-pocket costs incurred in carrying out his/her duties hereunder. All costs of engaging the Independent Neutral, including the retainer and costs described herein, shall be shared equally between Landlord and Tenant. Landlord and Tenant shall each pay their own costs associated with the engagement of Landlord’s Dispute Representative and Tenant’s Dispute Representative, respectively.

18.                               Time of Essence. Time is of the essence with respect to all time periods mentioned in or established in accordance with this Work Letter, subject to Force Majeure, delay by Landlord and Tenant Delay, if and as applicable.

19.                               Approvals. [NOTE: THE PARTIES AGREE TO MODIFY THE PROVISIONS OF THIS WORK LETTER IN CONNECTION WITH THE AMENDMENT OF THE LEASE PURSUANT TO SECTION 1.02(F) OF THE LEASE TO REFINE THE TIME/PROCESS FOR APPROVAL BY EITHER PARTY, INCLUDING DEEMED APPROVAL IN PARTICULAR CIRCUMSTANCES OR ASSESSMENT OF TENANT DELAY FOR NO TIMELY RESPONSE. THROUGHOUT WORK LETTER, APPROVALS BY EITHER PARTY NOT TO BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED. EXCEPTIONS TO BE MADE FOR CRITICAL ITEMS AND DEEMED APPROVAL TO APPLY IN INSTANCE OF NO RESPONSE ONLY IF ITEM FOR WHICH APPROVAL IS SOUGHT IS CONSISTENT WITH OVERALL DESIGN AND PRIOR APPROVALS. LANDLORD TO COOPERATE WITH TENANT IN THE EVENT TENANT REQUESTS ADDITIONAL TIME TO RESPOND.]

*** Confidential material redacted and filed separately with the Commission.

ATTACHMENT 1

WORK DOCUMENTS

[See attached]

*** Confidential material redacted and filed separately with the Commission.

ATTACHMENT 2

INITIAL BUDGET

***

*** Confidential material redacted and filed separately with the Commission.

ATTACHMENT 3

CONSTRUCTION MILESTONES

[TO BE ATTACHED IN CONNECTION WITH THE AMENDMENT
 OF THE LEASE REFERENCED IN SECTION 1.02(F) THEREIN.]

*** Confidential material redacted and filed separately with the Commission.

ATTACHMENT 4

DISPUTES

[TO BE ATTACHED IN CONNECTION WITH THE AMENDMENT
OF THE LEASE REFERENCED IN SECTION 1.02(F) THEREIN]

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT B-2

SOFT COST SCHEDULE

***

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT C

FORM OF LEASE TERM CERTIFICATION

THIS LEASE TERM CERTIFICATION is made as of the        day of            , 200    , by and between                  , a                          (“Landlord”), and                  , a                       (“Tenant”), and is intended to be a part of and incorporated into that certain Lease Agreement, dated as of                  , 200    , by and between Landlord and Tenant (“Lease”). Capitalized terms not defined herein shall have the meaning given to them in the Lease. The parties hereto agree that:

(1)                                 The Commencement Date shall be                   , 200    ; and

(2)                                 The Initial Expiration Date shall be                        , 200     .

TENANT:

a

By:
Name:
Title:
An Authorized Signatory

LANDLORD:

a

By:
Name:
Title:
An Authorized Signatory

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT D

INTENTIONALLY OMITTED

*** Confidential material redacted and filed separately with the Commission.

Exhibit E-1

Form of Letter of Credit

[To be written on Bank letterhead]

IRREVOCABLE LETTER OF CREDIT

DATE:

TO:

RE:  Irrevocable Letter of Credit No.               ; U.S. $ 15,000,000.00

Gentlemen:

We hereby issue our irrevocable, unconditional (EXCEPT AS HEREIN STATED) Letter of Credit No.            in your favor.

We undertake to honor your draft or drafts on us at sight, drawn from time to time, in an amount or amounts not exceeding, in the aggregate, U.S. $15,000,000.00, when made by a sight draft in the form of Attachment A and accompanied by a statement on your letterhead stating either:

“WE DRAW IN THE AMOUNT OF               DUE TO AN EVENT OF DEFAULT THAT HAS OCCURRED AND ALL APPLICABLE NOTICE AND CURE PERIODS HAVE EXPIRED WITHOUT CURE AND WE ARE ENTITLED TO DRAW SUCH AMOUNT PURSUANT TO THE TERMS OF THE LEASE AGREEMENT BETWEEN AUGUSTINE LAND I., L.P. AND INCYTE CORPORATION, DATED             , 2013.”

OR

“THE LETTER OF CREDIT WILL EXPIRE WITHIN SIXTY (60) DAYS AND NO RENEWAL OR SUBSTITUTE LETTER OF CREDIT HAS BEEN ISSUED TO US PURSUANT TO THE TERMS OF SECTION 8 OF EXHIBIT E-2 OF THE LEASE AGREEMENT BETWEEN AUGUSTINE LAND I, L.P. AND INCYTE CORPORATION, DATED         , 2013, AND WE ARE ENTITLED TO DRAW UPON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF SUCH LEASE.”

OR

“WE DRAW IN THE AMOUNT OF          DUE TO A FAILURE TO AMEND OR REPLACE THE LC TO REFLECT A SUSPENSION IN THE REDUCTION SCHEDULE AND WE ARE ENTITLED TO DRAW SUCH AMOUNT PURSUANT TO THE TERMS OF THE LEASE AGREEMENT BETWEEN AUGUSTINE LAND I., L.P. AND INCYTE CORPORATION, DATED          , 2013.”

Partial Drawings are Permitted.

We agree that we shall have no duty or right to inquire as to the basis upon which you have determined that the amount is due and owing or have determined to present to us any draft under this Letter of Credit.

DRAFTS AND DOCUMENTS MUST BE PRESENTED AT OUR OFFICE, ADDRESSED: BANK OF AMERICA, N.A., 1 FLEET WAY, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS - STANDBY DEPARTMENT,

*** Confidential material redacted and filed separately with the Commission.

VIA HAND DELIVERY, NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OR BY FACSIMILE TO 800-755-8743, (ALL FACSIMILE PRESENTATIONS MUST BE FOLLOWED BY A TELEPHONE CALL TO 800-370-7519 TO CONFIRM RECEIPT) ANY SUCH FACSIMILE PRESENTATION SHALL NOT REQUIRE THE PRESENTATION OF THE ORIGINAL DOCUMENTATION AT OUR OFFICE.

IF A DRAWING IS MADE BY YOU HEREUNDER AT THE ABOVE ADDRESS AT OR PRIOR TO 10:00 A.M., SCRANTON, PENNSYLVANIA TIME ON A BUSINESS DAY, PROVIDED THAT SUCH DRAWINGS AND THE DOCUMENTS AND OTHER ITEMS PRESENTED IN CONNECTION THEREWITH CONFORM TO THE TERMS AND CONDITIONS HEREOF, PAYMENT WILL BE MADE TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN THE CLOSE OF BUSINESS, SCRANTON, PENNSYLVANIA TIME, ON THE NEXT BUSINESS DAY AFTER PRESENTATION OF COMPLYING DOCUMENTS. IF A DRAWING IS MADE BY YOU HEREUNDER AT THE ABOVE ADDRESS AFTER 10:00 A.M., SCRANTON, PENNSYLVANIA TIME ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAWING AND THE DOCUMENTS AND OTHER ITEMS PRESENTED IN CONNECTION THEREWITH CONFORM TO THE TERMS AND CONDITIONS HEREOF, PAYMENT WILL BE MADE TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN THE CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY AFTER PRESENTATION OF COMPLYING DOCUMENTS. AS USED HEREIN, “BUSINESS DAY” SHALL MEAN A DAY ON WHICH BANKS LOCATED IN WILMINGTON, DELAWARE, ARE NOT AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

This Letter of Credit is valid through and including                          , 20     , provided, however, that this Letter of Credit will be automatically extended without amendment for successive periods of one (1) year each from the present or any future expiration date hereof, unless at least sixty (60) days prior to any such expiration date we elect not to extend this Letter of Credit and give you notice of such election, which notice shall be deemed given when sent by us. Any such notice shall be in writing and shall be delivered by overnight courier service, or by certified mail (return receipt requested), you, Attn:           (or such other address for any such notices which you may hereafter specify in a written notice delivered to us). If the expiration date is a business day, the expiration date shall automatically extend to the next business day.

THE AMOUNT AVAILABLE TO BE DRAWN HEREUNDER SHALL BE AUTOMATICALLY REDUCED, WITHOUT AMENDMENT, ACCORDING TO THE FOLLOWING SCHEDULE:

***

HOWEVER, IN THE EVENT THAT A DRAWING(S) EFFECTED HEREUNDER SHOULD, AT THE TIME OF SUCH DRAWING, REDUCE THE ACTUAL AVAILABLE AMOUNT HEREUNDER BELOW THAT AMOUNT AVAILABLE AS SHOWN IN THE ABOVE SCHEDULE, THEN THE AMOUNT AVAILABLE HEREUNDER SHALL REMAIN AT THE THEN CURRENT AVAILABLE AMOUNT, IRRESPECTIVE OF THE ABOVE SCHEDULE, UNTIL SUCH TIME THAT THE THEN CURRENT AVAILABLE AMOUNT SHALL EXCEED THE CORRESPONDING AMOUNT PER THE ABOVE SCHEDULE.

IF REQUESTED BY YOU, PAYMENT UNDER THIS LETTER OF CREDIT SHALL BE MADE BY WIRE TRANSFER OF FEDERAL FUNDS TO YOUR ACCOUNT WITH ANY BANK THAT IS A MEMBER OF THE FEDERAL RESERVE SYSTEM.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND SUBJECT TO YOUR PAYMENT OF OUR CUSTOMARY TRANSFER CHARGE OF USD 500. SUCH TRANSFER FORM IS ATTACHED HERETO AS ATTACHMENT B.

*** Confidential material redacted and filed separately with the Commission.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A CERTIFIED TRUE COPY OF THE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN INDEMNIFICATION FORM ACCEPTABLE TO US (SUCH FORM IS ATTACHED HERETO AS ATTACHMENT C).

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE AND THE INTERNATIONAL STANDBY PRACTICES (ISP98), THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590. AND, IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF DELAWARE WILL CONTROL.

Very truly yours,

[Bank Name]
By:	Vice President, duly authorized

*** Confidential material redacted and filed separately with the Commission.

ATTACHMENT A

SIGHT DRAFT

DATE:

TO:	[Bank Name]
[Address]

PAY TO THE ORDER OF                                                                       $    [Numerical]

                     [Written]                             Dollars.

Drawn under Letter of Credit No.                           dated                       , 20    .

By:
Authorized Signatory

*** Confidential material redacted and filed separately with the Commission.

ATTACHMENT B

TRANSFER FORM

                                  , 200

Bank of America N.A.

1 Fleet Way,

Scranton, PA 18507

Mail Code PA6-580-02-30

Attn: Trade Services - Standby Unit

Re:        Irrevocable Standby Letter of Credit No.

We request you to transfer all of our rights as beneficiary under the Letter of Credit referenced above to the transferee, named below:

Name of Transferee

Address

By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.

We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.

For your transfer fee of $500.00

*               Enclosed is our check for $

*               You may debit my/our Account No.

We also agree to pay you on demand any expenses which may be incurred by you in connection with this transfer.

*** Confidential material redacted and filed separately with the Commission.

The signature and title at the right conform with those shown in our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form. The authorization of the Beneficiary’s signature and title on this form also acts to certify that the authorizing financial institution (i) is regulated by a U.S. federal banking agency; (ii) has implemented anti-money laundering policies and procedures that comply with applicable requirements of law, including a Customer Identification Program (CIP) in accordance with Section 326 of the USA PATRIOT Act; (iii) has approved the Beneficiary under its anti-money laundering compliance program; and (iv) acknowledges that Bank of America, N.A. is relying on the foregoing certifications pursuant to 31 C.F.R. Section 103.121 (b)(6).”

NAME OF TRANSFEROR

NAME OF AUTHORIZED SIGNER AND TITLE

AUTHORIZED SIGNATURE
NAME OF BANK

AUTHORIZED SIGNATURE AND TITLE

PHONE NUMBER

*** Confidential material redacted and filed separately with the Commission.

ATTACHMENT C

INDEMNIFICATION FORM

(On Beneficiary Letterhead)

INDEMNITY AGREEMENT

The undersigned, a duly authorized officer of                 (“Beneficiary”). certifies that a certain letter of credit no.              issued in favor of Beneficiary for U.S. $                           (                   and 00/100 U.S. Dollars) (“Letter of Credit”) by Bank of America. N.A., Scranton, Pennsylvania (“Bank”) has been lost or destroyed and cannot be found. The undersigned hereby requests the [cancellation] [A Certified True Copy] of the Letter of Credit.

On behalf of Beneficiary. I represent and warrant that:

(1)           The original Letter of Credit has not been negotiated, paid or endorsed nor has it (or the proceeds therefrom) been transferred or assigned to anyone;

(2)           Beneficiary has not presented documents under the Letter of Credit to any office of Bank or to any other bank; and

(3)           The undersigned is duly authorized to execute and deliver this Agreement on Beneficiary’s behalf.

In case the original Letter of Credit shall hereinafter be presented for payment, the undersigned fully understands that the non-payment or payment thereof, whether enforced or voluntary, may involve the Bank in litigation or other expense.

Consequently, in consideration of the Bank complying with this request, Beneficiary, including its successors and assigns, hereby agrees to indemnify and hold harmless Bank and its agents for any and all actions, suits, judgments, costs, damages, losses, charges, liability, attorneys’ fees and other expenses which Bank may incur, sustain or be liable for by reason of (i) refusing payment of the original Letter of Credit, whether groundless or otherwise, or (ii) any representation or warranty in this Agreement being incorrect or incomplete in any material respect when made or deemed to be made by Beneficiary.

It is further agreed to return or cause to be returned to Bank the original Letter of Credit when and if it is found.

This            day of               , 20  .

Signature

Name:

Title:

SUBSCRIBED AND SWORN TO BEFORE ME

This              day of                  , 20  .

NOTARY PUBLIC

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT E-2

LETTER OF CREDIT TERMS

Capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Lease. In the event of any conflict or inconsistency between the Lease and this Exhibit, the Lease shall govern and control.

1.                                      The LC issuer will be required to have a minimum credit rating equal to A- or better by S&P or A3 or better by Moody’s; provided, for the purposes of determining whether the minimum rating requirement has been met, the higher of the rating by S&P and Moody’s will be used. If the issuer of the LC should fall below the minimum rating requirement, Tenant will have ten (10) Business Days after notice from Landlord to replace the LC with a replacement LC from an issuer that meets the minimum credit rating.

2.                                      The LC shall be deposited with Landlord on the date of Landlord’s Loan Closing, provided Landlord’s lender has delivered written notice to Tenant of such Loan Closing at least five (5) business days prior thereto.

3.                                      Landlord may draw upon the LC in connection with (i) an Event of Default in the payment of Rent or an Event of Default which may be cured with the payment of money (for the avoidance of doubt, including Tenant’s failure to pay the Tenant Funded Amount as and when due), notwithstanding any voluntary or involuntary bankruptcy of Tenant, and at all times in the amount that Landlord estimates, in good faith, to be the amount required to compensate or reimburse Landlord, as the case may be, for the payment of Rent in arrears and other actual, documented expense incurred by Landlord on account of such Event of Default and notwithstanding any limitation on Landlord’s damages under the Bankruptcy Code; provided however, in no event shall Landlord be entitled to draw on the LC until Landlord has delivered further notice of the occurrence and continuance of such Event of Default to Tenant and Tenant has failed to cure such Event of Default within three (3) days after receipt of such notice; provided such additional notice shall not be required for an Event of Default resulting from a failure to pay Rent; (ii) subject to the provisions of Section 8 below, in the event the LC will expire within sixty (60) days of the then current expiration date because the LC issuer has notified Landlord that the LC will not renew for another year, and Tenant has not delivered to Landlord a substitute LC that satisfies all requirements of the LC, or (iii) as provided in Paragraph 11 below. Following any draw on the LC pursuant to clause (i) in this paragraph, Tenant shall restore the LC to its then required amount pursuant to the terms hereof. Following any draw on the LC under clause (ii) above, Landlord shall hold such cash to be used for the same purposes as the LC. Landlord shall have no liability to Tenant for interest earned on any such deposit, and any such cash held as security shall be held by M&T Bank or an institution of equal or greater assets than the assets of M&T Bank at the Effective Date. Upon Landlord’s written request, Tenant shall promptly obtain and have issued to Landlord a substitute LC in lieu of such cash and Landlord shall simultaneously return such cash to Tenant.

4.                                      The LC shall provide that it is payable, in full or in part, by multiple draws, at sight, may be drawn in Wilmington, Delaware (or other location acceptable to Landlord), may be drawn by fax or overnight delivery transmittal and may contain such other terms as are acceptable to Landlord.

5.                                      Use by Landlord of the LC to satisfy any of Tenant’s obligations hereunder shall not constitute a waiver of Tenant’s default with respect to such nonperformance for which amounts are expended nor prevent Landlord from exercising any other rights or remedies available to Landlord. The delivery of the LC is a current and absolute payment by Tenant to Landlord, and the LC is and shall remain the sole and absolute property of Landlord and may be pledged or assigned as security for a loan to Landlord for which the rents and leases of the Building serve as collateral, subject only to Tenant’s right to have the LC (or the balance thereof) returned to Tenant in accordance with and subject to the terms of this Lease. Landlord may return the LC to the original Tenant regardless of one or more assignments or transfers of Tenant’s interest in the Lease unless Landlord is otherwise directed in writing by the original Tenant. Within sixty (60) days following the expiration or sooner termination of the Lease (the “LC Term End Date”), Landlord shall return the LC, or the remaining balance thereof, or any cash Landlord is holding in lieu thereof, to Tenant. Upon the return of the LC, or the remaining balance thereof, or any cash Landlord is holding in lieu thereof, Landlord shall be completely relieved of liability pursuant to Article 3 of the

*** Confidential material redacted and filed separately with the Commission.

Lease (but not with respect to any unrelated items in the Lease). Notwithstanding the foregoing, in the event Tenant exercises its termination right pursuant to Section 40 of the Lease, the LC Term End Date shall be the date that is one hundred and ten (110) days after such termination, and Landlord shall return the LC or the remaining balance thereof or any cash Landlord is holding in lieu thereof on such date; provided, however, on the effective date of such termination, the LC amount shall be reduced to the amount of the Termination Payment. If Landlord sells or otherwise transfers Landlord’s rights or interest under this Lease, Landlord shall deliver the LC, or the remaining balance thereof, to the transferee, with written notice of such transfer to Tenant, whereupon Landlord shall be released from any further liability to Tenant with respect to the LC.

6.                                      The LC shall be issued for a term of not less than one (1) year from the date of issuance and shall be deemed automatically extended without an amendment for a one (1) year period at each anniversary date unless the LC issuer has notified Landlord that it will not allow the extension of the LC for an additional year, and shall be so extended for at least thirty (30) days following the expiration or sooner termination of the Lease.

7.                                      Within thirty (30) days after the end of the Term, and provided Tenant has fully vacated the Premises, Landlord shall complete a final inspection of the Premises to determine whether the Premises are then substantially in the condition required under the Lease. Following any such final inspection, the balance of the LC shall be reduced to the amount reasonably estimated by Landlord to be necessary to restore the Premises to such condition.

8.                                      If Landlord receives a notice that the LC is not to be renewed during any period prior to the LC Term End Date, or, if the LC will expire prior to the LC Term End Date, Tenant will have ten (10) business days after notice from Landlord (which notice shall not be given prior to the date that is sixty (60) days prior to the date such LC will not renew) to replace the LC with a replacement LC in the required terms from an issuer that meets the minimum credit rating. In the event that Tenant does not replace the LC within such ten (10) day period, Landlord shall have the right to draw upon the LC, in which event, Landlord shall hold such cash under the Lease, to be used for the same purposes as the LC; provided, however, that if Tenant subsequently replaces the LC, then Landlord shall return such cash so held.

9.                                      The initial amount of the LC shall be $15 million. Provided there is no Event of Default then outstanding, the maximum available amount of the LC that Landlord may draw shall automatically reduce from time to time, with the maximum amount(s) available for presentation(s) during the period(s) as specified in Attachment 1 (attached hereto), subject to interim quarterly adjustments pursuant to Paragraph 10 below.

10.                               Notwithstanding the foregoing, but provided there is no Event of Default then outstanding, the scheduled quarterly maximum amount that Landlord may draw (the “Reduced Maximum Draw Amount”) shall be deemed modified and amended, upon:

A.                                    If Tenant gives Landlord written notice, ***, together with ***, that it ***, and a *** for *** (based on ***), the *** of the *** shall be *** by ***; provided, however, that the *** under the *** at ***, subject to subparagraph (B) below.

*** Confidential material redacted and filed separately with the Commission.

B.                                    If Tenant gives Landlord written notice, ***, together with ***, that ***, and a *** for ***, the *** be *** such time ***.

C.                                    If Tenant gives Landlord written notice, ***, together with ***, that *** based on ***, all *** of the *** shall be *** as ***, at *** the *** with the *** from the ***.

11.                               In the event that any of the events described in Section 10(A), (B) or (C) above occur, Landlord and Tenant shall cooperate and work together in good faith to promptly amend or replace the LC to reflect any changes to the reduction schedule set forth therein consistent with the provisions of this Exhibit. In the event that scheduled reductions of the LC are to be suspended in any given quarter pursuant to the provisions of Section 10(C) above, and Tenant has not, prior to the next scheduled reduction pursuant to the then outstanding LC, amended or replaced the LC to reflect the suspension in reductions, Landlord, as its sole remedy for such failure to amend or replace, but without further notice and cure periods, shall be entitled to draw upon the LC in an amount equal to the next automatic reduction pursuant to the terms of the then existing LC, and shall hold such cash to be used for the same purposes as the LC. Landlord shall have no liability to Tenant for interest earned on any such deposit, and any such cash held as security shall be held by M&T Bank or an institution of equal or greater assets than the assets of M&T Bank at the Effective Date.

12.                               Any changes in the reduction schedule provided for in Paragraph 10 shall become effective in the first calendar quarter following the quarter in which Tenant has given the required notice that the financial conditions occurred which effect such reduction.

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT F

HVAC SPECIFICATIONS

1.1	INDOOR CONDITIONS

	A.	Office/Conference/Common spaces
		1.	Cooling Setpoint:	75°F dbt, no RH control (83°F setback)
		2.	Heating Setpoint:	70°F dbt, no RH control (63°F setback)
		3.	Deadband:	5°F (below cooling or above heating setpoint)
		4.	Pressurization:	Neutral to Positive (airflow out of space)

	B.	Laboratory/Lab Support spaces
		1.	Cooling Setpoint:	72°F dbt, 30% RH minimum
		2.	Heating Setpoint:	70°F dbt, 30% RH minimum
		3.	Deadband:	5°F (below cooling or above heating setpoint)
		4.	Pressurization:	Primarily negative (program dependent)

	C.	Core Tele/Data and Electrical Rooms
		1.	Cooling:	85°F maximum
		2.	Heating:	55°F minimum (non-condensing)
		3.	Deadband:5°F
		4.	Pressurization:	Neutral to Positive

	D.	Mechanical/Electrical Equipment Rooms
		1.	Cooling:	100°F (10°F above outdoor design ambient)
		2.	Heating:	60°F dbt minimum (non-condensing)
		3.	Pressurization:	Neutral to Negative

1.2	VENTILATION

	A.	IMC/ASHRAE Outdoor Air Requirements
		1.	Occupied Spaces:	5 cfm/person plus 0.06 cfm/sf
		2.	*** Rooms:	*** ac/h minimum supply

	B.	Exhaust air rate:
		1.	Public Restrooms:	75 cfm/water closet or 10 ac/h minimum
		2.	Laboratories:	6 ac/h minimum (occupied mode)
		3.	*** Rooms:	*** ac/h minimum supply
		4.	Other areas:	per ASHRAE and IMC requirements

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT G

JANITORIAL SERVICE SPECIFICATIONS

Scope of Janitorial Services to be provided by Landlord:

DAILY:

Suite: Five (5) days per week, Monday through Friday evenings

1.                              Empty waste baskets

2.                              Spot vacuum carpeted areas as needed

3.                              Sweep hard floors (tile, wood, etc.)

4.                              Spot clean carpets as needed

5.                              Dust the following cleared surfaces:

•desks

•chairs

•file cabinets

•tables

•telephones

•ledges and shelves

6.                              Wipe clean the following cleared surfaces:

•countertops

•interior glass (partitions, etc.)

•conference tables

7.                              Wash, clean and sanitize water fountains and/or coolers

8.                              Turn out lights and lock doors

Lavatories (suites and common areas):

1.                              Sweep and wet mop tile floors

2.                              Clean mirrors

3.                              Wipe clean and sanitize sink basins, bowls and urinals

4.                              Remove trash and sanitary waste

5.                              Restock hand soap and paper products

Common Areas:

1.                              Remove spots from wood and stainless walls, doors and hall plate of elevators, Vacuum carpet.

2.                              Spot clean carpets in common areas.

WEEKLY:

1.                              Vacuum entire suite, including corner vacuuming

2.                              Damp mop vinyl, marble and tile floors as needed

3.                              Sweep tile floors with chemically treated dry mop.

Common Areas:

1.                              Sweep and wet mop fire tower stairwells

*** Confidential material redacted and filed separately with the Commission.

MONTHLY:

Suite:

1.                              Machine clean hard surface floors, including ceramic, quarry and marble tiles

Common Areas:

1.                              Dust blinds in common areas

2.                              Clean carpet in common areas

QUARTERLY:

Suite:

1.                              Dust blinds in suites

ANNUALLY:

Suite:

1.                              Wash all interior and exterior windows of building

Common Areas:

1.                              Wash common area walls including wall coverings, paint and marble

2.                              Wash common area ceiling lights.

General Notes:

1.                                              Upon cleaning each office, all lights will be turned off and all doors locked, unless otherwise notified. Any exceptions requested by Tenant must be in writing.

2.                                              Furniture rearrangements and moving of furniture, furnishings and equipment incident to occupancy or vacating will be responsibility of Tenant.

3.                                              Tenant may from time to time delete or add to the services described above.

4.                                              Additional services, such as re-supply of consumables (soap, paper supplies, etc.) and equipment cleaning, can be provided on a reimbursable basis (subject to the provisions of the Lease).

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT H

[TO BE DELIVERED AT LOAN CLOSING]

GUARANTY OF OBLIGATIONS

THIS LEASE GUARANTY (“Guaranty”) is made this           day of                     , 2013, by LOUIS J. CAPANO, JR., an individual, having an office at 105 Foulk Road, Wilmington, DE 19803 (the “Guarantor”) in favor of INCYTE CORPORATION, a Delaware corporation, having an office at Experimental Station (E336/226), Route 141 & Henry Clay Road, Wilmington, Delaware (the “Tenant”).

W I T N E S S E T H :

WHEREAS, Tenant is executing and delivering to AUGUSTINE LAND I, L.P., a Delaware limited partnership (the “Landlord”), a Lease Agreement to be effective of even date and delivered contemporaneously herewith (the “Lease”), pursuant to which, among other things, Landlord will improve and lease to Tenant certain premises located at 1801 Augustine Cut-Off, Wilmington, Delaware, as more particularly set forth in the Lease;

WHEREAS, Tenant is unwilling to enter into the Lease unless it receives a guaranty by Guarantor of certain of the obligations of Landlord under the Lease, as hereinafter set forth; and

WHEREAS, capitalized terms that are used in this Guaranty that are not defined in this Guaranty shall have the meanings ascribed to such terms in the Lease.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Tenant to enter into the Lease as aforesaid, Guarantor hereby covenants and agrees as follows:

1.                                      Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Tenant, and shall be surety for, the prompt payment when due and the full and faithful performance and observance by Landlord of the following: (i) the completion of the Work, including any punch list items, as provided in the Work Letter, and Landlord’s payment obligations in connection therewith, (ii) the return by Landlord of the Tenant Funded Amount as required by the terms of the Lease, as now or hereafter amended, and (iii) Landlord’s warranty of the Work pursuant to Section 12(b) of the Work Letter for a period of nine (9) months following Substantial Completion of the Premises with respect to HVAC systems and equipment and ninety (90) days following Substantial Completion of the Premises with respect to warranty of all other portions of the Work, in each case in accordance with the terms of the Lease (all such obligations being herein collectively referred to as the “Obligations”) and agrees

*** Confidential material redacted and filed separately with the Commission.

to pay on demand any and all documented, actual expenses (including reasonable counsel fees and disbursements) incurred by Tenant in enforcing any rights under this Guaranty.

2.                                      This Guaranty shall be effective as of the date hereof, through and including the date that the Obligations expire as set forth in Section 1; provided, however, that this Guaranty shall remain effective with respect to any claim(s) made by Tenant to Landlord prior to the expiration of such applicable claim period until the resolution of such claim.

3.                                      Guarantor hereby waives: (a) notice of acceptance of this Guaranty; (b) presentment and demand for any payments due the Tenant; and (c) protest and notice of dishonor or default to Guarantor or to any other person or party with respect to the terms of the Lease or any portion thereof.

4.                                      This is a guaranty of performance and payment and not of collection, and Guarantor waives any right to require that any action be brought against the Landlord or to require that resort be had to any credit on the books of the Landlord in favor of Guarantor or any other person or party.

5.                                      No act of the Tenant, or the successors or assigns of the Tenant, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease or the granting of any indulgences or extensions of time to the Landlord, shall have the effect of releasing the obligations of Guarantor hereunder.

6.                                      Guarantor guarantees that the Obligations will be paid, performed and observed, as applicable, by Landlord in accordance with the terms of the Lease, subject to any law, statute, rule, regulations, decree or order now or hereafter in effect in any jurisdiction affecting or purporting to affect in any manner any of such terms or the rights or remedies of Tenant with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional, from time to time after default by Landlord in performance of the Obligations, shall not be affected, released, terminated, discharged or impaired, in whole or in part, by, and Tenant may proceed to exercise any right or remedy hereunder, irrespective of:

(i)                                     any amendment or modification of the terms of the Lease made by Landlord for which Guarantor’s consent was not obtained;

(ii)                                  any change in the time, manner or place of payment, performance or observance of all or any of the Obligations or any extensions of time for payment, performance or observance of the terms of the Lease on the part of Landlord to be paid, performed or observed, as applicable, as agreed to by Landlord;

*** Confidential material redacted and filed separately with the Commission.

(iii)                               any bankruptcy, insolvency, assignment for the benefit of creditors, receivership, trusteeship or dissolution of or affecting Landlord;

(iv)                             any assignment or successive assignments of the Lease by Landlord; or

(v)                                 except as expressly required hereunder or under the Lease, the failure to give Guarantor any notices whatsoever;

all from time to time after any default by Landlord under the Lease in Landlord’s performance of the Obligations under the terms and conditions of the Lease and with or without further notice to Guarantor. This Guaranty shall continue to be effective or be reinstated, as the case may be, and the rights of Tenant hereunder shall continue with respect to, any Obligation (or portion thereof) at any time paid by Landlord which shall thereafter be required to be restored or returned by Tenant upon the insolvency, bankruptcy or reorganization of Landlord, or for any other reason, all as though such Obligation (or portion thereof) had not been so paid or applied.

7.                                      Until all the Obligations are fully and indefeasibly paid, Guarantor: (a) shall have no right of subrogation against the Landlord by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor hereunder; (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Landlord by reason of any one or more payment or acts of performance in compliance with the obligations of Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Landlord now or hereafter held by Guarantor to the obligations of the Landlord to the Tenant under the Lease.

8.                                      Each notice and other communication under this Guaranty shall be in writing. Each notice, communication or document to be delivered to any party under this Guaranty shall be sent by hand delivery or facsimile transmission (promptly confirmed by courier) to it at the address, and marked for the attention of the person (if any), from time to time designated by such party for the purpose of this Guaranty. The initial address and person (if any) so designated by each party are set out opposite such party’s signature to this Guaranty. Any communication or document shall be deemed to be received, if sent by facsimile transmission, when the recipient confirms legible transmission thereof or, if sent by hand delivery or by courier, when delivered at the address specified by the addressee for purposes of this Guaranty.

9.                                      All payments hereunder shall be made in U.S. dollars in same day funds.

10.                               Each reference herein to the Tenant shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure and who shall be bound by the provisions of this Guaranty. Each reference herein to Guarantor shall be deemed

*** Confidential material redacted and filed separately with the Commission.

to include the heirs, administrators, executors, personal representatives and successors of Guarantor, in whose favor the provisions of this Guaranty shall also inure and all of whom shall be bound by the provisions of this Guaranty.

11.                               No delay on the part of the Tenant in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

12.                               In the event of any failure of the Landlord to pay or perform any Obligation, the Tenant shall have the right to proceed directly and immediately against Guarantor and such proceedings are not to be deemed an irrevocable election of remedies.

13.                               This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Delaware and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State.

14.                               This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Tenant.

15.                               At the request of any potential assignee of the Tenant’s interest in the Lease, Guarantor shall execute and deliver to the Tenant a certification, in form reasonably acceptable to Guarantor and Tenant, reaffirming that this Guaranty remains in full force and effect without exception, to the extent the same then remains in full force and effect.

16.                               If any term or provision of this Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

17.                               Any suit, action, claim or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with this Guaranty shall be brought exclusively in any state or federal court located in the State of Delaware and Guarantor and Tenant hereby irrevocably submit and consent to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection and defenses which it may now have or hereafter may have based on forum, venue, or personal or subject matter jurisdiction as they may relate to any suit, action or proceeding in any such court. Guarantor hereby acknowledges

*** Confidential material redacted and filed separately with the Commission.

and agrees that service of process mailed to Guarantor at the address first above stated shall be deemed in every respect effective service of process upon Guarantor in any such suit, action, claim or proceeding in the State of Delaware.  Service of process to Tenant shall be mailed to Tenant at Tenant’s Notice Address pursuant to Basic Lease Provision C of the Lease.

[SIGNATURE PAGE FOLLOWS]

*** Confidential material redacted and filed separately with the Commission.

IN WITNESS WHEREOF, Guarantor has hereunto executed and delivered this Guaranty as of the date first above written.

Address:	LOUIS J. CAPANO, JR., an individual

*** Confidential material redacted and filed separately with the Commission.

STATE OF	)
) ss.
COUNTY OF	)

BE IT REMEMBERED, that on this                  day of               , 201                     before me, the subscriber, personally appeared LOUIS J. CAPANO, JR., an individual, who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction of his identity that the within instrument was signed and delivered by him as and for his voluntary act and deed.

Notary Public

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT I

REPORTS

Environmental Site Assessment prepared by Watershed Eco LLC dated November 27, 2012, together with all appendices and attachments thereto and materials referred to therein.

Letter, dated April 30, 2009, from LCS Inc. Environmental and Real Estate Consultants to Mr. Rory Hertzog, M&T Bank.

Letter, dated October 1, 2002, from the State of Delaware Department of Natural Resources and Environmental Control, Division of Air & Waste Management to Ms. Karen Burlingame, Global Environmental Services, D/110F, Goodyear Tire & Rubber Company.

Letter, dated January 26, 1995, from the State of Delaware Department of Natural Resources and Environmental Control, Division of Air & Waste Management to Mr. James Litterelle, J & M Litterelle, Inc.

Letter, dated May 6, 1993, from the State of Delaware Department of Natural Resources and Environmental Control, Division of Air & Waste Management to Robert Kozul, Manager, Engineering, John Wannamaker.

Letter, dated April 20, 1997, from ConTech Services, Inc. to Mr. Christopher Nowland, Louis J. Capano & Sons, Inc.

Letter, dated July 28, 1997, from ConTech Services, Inc. to Mr. Christopher Nowland, Louis J. Capano & Sons, Inc.

Invoice, dated June 5, 1997, from Plymouth Environmental Co., Inc. to Mr. Christopher Nowland, Louis J. Capano & Sons, Inc.

Subcontract Agreement between Capano Management Company and Plymouth Environmental Company, Inc., dated April     , 1997.

Letter, dated April 2, 1997 from Plymouth Environmental Co., Inc. to Mr. Christopher Nowland, Louis Capano & Sons, Inc.

Letter, dated April 23, 1997 from Plymouth Environmental Co., Inc. to Mr. Christopher Nowland, Louis Capano & Sons, Inc.

Letter, dated April 23, 1997 from Plymouth Environmental Co., Inc. to Mr. Christopher Nowland, Louis Capano & Sons, Inc.

Letter, dated April 30, 1997 from Plymouth Environmental Co., Inc. to Mr. Christopher Nowland, Louis Capano & Sons, Inc.

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT J

INTENTIONALLY  OMITTED

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT K

FORM OF MEMORANDUM OF LEASE

[SEE ATTACHED]

*** Confidential material redacted and filed separately with the Commission.

TAX PARCEL IDs:
06-136.00-030
26-014.10-004

PREPARED BY AND RETURN TO:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(Space reserved for Recorder)	Attn: Eric L. Stern, Esquire

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is dated as of the 5th day of April, 2013, and effective as of the 12th day of April, 2013, by and between AUGUSTINE LAND I, LP., a Delaware limited partnership (“Landlord”), having an office at 105 Foulk Road, Wilmington, DE 19803 and INCYTE CORPORATION, a Delaware corporation (“Tenant”), having an office at Experimental Station (E336/226), Route 141 & Henry Clay Road, Wilmington, DE 19880.

Landlord has leased to Tenant and Tenant has leased from Landlord, on terms and conditions and subject to the limitations more particularly set forth in that certain Lease Agreement (the “Lease”) dated as of April 12, 2013, by and between Landlord and Tenant to which Lease reference is hereby made for all the terms and conditions thereof, which terms and conditions are made a part hereof as fully and particularly as if set out verbatim herein, the entire building, measuring approximately 191,657 rentable square feet in area, plus additional subbasement space (the “Building”), together with that portion of real property and any other improvements (the “Leased Land”) located at 1801 Augustine Cut-Off, Wilmington, Delaware 19803, as more particularly described in Exhibit “A” (the “Land”) attached hereto and made a part hereof. Capitalized terms herein have the meanings set forth in the Lease.

1.         The initial Term of the Lease shall commence on the date that is fifteen (15) days after the Substantial Completion of the Premises provided that, to the extent the same is dependent only on the Work and not on any improvements or other work controlled by Tenant, the final certificate of occupancy for Tenant’s occupancy of the Premises has been issued by the applicable governmental and regulatory authorities, such date estimated to be May 31, 2014 (“Commencement Date”), and shall expire fifteen (15) years and three (3) months thereafter (“Initial Expiration Date”), unless sooner terminated, extended or modified as provided in the Lease.

2.         The Lease provides Tenant with the right and option to extend the initial Term of the Lease for two (2) separate, consecutive periods which in the aggregate will equal ten (10) years.

3.         Subject to the provisions of Article 38 of the Lease, which are set forth on Exhibit “B” attached hereto and made part hereof, the Lease provides Tenant with the right to cause

*** Confidential material redacted and filed separately with the Commission.

Landlord to expand the Building, add additional building(s) to the Leased Land and/or add parking spaces to the Building and the Leased Land (together, the “Premises”). In recognition thereof, and also subject to the provisions of Article 38, Landlord agrees not to develop the Land in any manner that would prevent or materially limit Tenant’s ability to expand the Building or build additional buildings or improvements on the Leased Land, all as more fully provided in said Article 38.

4.         Subject to the provisions of Article 39 of the Lease, which are set forth on Exhibit “C” attached hereto and made part hereof, the Lease provides that if, at any time during the Term, Landlord shall receive a bona fide offer for (a) the lease of the Land (and/or any improvements thereon) other than the Leased Land, or for (b) the purchase of the Premises, Land (and/or any improvements thereon) Leased Land and/or Building, which offer Landlord shall desire to accept, Landlord shall promptly convey to Tenant the terms of such offer, and Tenant shall have an irrevocable, ongoing right of first refusal and may, within thirty (30) days thereafter elect to lease or purchase, as the case may be, the applicable property from Landlord on materially the same terms as those set forth in such offer, all as more fully provided in said Article 39.

5.         Upon the valid termination of the Lease pursuant to and in accordance with the terms thereof, Tenant agrees to execute and deliver a written document, in recordable form, terminating the Lease and this Memorandum of Lease; provided, however, that if Tenant fails to execute and deliver to Landlord such document in recordable form within ten (10) days following Landlord’s request therefor, Landlord may execute and record such certification without the joinder of Tenant.

6.         This Memorandum of Lease is executed solely for the purpose of giving notice of the existence of the Lease, which is unrecorded. Reference must be made to the Lease, as it may now or hereafter be amended, for the full description of the rights and duties of the Landlord and Tenant. This Memorandum of Lease shall not affect the terms and conditions of the Lease, as now or hereafter amended, or the interpretation of the rights and duties of the Landlord and Tenant under the Lease, and the terms and conditions of the Lease shall govern and control. This Memorandum may be executed in counterparts, each of which shall be deemed to constitute an original, but which taken together shall constitute one original agreement.

[Signature Pages Follow]

*** Confidential material redacted and filed separately with the Commission.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the date first above written.

WITNESS:	TENANT:

INCYTE CORPORATION,
a Delaware corporation

By:
	Name:	David Hastings
	Title:	Executive Vice President & CFO

WITNESS:	LANDLORD:

AUGUSTINE LAND I, L.P.,
a Delaware limited partnership

By: Mardi Gras Associates, Inc., its general partner

By:
	Name:	Louis J. Capano, Jr.
	Title:	President

*** Confidential material redacted and filed separately with the Commission.

STATE OF                                                   )

) ss.

COUNTY OF                                               )

BE IT REMEMBERED, that on this         day of April, 2013 before me, the subscriber, personally appeared David Hastings, who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction that he is Executive Vice President and CFO of Incyte Corporation, a Delaware corporation named in the within instrument; that the execution, as well as the making of this instrument, has been duly authorized by said corporation; and that said instrument was signed and delivered by him as and for the voluntary act and deed of said corporation.

Notary Public

*** Confidential material redacted and filed separately with the Commission.

STATE OF                                                   )

) ss.

COUNTY OF                                               )

BE IT REMEMBERED, that on this         day of April, 2013 before me, the subscriber, personally appeared Louis J. Capano, Jr., who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction that he is President of Mardi Gras Associates, Inc., the general partner of Augustine Land I, L.P., a Delaware limited partnership named in the within instrument; that the execution, as well as the making of this instrument, has been duly authorized by said limited partnership; and that said instrument was signed and delivered by him as and for the voluntary act and deed of said limited partnership.

Notary Public

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT A TO MEMO OF LEASE

LEGAL DESCRIPTION OF THE LAND

ALL that certain lot or piece of ground situated on the northerly side of Augustine Cut-Off, being partially in Brandywine Hundred, County of New Castle and partially in the City of Wilmington, State of Delaware, being shown on a ALTA/ACSM Land Title Survey for Augustine Land I, L.P. by Karins and Associates, dated April 20, 2009, as follows, to wit:

BEGINNING at a set drill hole in stone on the northwesterly side of Augustine Cut-Off Road (100 feet wide), said point being a corner in common for herein described parcel with land now or formerly of Matthew & Ute Page (Tax Parcel No. 06-136.00-119); thence, from said point of beginning the following two (2) described courses and distances on said northwesterly side of Augustine Cut-Off Road: 1) South 21° - 45’ - 41” West, 351.20 feet to a set concrete monument and 2) Southwesterly, along a 1,860.08 feet radius curve to the right, said curve having a chord bearing of South 44° - 44’ - 55” West and a chord distance of 1,452.81 feet, an arc distance of 1,492.52 feet to a set drill hole in the sidewalk, a corner in common with lands now or formerly of Berman Delaware Properties, LLC (Tax Parcel No. 06-136.00-126); thence, leaving said northwesterly side of Augustine Cut-Off Road on lines in common with said lands now or formerly of Berman Delaware Properties, LLC, North 01° - 54’ - 40” West, 219.99 feet to a set capped rebar; thence North 22° - 35’ -18” West, 181.00 feet to a set capped rebar to another corner in common with said lands now or formerly of Berman Delaware Properties, LLC; thence, on a line in common with lands now or formerly of Berman Delaware Properties, LLC, in part, and lands now or formerly of Wilmington friends School, Inc. (Tax Parcel No. 06-136.00-028), in part, North 41° -12’- 48” East, 363.92 feet to a found iron pipe; thence North 41° - 07’ - 44” East, 1,167.81 feet to a corner in common with said lands now or formerly of Matthew & Ute Page; thence, on a line in common with lands now or formerly of Matthew & Ute Page, South 50° - 34’ -53” East, (passing over a set capped rebar at 15.00 feet) 287.28 feet to the point and place of beginning.

BEING ALSO DESCRIBED AS:

ALL those certain lots or pieces of ground situated on the northerly side of Augustine Cut-Off, being partially in Brandywine Hundred, County of New Castle and partially in the City of Wilmington, State of Delaware, being designated as Parcels A, B, C, D on a Plan of Survey made for John Wanamaker, Wilmington, Inc by Charles Cho-Lim Ang, Registered Professional Engineer, dated December 18, 1975, and revised on May 6, 1987, on August 11, 1988, and on October 10, 1988 and last revised 1/8/89, as follows, to wit:

*** Confidential material redacted and filed separately with the Commission.

PARCEL A:

BEGINNING at the point of intersection of the boundary line of the City of Wilmington with the northwesterly right of way line of the state highway known as the Augustine Cut-Off (at 100 feet wide); thence from said beginning point along the said boundary line of the City of Wilmington, South 83 degrees 19 minutes 20 seconds West 6.01 feet to a corner of lands formerly of Jessup and Moore Paper Company, now lands of The Delaware Paper Mills, Inc.; thence thereby North 26 degrees 59 minutes 00 seconds East 92.70 feet to a stone on the southerly side of Snuff Mill Road now known as the Paper Mill Road; thence crossing the said road North 56 degrees 09 minutes 45 seconds West 171.12 feet to a stone on the northerly side of the said Paper Mill Road at its intersection with the easterly side of Love Lane; thence along the said easterly side of Love Land and along lands of the said Delaware Paper Mills, Inc., North 22 degrees 10 minutes 15 seconds West 181.00 feet to a point; thence still along the said side of Love Land and along lands of the said Delaware Paper Mills, Inc. the next three courses and distances: North 41 degrees 32 minutes 23 seconds East 259.15 feet to a point; thence North 41 degrees 06 minutes 15 seconds East 474.94 feet to a point and thence North 40 degrees 48 minutes 26 seconds East 794 71 feet to a point in line of lands now or late of Alfred I. DuPont, deceased; thence thereby South 50 degrees 40 minutes 19 seconds East 287.58 feet to a point on the said northwesterly right of way line of the state highway known as the Augustine Cut-Off; thence thereby South 21 degrees 40 minutes 15 seconds West 351.83 feet to a point of curve; thence continuing along said right of way line southerly along a line curving toward the northwest with a radius of 1860 08 feet, a distance of 1383 33 feet to a point on the said boundary line of the City of Wilmington and the place of beginning said place of beginning being distant from the last mentioned point of curve South 42 degrees 58 minutes 34 seconds West 1351.67 feet

PARCEL B:

BEGINNING at a point in the northwesterly right of way line of the Augustine Cut-Off (at 100 feet wide) at a corner of lands now or formerly of Daniel W. Cauffiel, said point of beginning being in the extension of the line of lands of John Wanamaker; thence from said point of beginning along said northwesterly right of way line of the Augustine Cut-Off being a curve to the right, having a radius of 1860 08 feet, an are distance of 100 feet to a point, said point being the line for this land and other lands of David G Durham and William O. LaMotte, Jr, and said point being distant by a chord South 66 degrees 14 minutes West 99 99 feet from the said point of beginning; thence by a new line dividing this land from other lands of David C. Durham and William O. LaMotte, Jr. and along the easterly side of the proposed 50 feet wide right of way North 1 degree 59 minutes 32 seconds West 219.99 feet to a point, said point being on the northeasterly side of Paper Mill Road (formerly Snuff Mill Road), said point being in the line of lands of John Wanamaker; thence crossing the said Paper Mill Road and along the dividing line between this land and lands of John Wanamaker, South 56 degrees 39 minutes 40 seconds East, 171.12 feet to a stone on the southwesterly side of the said Paper Mill Road; thence partly along the said lands of John Wanamaker and along lands of the aforesaid Daniel W Cauffiel, South 27 degrees 7 minutes 20 seconds West 96.08 feet to a point on the said northwesterly right of way line of the said Augustine Cut-Off, the point and place of beginning.

*** Confidential material redacted and filed separately with the Commission.

PARCEL C:

BEGINNING at a point on the northwesterly side of Augustine Cut-Off, a corner for these lands and lands formerly of Francis F. Frazier and Ralph Hill, Jr., now of Diamond Ice & Coal Company; thence by a line of said lands North 27 degrees 7 minutes 20 seconds East three and twenty-one one-hundredths (3.21) feet to a point in the division line between the City of Wilmington and Brandywine Hundred, a corner for these lands and lands of John Wanamaker, Wilmington, Inc.; thence by said city line in an easterly direction six and one one-hundredths (6.01) feet to a point where the said division line intersects the said northwesterly side of Augustine Cut-Off and thence thereby in a southwesterly direction eight and twenty-three one-hundredths (8 23) feet to the point and place of beginning

PARCEL D:

TOGETHER also with the right to use in common with others entitled thereto the hereinafter described piece or parcel of land for purposes of ingress and egress and for the further purpose of place, replacing and maintaining utilities of any nature whatsoever and an easement over all the certain 50 feet wide right of way as set forth in the above recited survey, more particularly bounded and described as follows:

BEGINNING at a point in the northwesterly right of way line of the Augustine Cut-Off (at 100 feet wide), said point of beginning being distant southwesterly 100 feet measured along said right of way line of the Augustine Cut-Off from a corner of lands now or formerly of Daniel W Cauffiel, said point of beginning being also a corner for the premises hereinabove described and other lands of David G Durham and William O LaMotte, Jr; thence from said point of beginning running along the northwesterly right of way line of the Augustine Cut-Off by a curve to the right with a radius of 1860.08 feet, 53 01 feet and extending thence North 1 degree 59 minutes 32 seconds West 228.99 feet to a point; thence in a northeasterly direction and crossing the said 50 feet wide future road, 50 feet more or less to a point in the easterly side thereof; and thence South 1 degree 59 minutes 32 seconds East 219 99 feet to the point and place of beginning

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT B TO MEMO OF LEASE

LEASE PROVISION REGARDING EXPANSION RIGHT(1)

38.          EXPANSION. Provided no Events of Default are uncured and continuing after applicable notice and cure periods and that Tenant satisfies the Financial Condition at the time of its election hereunder, Tenant shall have the right to cause Landlord to expand the Building, add additional building(s) to the Leased Land and/or add parking spaces to the Premises. Landlord hereby agrees to not develop the Land in any manner that would prevent or materially limit Tenant’s ability to expand the Building or build additional buildings or improvements on the Leased Land. At Tenant’s request, Landlord shall cooperate in good faith with Tenant to accommodate any expansion needs that Tenant may have and to develop plans to expand the Building, add additional building(s) to the Leased Land and/or add parking spaces to the Premises, provided that the parties can reasonably agree upon terms for expansion including a reasonable lease constant to provide a return to Landlord on its additional investment. Any agreement with respect to expansion space shall be on economic terms that are materially consistent with this Lease, with adjustments, as necessary, to take into account, among other things; (a) changes in the lending environment, (b) prevailing interest rates, (c) changes in Tenant’s creditworthiness, (d) the nature of the new space as compared to the nature of the space pursuant to the original Lease (e.g. portion of the Premises designated as office space and lab space), and (e) the relative cost of the construction of such expansion space. All of the foregoing shall be at Tenant’s cost and expense and at no cost or expense to Landlord. Any right of expansion is personal to Tenant and its permitted assignees and cannot be assigned to any other person notwithstanding any assignment of this Lease.

(1) Capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Lease, to which reference should be made. Article and Section references herein are to the Lease.

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT C TO MEMO OF LEASE

LEASE PROVISION REGARDING RIGHT OF FIRST REFUSAL(2)

39.       RIGHT OF FIRST REFUSAL. If, at any time during the Term, Landlord shall receive a bona fide offer for (a) the lease of the Land (and/or any improvements thereon) other than the Leased Land, or for (b) the purchase of the Premises, Land (and/or any improvements thereon), Leased Land, and/or Building, which offer Landlord shall desire to accept, Landlord shall promptly convey to Tenant the terms of such offer, and Tenant shall have an irrevocable, ongoing right of first refusal and may, within thirty (30) days thereafter (the “Refusal Period”) elect to lease or purchase, as the case may be, the applicable property from Landlord on materially the same terms as those set forth in such offer. In the event of a failure of Tenant to timely exercise the right of first refusal, or in the event Tenant’s elects not to exercise the right of first refusal, Landlord shall not be precluded from entering into the originally offered transaction on the terms previously provided to Tenant pursuant to this Section 39, but if for any reason the terms of such proposed transaction change, or such transaction is not consummated within one hundred and eighty (180) days after the expiration of the Refusal Period, then Landlord shall not be entitled to enter into a transaction to lease the Land (and/or any improvements thereon) or sell the Premises, Land (and/or any improvements thereon), Leased Land, and/or Building without again offering to sell or lease such property to Tenant in the same manner as provided above. Any purchaser of the Land or Premises shall purchase such property subject to this Lease. Any right of first refusal is personal to Tenant and its permitted assignees and cannot be assigned to any other person notwithstanding any assignment of this Lease.

(2) Capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Lease, to which reference should be made. Article and Section references herein are to the Lease.

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT L

M&T BANK SNDA

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

AGREEMENT dated as of the       day of           , 2013, between Incyte Corporation, a Delaware corporation, whose address is Experimental Station (E336/226), Rt. 141 & Henry Clay Road, Wilmington, Delaware 19880 (prior to the Commencement Date) and 1801 Augustine Cut-Off, Wilmington, Delaware 19803 (on and after the Commencement Date) (“Tenant”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14240, Attention: Office of General Counsel (the “Mortgagee”) and Augustine Land I, L.P., a Delaware limited partnership with an address of 105 Foulk Road, 2nd Floor, Wilmington, Delaware 19803 (“Landlord”).

Landlord owns the real property commonly known as [the Augustine Cut-Off, Brandywine Hundred] [CONFIRM] and City of Wilmington, New Castle County, Delaware (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule A;

WHEREAS, Mortgagee has made or will be making a loan to Landlord in the original principal amount of $*** as the loan may be modified or amended from time to time (the “Loan”);

WHEREAS, to secure the Loan, Landlord has encumbered Landlord’s Premises by entering into a mortgage dated on or about June 17, 2009 in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) recorded in the Land Records of New Castle County, Delaware or to be recorded in such Land Records (the “Land Records”);

WHEREAS, pursuant to that certain Lease Agreement, by and between Landlord and Tenant, dated as of April 12, 2013, (as such lease may have been, or may be amended from time to time, the “Lease”), Landlord demised to Tenant all or a portion of Landlord’s Premises (the “Tenant’s Premises”). Tenant’s Premises are commonly known as 1801 Augustine Cut-Off, Wilmington, Delaware 19803;

WHEREAS, a memorandum of lease is to be recorded in the Land Records prior to the recording of this Agreement.

WHEREAS, Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant, Mortgagee and Landlord, intending to be legally bound, agree as follows:

*** Confidential material redacted and filed separately with the Commission.

1.                                      DEFINITIONS.

Capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings ascribed such terms in the Lease. The following terms shall have the following meanings for purposes of this Agreement:

1.1                               “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition or other improvements or work at Landlord’s Premises, including Tenant’s Premises, including, without limitation, the obligation of Landlord to perform and fund the Work pursuant to the terms of the Lease. Construction-Related Obligations shall not include the following matters post-Commencement Date: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

1.2                               “Foreclosure Event” means (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of or acquires control of Landlord’s Premises or Tenant’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises or Tenant’s Premises in lieu of any of the foregoing.

1.3                               “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4                               “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, whether arising under the Lease or other applicable law.

1.5                               “Rent” means any fixed rent, base rent or additional rent under the Lease.

1.6                               “Successor Landlord” means any party that becomes owner of or acquires control of Landlord’s Premises or Tenant’s Premises as the result of a Foreclosure Event.

1.7                               “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default or other event or circumstance giving rise to a right of termination under the Lease; provided however, for the avoidance of doubt, “Termination Right” shall not include Tenant’s right to terminate the Lease pursuant to Section 40 of the Lease.

2.                                      SUBORDINATION. The Lease and all of Tenant’s rights thereunder shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all indebtedness secured by the Mortgage.

3.                                      NONDISTURBANCE, RECOGNITION AND ATTORNMENT.

3.1                               No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of an Event of Default that has continued beyond all applicable notice and cure periods, neither Mortgagee nor any Successor Landlord shall name or join Tenant as a defendant, or seek to terminate the Lease or otherwise diminish or interfere with Tenant’s rights under the Lease or this Agreement, in any exercise of Mortgagee’s or Successor Landlord’s rights and remedies arising upon a default under the Mortgage, unless applicable law requires that Tenant, solely as a procedural matter, be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies against Landlord. In the latter case, Mortgagee or Successor Landlord, as the case may be, may join Tenant as a defendant in such action only for such purpose and

*** Confidential material redacted and filed separately with the Commission.

not to terminate the Lease or otherwise interfere with or adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2                               Nondisturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to or otherwise acquires control of Landlord’s Premises or Tenant’s Premises (“Attornment Date”): (a) Successor Landlord shall not terminate or disturb Tenant’s use, possession and enjoyment of the Tenant’s Premises under the Lease, nor will the leasehold estate of Tenant be affected or any of Tenant’s rights under the Lease be impaired; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease, and shall assume and be bound by all of the obligations of Landlord under the Lease which accrue from and after the Attornment Date, including without limitation all Construction-Related Obligations, subject to the terms and conditions of this Agreement, but expressly including, for the avoidance of doubt, the full completion and/or funding of any yet incomplete and/or unfunded portions of the Work, whether or not such obligation accrued before or from and after the Attornment Date; (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease, subject to the terms and conditions of this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms, between Successor Landlord and Tenant. Landlord hereby agrees to the terms, conditions and applicable provisions of this Section 3.2.

3.3                               Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

4.                                      PROTECTION OF SUCCESSOR LANDLORD. Notwithstanding anything to the contrary in the Lease or the Mortgage, neither Mortgagee nor the Successor Landlord shall be liable for or bound by any of the following matters:

4.1                               Offset Rights. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the Attornment Date, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the Attornment Date, except for any Offset Right that Tenant is entitled to take or receive as expressed in the Lease upon the happening of any event, even if such event occurs prior to the Attornment Date, including, without limitation, the failure of Former Landlord to pay when due any overpayments of Rent paid by Tenant on an estimated basis. For the avoidance of doubt, the foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after or continuing beyond the Attornment Date; or (b) Successor Landlord’s obligation to correct any conditions that existed as of the Attornment Date and violate Successor Landlord’s obligations as Landlord under the Lease.

4.2                               Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the Attornment Date other than, and only to the extent that, the Lease expressly required such a prepayment or Mortgagee actually received or consented to such prepayment.

4.3                               Payment; Security Deposit. Any obligation with respect to any security deposited with Former Landlord, except to the extent such security was actually delivered to Mortgagee or consented to by Mortgagee or otherwise required by the Lease. This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a “Construction-Related Obligation”.

4.4                               Modification or Amendment. Any modification or amendment to the Lease made without Mortgagee’s written consent; provided, however, that any modification or amendment that merely confirms the exercise of rights under the Lease shall not require Mortgagee’s written consent.

4.5                               Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected by Tenant pursuant to the express terms of the Lease or unless consented to by Mortgagee.

*** Confidential material redacted and filed separately with the Commission.

5.                                      EXCULPATION OF SUCCESSOR LANDLORD. Tenant hereby acknowledges that upon any attornment pursuant to this Agreement, Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or is successors’ or assigns’) interest in Landlord’s Premises or Tenant’s Premises from time to time, including rents and sale or insurance proceeds therefrom and Tenant’s rental offset rights (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6.                                      MORTGAGEE’S RIGHT TO CURE.

6.1                               Notice and Cure Period. Prior to exercising any Termination Right, Tenant agrees to notify Mortgagee of such breach or default (or other event or circumstance giving rise to such right) in order to give Mortgagee the opportunity to cure such breach or default, if applicable, within the same period as Landlord shall have to cure the same under the Lease and any such notice may be sent to Landlord and Mortgagee contemporaneously, in which event the cure periods shall run concurrently. If the Lease does not expressly provide Landlord the right to notice and a period of time to effect a remedy, then the cure period shall be: (a) ten (10) business days following the delivery of notice to Mortgagee in the event of a failure by Landlord to pay any amount owing to Tenant pursuant to the Lease; or (b) thirty (30) days following the delivery of notice to Mortgagee in the event of a failure by Landlord to perform any other obligation to be performed by Landlord under the Lease. Tenant may exercise any other rights and remedies it may have in the event of default by Landlord, whether at law, in equity or pursuant to the provisions of the Lease, all without giving Mortgagee any notice whatsoever.

6.2                               Mortgagee’s Cure Right. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

7.                                      CASUALTY AND CONDEMNATION. Notwithstanding anything to the contrary contained in the Lease, the Mortgage, or any other loan document executed in connection with the Loan, provided no Event of Default under the Lease shall have occurred and be continuing, if the Tenant’s Premises or any portion thereof is damaged or destroyed, or if any portion of the Tenant’s Premises is taken or condemned, Mortgagee hereby agrees to make any insurance or condemnation proceeds available for the full restoration and repair of the Tenant’s Premises or reimbursement to Tenant of the Unamortized Amount of the Tenant Specific Improvement Funded Amount if Tenant shall have the right to payment thereof pursuant to the terms of the Lease. Mortgagee’s agreement that insurance proceeds and condemnation awards shall be used for restoration of the Tenant’s Premises in accordance with the terms of the Lease is subject to the fulfillment of the following conditions: (a) delivery to Mortgagee or confirmation of the issuance of all necessary permits and authorizations for such repair or restoration work from the various governmental authorities having jurisdiction; (b) Mortgagee shall have approved the final plans and specifications for the repair or restoration; provided, however, Mortgagee’s approval shall not be required except to the extent the final plans and specifications materially deviate from the original plans or the improvements as they existed immediately prior to the casualty or condemnation, and no such approval shall be required for repairs or restoration work necessary to comply with law; (c) Mortgagee shall have consented to the general contractor who will perform such repair or restoration and the contract for such repair or restoration, which consent shall not be unreasonably withheld, conditioned or delayed; (d) Mortgagee shall be satisfied that the insurance or condemnation proceeds are sufficient to repair or restore the damaged property in accordance with the aforementioned final plans and specifications; provided, however, that in the event of a deficiency, Tenant, at Tenant’s option and in Tenant’s sole discretion, shall have the right to agree to fund any such deficiency, either in cash or by inclusion of the amortized amount in Additional Rent, calculated over the remaining term of the Lease at a market rate of interest, and in either such instance, Mortgagee shall not be permitted to withhold the insurance proceeds or condemnation awards from restoration of the Tenant’s Premises pursuant to this Section 7(d); (e) prior to any disbursement, Mortgagee shall have been reasonably satisfied that the contractor is entitled to such disbursement for completed work done in accordance with the plans and specifications and such work was performed in a workmanlike manner under the terms of the construction contract; and (f) Tenant shall not have exercised a right to terminate the Lease on

*** Confidential material redacted and filed separately with the Commission.

account of the casualty or condemnation or shall have had the Lease terminated as a result of the casualty or condemnation.

8.                                      TENANT COVENANTS. Tenant covenants with the Mortgagee that now and continuing as long as the Mortgage shall remain unsatisfied of record as follows:

8.1                               Rent Payment Notices. From and after Tenant’s receipt of written notice from Mortgagee (a “Rent Payment Notice”), Tenant shall pay all Rent to Mortgagee or as Mortgagee shall direct in writing, until such time as Mortgagee directs otherwise in writing. Tenant shall comply with any Rent Payment Notice notwithstanding any contrary instruction, direction or assertion from Landlord. Mortgagee’s delivery to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to: (a) cause Mortgagee to succeed to or to assume any obligations or responsibilities as Landlord under the Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until any attornment has occurred pursuant to this Agreement; or (b) relieve Landlord of any obligations under the Lease. Tenant shall be under no duty to controvert or challenge any Rent Payment Notice from Mortgagee. Tenant’s compliance with Mortgagee’s Rent Payment Notice shall not be deemed to violate the Lease. Tenant shall be entitled to full credit under the Lease for any Rent paid to Mortgagee pursuant to a Rent Payment Notice to the same extent as if such Rent were paid directly to Landlord. Landlord hereby releases Tenant from, and shall indemnify and hold Tenant harmless from and against, any and all loss, claim, damage, liability, cost or expense (including payment of reasonable attorneys’ fees and disbursements) arising from any claim based upon Tenant’s compliance with any Rent Payment Notice in accordance with this provision. Landlord hereby agrees to the terms, conditions and applicable provisions of this Section 8.1, and that it shall not seek to recover from Tenant for any reason whatsoever, any monies paid by Tenant to Mortgagee by virtue of this Agreement. Landlord shall look solely to Mortgagee with respect to any claims Landlord may have on account of an incorrect or wrongful Rent Payment Notice.

8.2                               Tenant shall not subordinate the Lease to the lien of any other mortgage other than the Mortgage in favor of the Mortgagee.

8.3                               If requested by the Mortgagee or the Successor Landlord, Tenant shall deliver to Mortgagee or the Successor Landlord (as the case may be) the same periodic deliveries (e.g., updated financial reports, estoppel certificates) it delivers to Landlord pursuant to the Lease.

9.                                      MISCELLANEOUS.

9.1                               Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to any party (at the address on page one). Such notice or demand shall be deemed sufficiently given for all purposes when delivered by certified mail (return receipt requested) or by nationally-recognized overnight courier service (e.g. Federal Express or UPS) and shall be deemed effective three (3) business days after deposit with the United States Post Office if being sent by certified mail or one (1) business day after being sent by nationally-recognized overnight courier service. Notice by e-mail is not valid notice under this agreement.

9.2                               Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate, except for liabilities accruing prior to the date of the assignment.

9.3                               Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.

*** Confidential material redacted and filed separately with the Commission.

9.4                               Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

9.5                               Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of Delaware, excluding its principles of conflicts of laws. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE AND CONSENTS THAT SERVICE OF PROCESS MAY BE EFFECTED IN THE MANNER AND AT SUCH ADDRESSES SET FORTH ABOVE. Each party acknowledges and agrees that the venue provided above is the most convenient forum for the parties. Each party waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

9.6                               Miscellaneous. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement. This Agreement may be amended, discharged or terminated, or any of its provisions modified or waived, only by a written instrument executed by the party to be charged. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Mortgagee, Tenant and Landlord each represent that such party has full authority to enter into this Agreement, and that such party’s entry into this Agreement has been duly authorized by all necessary actions. The headings and captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or the intent of any provision or section of this Agreement and shall not be deemed to have any substantive effect. Inapplicability or unenforceability of any provisions of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement.

9.7                               Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

9.8                               No Agency Relationship. The Mortgagee is not the agent or representative of Landlord and this Agreement shall not make the Mortgagee liable to materialmen, contractors, craftsmen, laborers or others for goods delivered to or services performed by them upon the Landlord’s Premises, or for debts or claims accruing to such parties against Landlord and there is no contractual relationship, either expressed or implied, between the Mortgagee and any materialmen, subcontractors, craftsmen, laborers, or any other person supplying any work, labor or materials for the Improvements.

[SIGNATURE PAGES FOLLOW]

*** Confidential material redacted and filed separately with the Commission.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the first date set forth above.

WITNESS:	INCYTE CORPORATION

By:

Name:

Title:

WITNESS:	MANUFACTURERS AND TRADERS TRUST COMPANY

By:

Name:

Title:

WITNESS:	AUGUSTINE LAND I, L.P.
By:

Name:

Title:

*** Confidential material redacted and filed separately with the Commission.

ACKNOWLEDGMENT

(Tenant)

STATE OF

CITY/COUNTY OF                   , to wit:

The foregoing instrument was acknowledged before me this          day of                 , 20      , by                , as                of                                , a                                , on behalf of the                                .

My commission expires:

[SEAL]	Notary Public

ACKNOWLEDGMENT

(Mortgagee)

STATE OF

CITY/COUNTY OF                   , to wit:

The foregoing instrument was acknowledged before me this          day of                 , 20      , by                , as               of MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, on behalf of the banking corporation.

My commission expires:

[SEAL]	Notary Public

ACKNOWLEDGMENT

(Landlord)

STATE OF

CITY/COUNTY OF                           , to wit:

The foregoing instrument was acknowledged before me this          day of                 , 20      , by Louis J. Capano, Jr., as the President of Mardi Gras Associates, Inc., a Delaware corporation, which is the sole General Partner of AUGUSTINE LAND I, L.P., a Delaware limited partnership, on behalf of the limited partnership.

My commission expires:

[SEAL]	Notary Public

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE A

DESCRIPTION OF LANDLORD’S PREMISES

ALL that certain lot or piece of ground situated on the northerly side of Augustine Cut-Off, being partially in Brandywine Hundred, County of New Castle and partially in the City of Wilmington, State of Delaware, being shown on a ALTA/ACSM Land Title Survey for Augustine Land I, L.P. by Karins and Associates, dated April 20, 2009, as follows, to wit:

BEGINNING at a set drill hole in stone on the northwesterly side of Augustine Cut-Off Road (100 feet wide), said point being a corner in common for herein described parcel with land now or formerly of Matthew & Ute Page (Tax Parcel No. 06-136.00-119); thence, from said point of beginning the following two (2) described courses and distances on said northwesterly side of Augustine Cut-Off Road: 1) South 21° - 45’ - 41” West, 351.20 feet to a set concrete monument and 2) Southwesterly, along a 1,860.08 feet radius curve to the right, said curve having a chord bearing of South 44° - 44’ - 55” West and a chord distance of 1,452.81 feet, an arc distance of 1,492.52 feet to a set drill hole in the sidewalk, a corner in common with lands now or formerly of Berman Delaware Properties, LLC (Tax Parcel No. 06-136.00-126); thence, leaving said northwesterly side of Augustine Cut-Off Road on lines in common with said lands now or formerly of Berman Delaware Properties, LLC, North 01° - 54’ - 40” West, 219.99 feet to a set capped rebar; thence North 22° - 35’ -18” West, 181.00 feet to a set capped rebar to another corner in common with said lands now or formerly of Berman Delaware Properties, LLC; thence, on a line in common with lands now or formerly of Berman Delaware Properties, LLC, in part, and lands now or formerly of Wilmington friends School, Inc. (Tax Parcel No. 06-136.00-028), in part, North 41° -12’- 48” East, 363.92 feet to a found iron pipe; thence North 41° - 07’ - 44” East, 1,167.81 feet to a corner in common with said lands now or formerly of Matthew & Ute Page; thence, on a line in common with lands now or formerly of Matthew & Ute Page, South 50° -34’ -53” East, (passing over a set capped rebar at 15.00 feet) 287.28 feet to the point and place of beginning.

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT M

LETTER OF INTENT/TERM  SHEET

[SEE ATTACHED]

*** Confidential material redacted and filed separately with the Commission.

Manufacturers and Traders Trust Company

1100 North Market Street, Wilmington, DE 19801

Ph: (302) 651-1337 Fax: (302)651-1114

April 17, 2013

Louis Capano, Jr.

Louis Capano, III

105 Foulk Road

Wilmington, DE 19803

Re: Redevelopment of 1801 Augustine Cut off

Dear Louis and Louis:

We appreciate the opportunity to review your request to finance the renovation of 1801 Augustine Cutoff. Based on the information we have received to date, we are prepared to underwrite and seek approval for an extension on the following terms and conditions proposed herein.

Thank you again for giving us the opportunity to consider this financing.

Sincerely,

/s/ Rachel Skrabak
Rachel Skrabak
Vice President

*** Confidential material redacted and filed separately with the Commission.

Please be advised that the Summary of Terms and Conditions does not attempt to describe all the terms and conditions that would pertain to the Facility, but rather it is intended to outline certain items around which the Facility will be structured. This term sheet is for discussion purposes only and does not constitute a commitment to lend by M&T Bank. Such commitment requires full underwriting and approval by the Bank. M&T Bank makes no commitments until full approval is granted.

Mortgagor:	Augustine Land I, L.P. or an entity controlled by the Guarantors and otherwise acceptable to the Lender in all respects (the “Borrower”).

Purpose:	To provide financing for the redevelopment of 1801 Augustine Cutoff, Wilmington, DE 19803 (the “Property” or the “Project”), to be leased by Incyte Corporation (the “Tenant”).

Loan Amount:	A total of ***, inclusive of existing debt on the Property.

Collateral:

A title insured first mortgage lien on the Property. Also, a security interest in all improvements and fixtures thereto and an assignment of all rents, leases, and contracts, which will include an assignment of a $15,000,000 letter of credit to be pledged by the Tenant to the Borrower further described herein (the “Letter of Credit”). Continuing first mortgage lien and security interest in 103-105 Foulk Road, Wilmington, DE (“Additional Collateral”).

Letter of Credit:

The Letter of Credit shall be issued to Borrower at the Loan Closing and further assigned to the Bank. In order to provide the Letter of Credit at closing, Tenant will be given five business days written notice by the Lender prior to Loan Closing.

The Letter of Credit issuer will be required to have a minimum credit rating equal to A- or better by S&P or A3 or better by Moody’s; provided, for the purposes of determining whether the minimum rating requirement has been met, the higher of the rating by S&P and Moody’s will be used. If the issuer of the Letter of Credit should fall below the minimum rating requirement, Tenant will have ten (10) Business Days after notice from Borrower to replace the Letter of Credit with a replacement letter of credit from an issuer that meets the minimum credit rating.

The Letter of Credit shall be issued for a term of not less than one (1) year from the date of issuance and shall be deemed automatically extended for a one (1) year period at each anniversary date. The Letter of Credit will be reduced over the course of the lease term subject to further performance requirements further described in the Letter of Credit Agreement, which is subject to bank’s final review and acceptance.

Term:

Approximately *** or *** years from loan closing, comprised of an initial interest only period through *** (“Construction Period”), followed by a *** or *** year amortizing period (“Permanent Period”).

Interest Rate:

*** bps ***-Month LIBOR, adjusted on a monthly basis. Upon Tenant paying full rent (not Adjusted Rent as defined in the lease) and no event of default, the rate will be reduced to *** bps ***-Month LIBOR if the *** Permanent Period is elected and *** bps ***-Month LIBOR if the *** Permanent Period is elected.

Loan Budget:

The Loan will be funded based upon the following budget. Budget shortfalls will be funded by equity to be borne by Borrower and/or Tenant as stipulated in the lease. Final budget will be reviewed and approved by Bank.

*** Confidential material redacted and filed separately with the Commission.

Source			%		Use			%
Tenant	$	***	***	%	Existing Loan	$	***	***	%
Borrower	$	***	***	%	Direct Construction Costs	$	***	***	%
Loan	$	***	***	%	Commission	$	***	***	%
					Architectural/Engineering	$	***	***	%
					Other Soft Costs	$	***	***	%
Total	$	***	100%			$	***	100%

Tenant Equity:

Subject to the terms of the Lease, Tenant will contribute its pro-rata share of Direct Construction Costs. Tenant’s equity contribution will be guaranteed by the Letter of Credit, which, subject to the terms of the Lease, including the Letter of Credit Terms, must be increased back to $*** drawn. The provisions in the Work Letter regarding timing and payment obligations of invoices by Landlord and Tenant shall be subject to the commercially reasonable approval of Bank.

Borrower Equity:

Equity paid prior to loan closing to be supported with copies of corresponding invoices and checks. The remaining equity will be held in escrow to be disbursed prior to construction funds. Principal amortization on existing loan will be considered toward Borrower’s equity. If the budget changes, in no event may Borrower’s Equity be less than *** of the total Project Budget.

Monthly Payments:

Interest only during construction period followed by monthly payments of interest and principal during permanent period. If a fixed rate is obtained, the monthly principal amount will be based on the fixed rate. If the rate continues to float, the monthly principal amount will be based upon a ***% interest rate. Amortization will be bifurcated as follows:

$*** will be subject to a *** year amortization.

$*** will be subject to a *** year amortization.

Hedge Products:

At the Borrower’s discretion, throughout the construction period, the interest rate may be fixed synthetically by M&T Capital Markets using an interest rate swap which will be the sum of the interest rate margin plus the applicable M&T cost of funds on the full or partial loan balance. The borrower may request to swap funds in increments of no less than $*** and the term of the swap will be co-terminus with the maturity of the loan. On or before the commencement of the permanent period, no more than ***% of the loan amount may remain un-hedged.

Any hedging product will be cross-collateralized and cross-defaulted with the loan, and guaranteed in full by the Guarantors. The notional amount of all swaps may not exceed the commitment and the maximum term may not exceed tenor of loan.

Prepayment:	Standard LIBOR breakage will apply with any pre-payment. If a Swap is elected, fees associated with unwinding the swap will be paid by the Borrower.

Commitment Fee:

Construction Period plus *** permanent period: *** BPS of the Loan Amount, with *** BPS to be paid at closing and the remaining *** BPS to be paid at the earlier of the election to fix any portion of the loan amount or the commencement of the Permanent Period, OR

Construction Period plus *** permanent period: *** BPS of the Loan Amount, with *** BPS will be due at closing and the remaining *** BPS to be paid at the earlier of the election to fix any portion of the loan amount or the commencement Permanent Period.

Guarantee:

All members of the Borrower, including, but not limited to Louis J. Capano, Jr. and Louis J. Capano, III (the “Guarantors”), unconditionally, jointly and severally guaranty lien-free completion of all planned improvements, environmental indemnity, and full principal and debt service.

*** Confidential material redacted and filed separately with the Commission.

Financial
Covenants:	Minimum Net Worth and Liquidity Covenants for Guarantors to be set forth as a condition of approval.

Appraisal:

An appraisal will be ordered by M&T Bank. The appraisal must demonstrate an as-stabilized market LTV of *** or less, when combined with the Letter of Credit and Additional Collateral. The appraisal must satisfy M&T Bank and FIRREA guidelines. Cost of the appraisal and review to be paid by the Borrower.

Environmental
Report:	An update to the existing Environmental Phase I Report will be required prior to closing. All associated costs will be paid by the Borrower.

Subsequent
Financing:	Borrower will provide M&T Bank or its affiliates a right of first refusal, to bid as Lender, for subsequent financing of the Property following maturity of the loan.

Bank Deposits:	Borrower will maintain all operating deposits and treasury management services supporting the property with M&T Bank or affiliates.

Tenant will maintain a depository relationship with the Bank in an amount satisfactory to the Bank and Tenant.

***
***:	During ***, *** using the ***: • *** to be *** as *** by the *** of *** *** or *** of ***. • *** will be *** as the *** and the *** of *** or the *** in the ***.

Construction Controls:

1)          Acceptable construction budget with a contingency level of 5% of hard costs.

2)          Bank must review and approve general contractor and GMP supporting construction.

3)          General contractors and material sub-contracts must be acceptable to the Bank.

4)          Minimum 10% retainage of all Direct Construction Costs.

5)          Evidence of all necessary required municipal approvals (sewer, transportation, etc.) must be obtained prior to commencement of construction.

6)          Bank will order a plan and cost review of the proposed budget (attached), as well as ongoing construction progress reports at the Borrowers cost, which report must be acceptable in all respects.

7)          Draw requests for construction must be completed on standard AIA forms and are subject to Bank review and approval.

8)          Lien waivers will be required prior to subsequent draws being funded; a final lien waiver will be required at the point of the final draw.

Other Conditions:

1)          Borrower to pay all reasonable third party costs associated with the Loan, legal, environmental, appraisal, engineering review etc.

2)          Receipt and satisfactory review of financial information on the Borrower and Guarantors, including personal and company tax returns, personal and company financial statements and any other information required by the Bank to properly underwrite the loan request and sponsorship. Standard annual submission of Borrower and Guarantors tax returns and financial statements.

3)          Escrow for real estate taxes and insurance to be required at Lender’s discretion.

4)          Satisfactory due diligence and documentation by the Bank’s legal counsel, costs to be paid by the Borrower.

5)          No subordinate financing will be permitted to encumber the property prior to Bank’s consent.

6)          Any other items or reports reasonably required by M&T Bank.